                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-107486


                         CNL RETIREMENT PROPERTIES, INC.

                     SUPPLEMENT NO. ONE, DATED JUNE 14, 2004
                       TO PROSPECTUS, DATED MARCH 26, 2004

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 26, 2004. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of May 19, 2004, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after May 19, 2004, will be reported in a subsequent Supplement.

                               RECENT DEVELOPMENTS

      The following table sets forth the type, location and acquisition date for each of the Properties acquired by the Company between February 17, 2004 and May 19, 2004.

        Type and Location           Date Acquired
---------------------------------   -------------
RETIREMENT COMMUNITIES
Sunrise
      Des Peres, MO                   03/31/04
      Richmond Heights, MO            03/31/04
      Wilmette, IL                    03/31/04
Courtyard Manor
      Auburn Hills, MI                04/01/04
      Sterling Heights, MI            04/01/04

MEDICAL OFFICE BUILDINGS
      Aurora, CO (Aurora I)           04/30/04
      Aurora, CO (Aurora II)          04/30/04
      Chesapeake, VA                  04/30/04
      Clearwater, FL                  04/30/04
      Columbia, MD                    04/30/04
      Corpus Christi, TX              04/30/04
      Denver, CO                      04/30/04
      Durham, NC (4204)               04/30/04
      Durham, NC (4228)               04/30/04
      Durham, NC (4233)               04/30/04
      Durham, NC (4323)               04/30/04
      Encino, CA                      04/30/04
      Fairfax, VA                     04/30/04
      Houston, TX                     04/30/04
      Irving, Texas (Boardwalk)       04/30/04
      Irving, Texas (Las Colinas)     04/30/04
      Largo, FL                       04/30/04
      Plano, TX                       04/30/04
      Rockville, MD                   04/30/04
      Sherman Oaks, CA                04/30/04
      Tampa, FL                       04/30/04
      Valencia, CA                    04/30/04

      The Sunrise Properties acquired are assisted living Properties currently under construction. The three Properties are expected to include a total of 110 assisted living units and 70 units for residents with Alzheimer's and related memory disorders.

      The Courtyard Manor Properties are assisted living Properties, which opened in October 1994 and November 1997. The two Properties include a total of 156 units for residents with Alzheimer's and related memory disorders.

      The 22 medical office buildings represent a total of 1.3 million rentable square feet. The Properties were built between 1958 and 2001.

      As of May 19, 2004, the Company owned interests in 165 Properties. In addition, the Company has commitments to acquire three additional Properties. The retirement Properties are or will be leased on a long-term, triple-net basis and are managed by Operators of retirement facilities. The majority of the medical office buildings are leased on a "gross" basis for a period of five to ten years and are managed by 11 regional third-party property managers.

      As of May 19, 2004, 94 of the 143 retirement Properties owned by the Company are operated by Sunrise. Additionally, seven Properties owned by the Company as of May 19, 2004 are being developed by Sunrise Development, Inc., an affiliate of Sunrise. Upon completion of each development, the Property will be operated by Sunrise. Five additional Operators manage the remaining 42 retirement Properties owned by the Company as of May 19, 2004.

      The Board of Directors declared Distributions of $0.0592 to stockholders of record on April 1, May 1 and June 1, 2004, payable by June 30, 2004.

                                  THE OFFERINGS

GENERAL

      As of May 19, 2004, the Company had received aggregate subscriptions for 218 million Shares totalling $2.2 billion in gross proceeds from its Prior Offerings, including 2.0 million Shares ($19.6 million) issued pursuant to the Reinvestment Plan. As of May 19, 2004, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totalled $2.0 billion. The Company used $1.5 billion of net offering proceeds, $71.4 million in advances relating to its line of credit and $662 million in Permanent Financing, as well as the assumption of $88.5 million in bonds payable, to invest $2.3 billion in 165 Properties. As of May 19, 2004, the Company had repaid $51.4 million in advances relating to its line of credit, had paid $140 million in Acquisition Fees and Acquisition Expenses, including Acquisition Fees on Permanent Financing, and had used $2.0 million to redeem 0.2 million Shares of Common Stock, leaving $284.7 million available to invest in Properties, Mortgage Loans and other permitted investments.

                             MANAGEMENT COMPENSATION

      For information concerning compensation paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions."

                              REDEMPTION OF SHARES

      The following information updates and replaces the "Redemption of Shares" section beginning on page 45 of the Prospectus.

      Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present for the Company's consideration, all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, choose to redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder's Shares may not be redeemed. Factors that the Company will consider in making its determination to redeem Shares include (i) whether such redemption impairs the capital or the operations of the Company; (ii) whether an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for such action for the protection of the stockholders; (iv) whether such redemption would be unlawful; or (v) whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT for tax purposes. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its Common Stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares redeemed by the Company (if the Company so determines to redeem Shares) exceed 5% of the number of Shares of the Company's outstanding Common Stock at the beginning of such 12-month period.

      In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem Shares, the Company will redeem Shares on a pro rata basis at the end of each quarter. A stockholder whose Shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the Shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such Shares will be redeemed (if the Company so determines to redeem Shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its Shares at such time as sufficient proceeds from the Reinvestment Plan exist, the initial redemption request will be treated by the Company as cancelled. Stockholders will not relinquish to the Company their Shares of Common Stock, until such time as the Company commits to redeem such Shares. Commitments to redeem Shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and Shares are actually delivered to the Company, a stockholder may withdraw its redemption request.

      If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a Joint Venture) or to acquire additional Properties, invest in Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to make additional investments or to invest in one or more Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to make such investments, purchase such Property or Properties or invest in such Mortgage Loan or Mortgage Loans, or use such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

      A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

      Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares of the Company's Common Stock will equal the lesser of (x) the price at which the Shares of Common Stock to be redeemed were initially sold by the Company, or (y) a fixed redemption price to be set forth in the Prospectus, which initially will be $9.50 per Share and which will never exceed the then current offering price of the Company's Common Stock. Accordingly, the redemption price paid to stockholders for Shares of Common Stock redeemed by the Company may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested Shares, and the Board of Directors determines to make a corresponding change to the price at which it offers Shares pursuant to its Reinvestment Plan. Because the proceeds from the Reinvestment Plan are the primary source of funds to redeem Shares under the redemption plan, the Company would then adjust the fixed redemption price described in (y) to match the price at which it offers Shares pursuant to its Reinvestment Plan. In addition, to the extent the Board of Directors determines that it is in the best interests of the Company to offer less than the maximum discount permitted by the United States Internal Revenue Service, the Board of Directors will change the price at which it offers Shares pursuant to its Reinvestment Plan and will make the corresponding change to the fixed redemption price described in (y). The Board of Directors of the Company will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Company will provide at least 30 days advance notice prior to effecting a price adjustment: (i) in its annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

      A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $5,000 worth of Shares based on the current offering price.

      The Board of Directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in the best interest of the Company. The Board of Directors may amend or suspend the redemption plan if (i) it determines, in its sole discretion, that the redemption plan impairs the capital or the operations of the Company; (ii) it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders;
(iv) it determines, in its sole discretion, that the redemption plan would be unlawful; (v) it determines, in its sole discretion, that redemptions under the redemption plan, when considered with all other sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) it determines, in its sole discretion, that such amendment or suspension would be in the best interest of the Company. If the Board of Directors amends or suspends the redemption plan, the Company will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension: (i) in its annual or quarterly reports, or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."

                                    BUSINESS

PROPERTY ACQUISITIONS

      The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 55 of the Prospectus.

      Between February 17, 2004 and May 19, 2004, the Company acquired interests in five retirement Properties and 22 medical office buildings. The five retirement Properties are or will be leased on a long-term, triple-net basis and are or will be managed by Operators of retirement facilities. The majority of the medical office buildings are leased on a "gross" basis for a period of five to ten years and are managed by 11 regional third-party property managers. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases."

      The following tables set forth the location of each of the five retirement Properties and the 22 medical office buildings described above, and a summary of the principal characteristics and the lease terms of each Property. With respect to the 22 medical office buildings, information regarding occupancy, annualized base rent and annualized base rent per occupied square foot is as of March 31, 2004.

                              PROPERTY ACQUISITIONS
                             RETIREMENT COMMUNITIES
                   From February 17, 2004 through May 19, 2004

                                                                        Purchase      Depreciable      Date
                         Property Location                                Price      Tax Basis (1)   Acquired
--------------------------------------------------------------------   -----------   -------------   --------
SUNRISE OF CLAYTON (2) (3)                                             $14,087,390        (4)        03/31/04
(the "Richmond Heights Property")
Retirement facility currently under construction

The Richmond Heights Property is located in Richmond Heights,
Missouri, nine miles west of downtown St. Louis, and is expected to include 47 assisted living units and 27 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF DES PERES (2) (3)                                           $11,592,452        (4)        03/31/04
(the "Des Peres Property")
Retirement facility currently under construction

The Des Peres Property is located in Des Peres, Missouri, 19 miles west of downtown St. Louis and is expected to include 50 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF WILMETTE (2) (3)                                            $ 8,969,560        (4)        03/31/04
(the "Wilmette Property")
Retirement facility currently under renovation

The Wilmette Property is located in Wilmette, Illinois, 20 miles northwest of Chicago, and is expected to include 13 assisted living units and 15 units for residents with Alzheimer's and related memory disorders.

COURTYARD MANOR AT AUBURN HILLS (7)                                    $ 9,095,000   $   8,000,000   04/01/04
(the "Auburn Hills Property")
Existing retirement facility

The Auburn Hills Property is located in Auburn Hills, Michigan, 32 miles northwest of downtown Detroit, and includes 76 units for residents with Alzheimer's and related memory disorders.

                                                                       Lease Expiration
                                                                          and Renewal              Minimum           Additional
                         Property Location                                  Options              Annual Rent            Rent
--------------------------------------------------------------------   -----------------   -----------------------   ----------
SUNRISE OF CLAYTON (2) (3)                                             03/2019; Four                 (5)                (6)
(the "Richmond Heights Property")                                      five-year renewal
Retirement facility currently under construction                       options

The Richmond Heights Property is located in Richmond Heights,
Missouri, nine miles west of downtown St. Louis, and is expected to include 47 assisted living units and 27 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF DES PERES (2) (3)                                           03/2019; Four                 (5)                (6)
(the "Des Peres Property")                                             five-year renewal
Retirement facility currently under construction                       options

The Des Peres Property is located in Des Peres, Missouri, 19 miles west of downtown St. Louis and is expected to include 50 assisted living units and 28 units for residents with Alzheimer's and related memory disorders.

SUNRISE OF WILMETTE (2) (3)                                            03/2019; Four                 (5)                (6)
(the "Wilmette Property")                                              five-year renewal
Retirement facility currently under renovation                         options

The Wilmette Property is located in Wilmette, Illinois, 20 miles northwest of Chicago, and is expected to include 13 assisted living units and 15 units for residents with Alzheimer's and related memory disorders.

COURTYARD MANOR AT AUBURN HILLS (7)                                    04/2019; two          $893,282 for first         N/A
(the "Auburn Hills Property")                                          ten-year renewal      lease year, with
Existing retirement facility                                           options               increases of 3% each
                                                                                             lease year thereafter
The Auburn Hills Property is located in Auburn Hills, Michigan, 32                           (8)
miles northwest of downtown Detroit, and includes 76 units for residents with Alzheimer's and related memory disorders.

                                                                        Purchase      Depreciable      Date
                         Property Location                                Price      Tax Basis (1)   Acquired
--------------------------------------------------------------------   -----------   -------------   --------
COURTYARD MANOR AT STERLING HEIGHTS (7)                                $ 8,695,000   $   8,200,000   04/01/04
(the "Sterling Heights Property")
Existing retirement facility

The Sterling Heights Property is located in Sterling Heights,
Michigan, 27 miles northeast of downtown Detroit, and includes 80 units for residents with Alzheimer's and related memory disorders.

                                                                       Lease Expiration
                                                                          and Renewal              Minimum           Additional
                         Property Location                                  Options              Annual Rent            Rent
--------------------------------------------------------------------   -----------------   -----------------------   ----------
COURTYARD MANOR AT STERLING HEIGHTS (7)                                04/2019; two          $854,221 for first         N/A
(the "Sterling Heights Property")                                      ten-year renewal      lease year, with
Existing retirement facility                                           options               increases of 3% each
                                                                                             lease year thereafter
The Sterling Heights Property is located in Sterling Heights,                                (8)
Michigan, 27 miles northeast of downtown Detroit, and includes 80 units for residents with Alzheimer's and related memory disorders.

FOOTNOTES:

      (1) Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases.

      (2) The Company acquired the Des Peres, Richmond Heights and Wilmette Properties, hereinafter referred to as the "Sunrise Portfolio Five Properties," in various stages of development. The Company has entered into three development service agreements with Sunrise Development, Inc., an affiliate of Sunrise, which provides for construction of the Properties. Sunrise has agreed to fund development costs exceeding an aggregate amount of $47,816,467.

      (3) Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the later of (i) 30 months or
            (ii) the Sunrise Portfolio Five Properties achieving a predetermined rent coverage ratio for a trailing six month period (hereinafter referred to as the "Stabilization Date"). Commencing on the Stabilization Date, the leases for the Sunrise Portfolio Five Properties will contain pooling terms, meaning that net operating profits with respect to the Sunrise Portfolio Five Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.

      (4)   Depreciation will commence upon completion of construction.

      (5) From the lease commencement date to the Stabilization Date, minimum annual rent for the Sunrise Portfolio Five Properties is based upon a fixed return on the Company's aggregate equity investment in the five Properties, which is $19,325,856. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. On the Stabilization Date, minimum annual rent will be adjusted to the sum of (i) the total cost of the Sunrise Portfolio Five Properties less the Company's aggregate equity investment, multiplied by the 30-day LIBOR plus 225 basis points plus (ii) the then current fixed return rate multiplied by the Company's aggregate equity investment amount. Commencing in the fifth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Properties determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.

      (6) In addition to minimum rent, the lease requires additional rent if certain operating performance thresholds are achieved.

      (7) The leases for the Auburn Hills and Sterling Heights Properties, hereinafter referred to as the "Courtyard Manor Portfolio One Properties," contain pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. The Courtyard Manor Portfolio One Properties are leased to and operated and managed by affiliates of HRA. The HRA Affiliated Companies are described in the section of the Prospectus entitled "Business -- Property Acquisitions."

      (8) Commencing on the fourth lease year, and every fourth lease year thereafter, minimum rent will be reset to the greater of (a) the fair market value of the Property multiplied by 10.5% or (b) 3% of the prior lease year's minimum rent.

OCCUPANCY RATE AND REVENUE PER UNIT

      The following information should be read in conjunction with the "Business -- Occupancy Rate and Revenue Per Unit" section beginning on page 98 of the Prospectus.

      The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years that the Properties have been operational, excluding land-only and construction Properties, are as follows:

                                                        Revenue     Revenue
                                                          per         per
                                          Average       Occupied   Available
        Property            Year(1)    Occupancy Rate     Unit       Unit
-------------------------   --------   --------------   --------   ---------
Auburn Hills Property        1999                90.8%  $ 118.89   $  107.95
                             2000                80.8%    121.19       97.92
                             2001                95.5%    122.02      116.53
                             2002                96.3%    130.60      125.77
                             2003                96.7%    135.43      132.72
                             2004 (2)            96.6%    139.77      135.58

Sterling Heights Property    1999                93.3%  $ 107.63   $  100.42
                             2000                92.0%    120.04      110.44
                             2001                97.0%    120.50      116.89
                             2002                98.3%    122.70      120.62
                             2003                98.1%    128.20      124.36
                             2004 (2)            96.8%    128.97      125.10

(1) Data represents information for each applicable fiscal year, unless noted otherwise.

(2)   Data for 2004 represents the period January 1, 2004 through March 31,
      2004.

                              PROPERTY ACQUISITIONS
                            MEDICAL OFFICE BUILDINGS
                   From February 17, 2004 through May 19, 2004

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Aurora Medical Center I (2)              43,973  $  8,789,200  $  8,700,000  4/30/04
(the "Aurora-I Property")
Existing multi-tenant medical
office building

The Aurora-I Property is located in
Aurora, Colorado on the campus of
the Medical Center of Aurora.

Aurora Medical Center II (2)             53,980  $  9,345,478  $  9,200,000  4/30/04
(the "Aurora-II Property")
Existing multi-tenant medical
office building

The Aurora-II Property is located
in Aurora, Colorado on the campus
of the Medical Center of Aurora.

BayCare Health Headquarters              75,000  $  9,790,501  $  7,800,000  4/30/04
(the "Clearwater Property")
Existing single-tenant medical
office building

The Clearwater Property is located
in Clearwater, Florida and is the
corporate headquarters for BayCare
Health System.

Boardwalk Medical Office                 62,738  $ 13,072,544  $ 11,800,000  4/30/04
Building (6)
(the "Irving-Boardwalk Property")
Existing multi-tenant medical
office building

The Irving-Boardwalk Property is
located in Irving, Texas three miles
from the campus of Las Colinas
Medical Center.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Aurora Medical Center I (2)                98.3% $ 1,047,171  $      24.22  Aurora Denver
(the "Aurora-I Property")                                                   Cardiology (3)
Existing multi-tenant medical
office building

The Aurora-I Property is located in
Aurora, Colorado on the campus of
the Medical Center of Aurora.

Aurora Medical Center II (2)               90.4% $ 1,119,993  $      22.94  Colorado
(the "Aurora-II Property")                                                  Orthopedic;
Existing multi-tenant medical                                               Total Renal Care
office building                                                             (4)

The Aurora-II Property is located
in Aurora, Colorado on the campus
of the Medical Center of Aurora.

BayCare Health Headquarters               100.0% $   708,750  $       9.45  BayCare Health
(the "Clearwater Property")                                                 System (5)
Existing single-tenant medical
office building

The Clearwater Property is located
in Clearwater, Florida and is the
corporate headquarters for BayCare
Health System.

Boardwalk Medical Office                  100.0% $ 1,264,851  $      20.16  Texas Health
Building (6)                                                                System; CSANT
(the "Irving-Boardwalk Property")                                           (7)
Existing multi-tenant medical
office building

The Irving-Boardwalk Property is
located in Irving, Texas three miles
from the campus of Las Colinas
Medical Center.

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Chesapeake Medical Center                51,167  $  9,901,757  $  8,500,000  4/30/04
(the "Chesapeake Property")
Existing multi-tenant medical
office building

The Chesapeake Property is located
in Chesapeake, Virginia on the
campus of the Chesapeake General
Hospital.

The Diagnostic Clinic                   114,756  $ 29,705,270  $ 27,700,000  4/30/04
(the "Largo Property")
Existing single-tenant medical
office buildings

The Largo Property is located in
Largo, Florida next to the Largo
Medical Center.

Dorsey Hall Medical Center (10)          38,081  $  5,451,529  $  4,400,000  4/30/04
(the "Columbia Property")
Existing multi-tenant medical
office building

The Columbia Property is located in
Columbia, Maryland four miles from
Howard County General
Hospital.

Encino Medical Plaza (12)                66,973  $ 16,020,820  $ 10,300,000  4/30/04
(the "Encino Property")
Existing multi-tenant medical
office building

The Encino Property is located in
Encino, California two miles from
the Encino and Tarzana Campuses
of the Encino-Tarzana Regional
Medical Center.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Chesapeake Medical Center                  84.1% $ 1,007,143  $      23.39  N/A (8)
(the "Chesapeake Property")
Existing multi-tenant medical
office building

The Chesapeake Property is located
in Chesapeake, Virginia on the
campus of the Chesapeake General
Hospital.

The Diagnostic Clinic                     100.0% $ 2,739,131  $      23.87  Diagnostic Clinic
(the "Largo Property")                                                      Medical Group
Existing single-tenant medical                                              (9)
office buildings

The Largo Property is located in
Largo, Florida next to the Largo
Medical Center.

Dorsey Hall Medical Center (10)            92.9% $   899,935  $      25.44  Helixcare, Inc.
(the "Columbia Property")                                                   (11)
Existing multi-tenant medical
office building

The Columbia Property is located in
Columbia, Maryland four miles from
Howard County General
Hospital.

Encino Medical Plaza (12)                  95.4% $ 1,713,083  $      26.82  N/A (8)
(the "Encino Property")
Existing multi-tenant medical
office building

The Encino Property is located in
Encino, California two miles from
the Encino and Tarzana Campuses
of the Encino-Tarzana Regional
Medical Center.

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Independence Park (6)                    48,317  $ 10,124,268  $  8,700,000  4/30/04
4204 Technology Drive
(the "Durham 4204 Property")
Existing research/flex building

The Durham 4204 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Independence Park (6)                    20,000  $  3,226,415  $  2,600,000  4/30/04
4228 Technology Drive
(the "Durham 4228 Property")
Existing research/flex building

The Durham 4228 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Independence Park (6)                    20,000  $  3,782,694  $  2,300,000  4/30/04
4233 Technology Drive
(the "Durham 4233 Property")
Existing research/flex building

The Durham 4233 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Independence Park (6)                     100.0% $   645,896  $      13.37  Duke University
4204 Technology Drive                                                       (13)
(the "Durham 4204 Property")
Existing research/flex building

The Durham 4204 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Independence Park (6)                     100.0% $   198,507  $       9.93  Applied
4228 Technology Drive                                                       Clinical
(the "Durham 4228 Property")                                                Concepts;
Existing research/flex building                                             Duke
                                                                            University
The Durham 4228 Property is                                                 (14)
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Independence Park (6)                     100.0% $   161,834  $       8.09  Aventis (15)
4233 Technology Drive
(the "Durham 4233 Property")
Existing research/flex building

The Durham 4233 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

                                       -11

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Independence Park (6)                    16,572  $  3,448,926  $  3,000,000  4/30/04
4323 Ben Franklin Boulevard
(the "Durham 4323 Property")
Existing multi-tenant medical office
office building

The Durham 4323 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Las Colinas Medical Plaza II (6)         51,591  $ 10,958,686  $  9,500,000  4/30/04
(the "Irving-Las Colinas Property")
Existing multi-tenant medical
office building

The Irving-Las Colinas Property is
located in Irving, Texas located on
the campus of Las Colinas Medical
Center.

Medical Place I (18)                    150,520  $ 25,088,809  $ 25,000,000  4/30/04
(the "Houston Property")
Existing multi-tenant medical
office building

The Houston Property is located in
Houston, Texas on the campus of
CHRISTUS St. Joseph's Hospital.

Northwest Regional Medical Center        34,079  $  7,454,131  $  7,000,000  4/30/04
(the "Corpus Christi Property")
Existing multi-tenant medical
office building

The Corpus Christi Property is
located in Corpus Christi, Texas on
the campus of the Northwest
Regional Hospital.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Independence Park (6)                     100.0% $   257,410  $      15.53  Durham
4323 Ben Franklin Boulevard                                                 Diagnostic
(the "Durham 4323 Property")                                                Imaging; Duke
Existing multi-tenant medical office                                        University (16)
office building

The Durham 4323 Property is
located in Durham, North Carolina
one mile from Durham Regional
Hospital and four miles from Duke
University Medical Center.

Las Colinas Medical Plaza II (6)          100.0% $ 1,085,765  $      21.05  Southwest
(the "Irving-Las Colinas Property")                                         Primary Care;
Existing multi-tenant medical                                               Urology
office building                                                             Associates;
                                                                            Clinical Pediatric
The Irving-Las Colinas Property is                                          Associates;
located in Irving, Texas located on                                         Network Cancer
the campus of Las Colinas Medical                                           Care (17)
Center.

Medical Place I (18)                       93.3% $ 2,849,803  $      20.36  N/A (8)
(the "Houston Property")
Existing multi-tenant medical
office building

The Houston Property is located in
Houston, Texas on the campus of
CHRISTUS St. Joseph's Hospital.

Northwest Regional Medical Center         100.0% $   740,945  $      21.74  Riverside
(the "Corpus Christi Property")                                             Hospital, Inc.;
Existing multi-tenant medical                                               Cambridge
office building                                                             Holdings, Inc.;
                                                                            Coastal
The Corpus Christi Property is                                              Children's
located in Corpus Christi, Texas on                                         Clinic; Coastal
the campus of the Northwest                                                 Cardiology (19)
Regional Hospital.

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Plano Medical Pavilion                   86,878  $ 15,130,774  $ 13,200,000  4/30/04
(the "Plano Property")
Existing multi-tenant medical
office building

The Plano Property is located in
Plano, Texas on the campus of The
Medical Center of Plano.

Randolph Medical Center                  40,859  $  8,733,572  $  6,800,000  4/30/04
(the "Rockville Property")
Existing multi-tenant medical
office building

The Rockville Property is located
in Rockville, Maryland four miles
from Suburban Hospital and Holy
Cross Hospital.

Rocky Mountain Cancer Center (22)        34,087  $  9,122,967  $  8,200,000  4/30/04
(the "Denver Property")
Existing multi-tenant medical
office building

The Denver Property is located in
Denver, Colorado one block from
the HealthOne Presbyterian/St.
Luke's Hospital.

Sherman Oaks Medical Center (6)          70,574  $ 14,852,635  $  6,600,000  4/30/04
(the "Sherman Oaks Property")
Existing multi-tenant medical
office building

The Sherman Oaks Property is located
in Sherman Oaks, California next to
Sherman Oaks Hospital.

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Plano Medical Pavilion                     96.9% $ 1,640,757  $      19.48  Dr. Freer; The
(the "Plano Property")                                                      Raphael
Existing multi-tenant medical                                               Institute for
office building                                                             Plastic Surgery;
                                                                            Dr. Samara (20)
The Plano Property is located in
Plano, Texas on the campus of The
Medical Center of Plano.

Randolph Medical Center                    83.6% $   776,320  $      22.74  Metro
(the "Rockville Property")                                                  Orthopedic (21)
Existing multi-tenant medical
office building

The Rockville Property is located
in Rockville, Maryland four miles
from Suburban Hospital and Holy
Cross Hospital.

Rocky Mountain Cancer Center (22)         100.0% $   791,139  $      23.21  Rocky Mountain
(the "Denver Property")                                                     Cancer Center;
Existing multi-tenant medical                                               HCA HealthOne;
office building                                                             Childhood
                                                                            Hematology
The Denver Property is located in                                           Oncology (23)
Denver, Colorado one block from
the HealthOne Presbyterian/St.
Luke's Hospital.

Sherman Oaks Medical Center (6)            99.5% $ 1,756,106  $      25.02  UCLA;  Dr.
(the "Sherman Oaks Property")                                               Greenspan (24)
Existing multi-tenant medical
office building

The Sherman Oaks Property is located
in Sherman Oaks, California next to
Sherman Oaks Hospital.

                                      Rentable
                                       Square      Purchase    Depreciable     Date
              Property                 Footage      Price       Tax Basis    Acquired
------------------------------------  ---------  ------------  ------------  --------
Tampa Medical Tower (6)                 106,261  $ 10,569,291  $  8,400,000  4/30/04
(the "Tampa Property")
Existing multi-tenant medical
office building

The Tampa Property is located in
Tampa, Florida next to St. Joseph's
Hospital.

Valencia Medical Center (6)              27,887  $  6,786,597  $  5,500,000  4/30/04
(the "Valencia Property")
Existing multi-tenant medical
office building

The Valencia Property is located in
Valencia, California less than one
mile from the Henry Mayo
Newhall Memorial Hospital.

Yorktown 50 (6)                          96,477  $ 25,143,136  $ 23,500,000  4/30/04
(the "Fairfax Property")
Existing multi-tenant medical
office building

The Fairfax Property is located in
Fairfax, Virginia one mile from
Inova Fairfax Hospital.
                                      ---------  ------------  ------------
Total                                 1,310,770  $256,500,000  $218,700,000
                                      =========  ============  ============
Weighted Average

                                                               Annualized
                                                               Base Rent
                                                 Annualized   Per Occupied      Principal
              Property                Occupancy   Base Rent   Square Foot      Tenants (1)
------------------------------------  ---------  -----------  ------------  ------------------
Tampa Medical Tower (6)                    86.4% $ 1,815,144  $      19.78  N/A (8)
(the "Tampa Property")
Existing multi-tenant medical
office building

The Tampa Property is located in
Tampa, Florida next to St. Joseph's
Hospital.

Valencia Medical Center (6)                98.9% $   689,476  $      25.00  N/A (8)
(the "Valencia Property")
Existing multi-tenant medical
office building

The Valencia Property is located in
Valencia, California less than one
mile from the Henry Mayo
Newhall Memorial Hospital.

Yorktown 50 (6)                           100.0% $ 2,723,168  $      28.23  Otolaryngology
(the "Fairfax Property")                                                    Associates;
Existing multi-tenant medical                                               Bio-Medical
office building                                                             Applications (25)

The Fairfax Property is located in
Fairfax, Virginia one mile from
Inova Fairfax Hospital.
                                                 -----------
Total                                            $26,632,327
                                      ---------  ===========  ------------
Weighted Average                           95.8%              $      21.20
                                      =========               ============

------------------------

FOOTNOTES:

      (1) Represents tenants leasing 10% or more of the building's rentable square footage.

      (2) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed approximately $10 million in existing debt comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. In connection with the loans, the Company incurred loan costs of approximately $68,000.

      (3) Aurora Denver Cardiology leases 11,171 square feet with annual base rent of $267,503 and the lease expires on June 14, 2005. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above a contractual base amount of operational expenses (the "Base Expenses"), and base rents increase annually based on the consumer price index.

      (4) Colorado Orthopedic leases 9,413 square feet with annual base rent of $221,206 and the lease expires on May 31, 2007. Total Renal Care leases 8,421 square feet with an annual base rent of $165,466 and the lease expires on April 1, 2006. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses, and base rents increase annually based on either the consumer price index or 3%.

      (5) BayCare Health System leases 75,000 square feet on a triple-net basis with annual base rent of $708,750 which increases annually by 3%. The lease expires on November 30, 2013. The tenant has been provided with a $3,000,000 tenant improvement allowance which was escrowed by the seller on behalf of the Company. If the actual costs for the tenant improvements are less than $3,000,000, the annual base rent will be reduced by $750 for each $8,200 reduction in the cost of the tenant improvements. If the actual costs for the tenant improvements exceed $3,000,000, the tenant, at its option, may pay for such costs directly or have the annual base rent rate increased by $750 for each $8,200 in additional costs. After the renovation is completed in the summer of 2004, the building will be occupied as the corporate headquarters for BayCare Health System, a community healthcare system that consists of partnerships between 16 hospitals in the Greater Tampa area.

      (6) In connection with the acquisition of the Irving-Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2011. In connection with the assumption of the loans, the Company incurred loan costs of approximately $350,000.

      (7) Texas Health System leases 30,000 square feet with annual base rent of $588,300 which increases by 5% on November 1, 2008 and November 1, 2013. The lease expires on October 31, 2018. CSANT leases 8,184 square feet with annual base rent of $171,864 which increases to $180,048 on July 1, 2005, $196,416 on July 1, 2008 and $204,600 on
            July 1, 2011. The lease expires on June 30, 2014. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants' base rents increase at various times with increases ranging from 5% to 10%.

      (8) Tenancy is a mix of various physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Base rents increase annually based on various percentages.

      (9) Diagnostic Clinic Medical Group, a specialty medical practice group, leases 114,756 square feet on a triple net lease basis with annual base rent of $2,739,131, which increases by 3% on May 1, 2005 and each lease year thereafter. The lease expires on April 30, 2010.

      (10) In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009.

      (11) Helixcare, Inc. leases 22,081 square feet with annual base rent of $511,963 and the lease expires on February 28, 2005. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases range from 2% to 4%, except for two tenants where the base rent increases annually by $1.00 per square foot.

      (12) In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.78% and requires principal and interest payments until maturity on January 1, 2013.

      (13) Duke University leases 48,317 square feet with annual base rent of $645,896 which increases annually by 4.6%. The lease expires on February 28, 2013. Duke University is responsible for all operational expenses of the property, except for a portion of the real estate taxes and insurance.

      (14) Applied Chemical Concepts leases 13,500 square feet with annual base rent of $148,842 which increases annually by 3%. The lease expires on September 30, 2010. Duke University leases two office spaces for a total of 6,500 square feet. The first lease contains 1,500 square feet with annual base rent of $12,665 which increases annually by 3%. The lease expires on May 15, 2006. The second lease contains 5,000 square feet with annual base rent of $37,000. The lease expires on February 28, 2005. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

      (15) Aventis, an international pharmaceutical company, leases 20,000 square feet with annual base rent of $161,834 that increases annually by 3.5%. The lease expires on August 31, 2006. Aventis is responsible for all operational expenses of the property, except for real estate taxes and insurance.

      (16) Durham Diagnostic Imaging leases 13,172 square feet with annual base rent of $194,015 which increases annually by 3.5%. The lease expires on January 31, 2012. Duke University leases 3,400 square feet with annual base rent of $63,395 which increases annually by 5.1%. The lease expires on January 31, 2010. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

      (17) Southwest Primary Care leases 17,654 square feet with annual base rent of $344,253, which increases to $346,018 on November 1, 2006 and $361,201 on November 1, 2009. The lease expires on October 31, 2011. Urology Associates leases 9,308 square feet with annual base rent of $186,160. The lease expires on November 30, 2008. Clinical Pediatric Associates leases 6,392 square feet with annual base rent of $134,232 which increases to $147,655 on March 1, 2007. The lease expires on February 28, 2012. Network Cancer Care leases 5,749 square feet with annual base rent of $158,833 which increases to $168,906 on July 1, 2007 and $182,186 on July 1, 2012. Tenancy in
            the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants' base rents increase at various times with increases ranging from 2% to 10%.

      (18) The Company does not own the land on which the Houston Property office building is located. The Company assumed a ground lease which expires on June 3, 2053 and has five consecutive renewal options of ten years each. The ground lease requires minimum annual rent of $115,300 through May 31, 2008. On June 1, 2008, and every 60 months thereafter, minimum annual rent will increase by the lesser of (i) prior year's rent increased by the consumer price index or (ii) prior year's rent increased by 10%.

      (19) Riverside Hospital, Inc. has two leases with a total of 6,464 square feet with annual base rent of $98,319 which increases annually based on the consumer price index. Both leases expire on August 31, 2008. Cambridge Holdings Inc. leases 5,112 square feet with annual base rent of $83,428 which increases annually by 2%. The lease expires on February 9, 2008. Coastal Children's Clinic leases 4,367 square feet with annual base rent of $103,088 which increases to $105,856 on September 15, 2006 and to $108,476 on September 15, 2007. The lease expires on September 30, 2008. Coastal Cardiology leases 3,915 square feet with annual base rent of $94,302 which increases annually based on the consumer price index. The lease expires on January 31, 2011. Tenancy in the building is a mix of physician practices, with concentration in pediatrics and cardiology. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on the consumer price index.

      (20) Dr. Freer leases 17,049 square feet with annual base rent of $326,023 which increases annually by 4%. The lease expires on December 31, 2010. The Raphael Institute for Plastic Surgery leases 15,795 square feet with annual base rent of $302,043 which increases annually by 4%. The lease expires on December 31, 2010. Dr. Samara leases 10,515 square feet with annual base rent of $195,219 which increases annually by 3%. The lease expires on October 31, 2011. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on either the consumer price index or a fixed percentage.

      (21) Metro Orthopedic leases 4,484 square feet with annual base rent of $97,556 and the lease expires on October 31, 2004. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on a fixed percentage.

      (22) In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010.

      (23) Rocky Mountain Cancer Center leases 18,872 square feet with annual base rent of $441,003 which increases annually by 2%. The lease expires on March 31, 2009. HCA HealthOne leases 9,365 square feet with annual base rent of $213,432 which increases annually by 2%. The lease expires on April 30, 2009. Childhood

            Hematology Oncology leases 5,850 square feet with annual base rent of $136,704 which increases annually by 2%. The lease expires on March 31, 2009. All of the tenants pay their proportionate share of operational expenses.

      (24) UCLA leases 12,561 square feet with annual base rent of $298,449 which increases to $313,523 on November 1, 2004. The lease expires on April 30, 2007. Dr. Greenspan leases 9,608 square feet with annual base rent of $234,743 which increases to $244,133 on September 1, 2004. The lease expires on August 31, 2005. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses.

      (25) Otolaryngology Associates leases 11,323 square feet with annual base rent of $327,341 which increases annually by 3%. The lease expires on October 31, 2012. Bio-Medical Applications leases 11,404 square feet with annual base rent $270,382 which increases annually by 3%. The lease expires on June 30, 2013. Tenancy in the building is a mix of physician practices. Tenants pay their proportionate share of operational expenses above Base Expenses.

      The following table represents a summary as of March 31, 2004 of leases by Property for each of the medical office buildings that the Company has acquired, which leases are expiring during the period 2004 through 2018:

                                                                             Percentage
                                                Total        Annual Base      of Gross
                                 Number of   Square Feet       Rent of       Base Rents
                                 Expiring    of Expiring   Expiring Leases   on Expiring
       Property           Year    Leases       Leases            (1)           Leases
-----------------------   ----   ---------   -----------   ---------------   -----------
Aurora-I Property         2004       4             6,571   $       161,085          15.4%
                          2005       2            12,114           291,149          27.8%
                          2006       3             7,263           180,258          17.2%
                          2007       3             9,815           235,560          22.5%
                          2008       2             4,730           114,471          10.9%
                          2009       1             2,751            64,648           6.2%

Aurora-II Property        2004       1             1,658            40,610           3.6%
                          2005       2             3,919            96,558           8.6%
                          2006       1             8,421           165,473          14.8%
                          2007       4            11,543           273,391          24.4%
                          2008       4            12,429           302,930          27.1%
                          2009       4             7,872           184,818          16.5%
                          2010       2             2,973            56,213           5.0%

Chesapeake Property       2004       4             6,519           160,636          15.9%
                          2005       5             8,692           207,016          20.6%
                          2006       1             2,138            47,699           4.7%
                          2007       1             3,652            84,507           8.4%
                          2008       4            12,973           290,885          28.9%
                          2009       3             9,083           216,400          21.5%

Clearwater Property       2013       1            75,000           708,750         100.0%

Columbia Property         2005       2            23,201           544,639          60.5%
                          2006       5             7,540           242,202          26.9%
                          2007       -                 -                 -             -
                          2008       1             1,906            45,534           5.1%
                          2009       -                 -                 -             -
                          2010       1             2,733            67,560           7.5%

Corpus Christi Property   2006       1             1,493            37,877           5.1%
                          2007       1             2,686            66,855           9.0%
                          2008       4            15,943           284,835          38.5%
                          2009       -                 -                 -             -
                          2010       3             7,220           185,612          25.0%
                          2011       2             6,737           165,765          22.4%

Denver Property           2009       4            34,087           791,139         100.0%

Durham 4204 Property      2013       2            48,317           645,896         100.0%

                                                                             Percentage
                                                Total        Annual Base      of Gross
                                 Number of   Square Feet       Rent of       Base Rents
                                 Expiring    of Expiring   Expiring Leases   on Expiring
       Property           Year    Leases       Leases            (1)           Leases
-----------------------   ----   ---------   -----------   ---------------   -----------
Durham 4228 Property      2005       1             5,000   $        37,000          18.6%
                          2006       1             1,500            12,665           6.4%
                          2007       -                 -                 -             -
                          2008       -                 -                 -             -
                          2009       -                 -                 -             -
                          2010       1            13,500           148,842          75.0%

Durham 4233 Property      2006       1            20,000           161,834         100.0%

Durham 4323 Property      2010       1             3,400            63,395          24.6%
                          2011       -                 -                 -             -
                          2012       1            13,172           194,015          75.4%

Encino Property           2004       8            15,686           411,445          24.0%
                          2005       7             9,441           258,355          15.1%
                          2006       2             2,567            69,320           4.0%
                          2007       3             6,614           193,235          11.3%
                          2008      10            19,606           510,470          29.8%
                          2009       -                 -                 -             -
                          2010       2             4,352           114,599           6.7%
                          2011       1             2,235            63,027           3.7%
                          2012       -                 -                 -             -
                          2013       2             3,361            92,632           5.4%

Fairfax Property          2004       2             3,593            96,970           3.6%
                          2005       2             4,756           130,755           4.8%
                          2006       4            11,027           306.220          11.2%
                          2007       6            10,012           271,554          10.0%
                          2008       -                 -                 -             -
                          2009       2            11,512           343,269          12.6%
                          2010       1             2,971            94,834           3.5%
                          2011       5            14,253           405,366          14.9%
                          2012       8            22,661           668,472          24.5%
                          2013       1            11,104           270,382           9.9%
                          2014       1             4,588           135,346           5.0%

Houston Property          2004      12            24,717           495,014          17.4%
                          2005       1             7,432           138,235           4.9%
                          2006      18            40,643           853,511          29.9%
                          2007      10            31,280           649,370          22.8%
                          2008      12            24,646           513,959          18.0%
                          2009       1             4,655            60,282           2.1%
                          2010       -                 -                 -             -
                          2011       1             2,025            40,095           1.4%
                          2012       1             5,017            99,337           3.5%

                                                                             Percentage
                                                Total        Annual Base      of Gross
                                 Number of   Square Feet       Rent of       Base Rents
                                 Expiring    of Expiring   Expiring Leases   on Expiring
       Property           Year    Leases       Leases            (1)           Leases
-----------------------   ----   ---------   -----------   ---------------   -----------
Irving-Boardwalk          2004       1             1,704   $        37,778           3.0%
   Property               2005       1             5,163            98,097           7.8%
                          2006       -                 -                 -             -
                          2007       1             4,745           109,135           8.6%
                          2008       2             4,688            93,602           7.4%
                          2009       1             2,839            57,263           4.5%
                          2010       -                 -                 -             -
                          2011       1             2,476            51,179           4.0%
                          2012       -                 -                 -             -
                          2013       -                 -                 -             -
                          2014       1             8,184           171,864          13.6%
                          2015       -                 -                 -             -
                          2016       -                 -                 -             -
                          2017       -                 -                 -             -
                          2018       2            32,939           645,933          51.1%

Irving-Las Colinas        2007       1             2,442            48,840           4.5%
   Property               2008       2            11,453           229,060          21.1%
                          2009       1             3,424            80,087           7.4%
                          2010       -                 -                 -             -
                          2011       3            22,131           436,713          40.2%
                          2012       1             6,392           134,232          12.4%
                          2013       -                 -                 -             -
                          2014       -                 -                 -             -
                          2015       -                 -                 -             -
                          2016       -                 -                 -             -
                          2017       1             5,749           156,833          14.4%

Largo Property            2010       1           114,756         2,739,131         100.0%

Plano Property            2005       1             1,650            28,875           1.8%
                          2006       2             4,514           111,338           6.8%
                          2007       5            15,401           314,906          19.2%
                          2008       2             6,975           128,419           7.8%
                          2009       1             2,856            50,694           3.1%
                          2010       5            42,317           811,306          49.4%
                          2011       1            10,515           195,219          11.9%

Rockville Property        2004       7            11,025           246,975          31.8%
                          2005       1               718            16,378           2.1%
                          2006       6             7,807           165,901          21.4%
                          2007       1             1,447            35,003           4.5%
                          2008       2             3,745            84,880          10.9%
                          2009       -                 -                 -             -
                          2010       1             1,387            32,983           4.3%
                          2011       3             4,905           123,283          15.9%
                          2012       1             1,236            28,329           3.6%
                          2013       1             1,872            42,588           5.5%

                                                                             Percentage
                                                Total        Annual Base      of Gross
                                 Number of   Square Feet       Rent of       Base Rents
                                 Expiring    of Expiring   Expiring Leases   on Expiring
       Property           Year    Leases       Leases            (1)           Leases
-----------------------   ----   ---------   -----------   ---------------   -----------
Sherman Oaks Property     2004       6             8,423   $       222,074          12.6%
                          2005       7            16,923           424,303          24.2%
                          2006       4             6,684           176,613          10.1%
                          2007       4            21,981           530,092          30.2%
                          2008       8            12,764           316,714          18.0%
                          2009       -                 -                 -             -
                          2010       1             3,425            86,310           4.9%

Tampa Property            2004       4            10,262           188,545          10.4%
                          2005       8            22,204           459,523          25.3%
                          2006       4             7,973           163,109           9.0%
                          2007       8            20,173           391,096          21.6%
                          2008       2             9,655           188,918          10.4%
                          2009       2             3,479            67,841           3.7%
                          2010       1             2,121            41,360           2.3%
                          2011       -                 -                 -             -
                          2012       -                 -                 -             -
                          2013       -                 -                 -             -
                          2014       -            15,922           314,752          17.3%

Valencia Property         2004       3             3,605            99,104          14.4%
                          2005       6             7,842           190,052          27.5%
                          2006       4             6,671           166,660          24.2%
                          2007       -                 -                 -             -
                          2008       4             6,151           145,419          21.1%
                          2009       1             2,232            56,983           8.3%
                          2010       -                 -                 -             -
                          2011       -                 -                 -             -
                          2012       -                 -                 -             -
                          2013       1             1,076            31,258           4.5%

(1) Represents annualized March 2 004 base rent.

OCCUPANCY RATE

The following table presents the average occupancy rates for the medical office buildings for the year ended December 31, 2003 and for the quarter ended March 31, 2004:

                                                           Average
                                                          Occupancy
         Property                  Location        Year     Rate
---------------------------   ------------------   ----   ---------
Aurora-I Property             Aurora, CO           2003       100.0%
                                                   2004        98.9%

Aurora-II Property            Aurora, CO           2003        86.9%
                                                   2004        90.4%

                                                           Average
                                                          Occupancy
         Property                  Location        Year     Rate
---------------------------   ------------------   ----   ---------
Clearwater Property           Clearwater, FL       2003       100.0%
                                                   2004       100.0%

Irving-Boardwalk Property     Irving, TX           2003       100.0%
                                                   2004       100.0%

Chesapeake Property           Chesapeake, VA       2003        89.9%
                                                   2004        87.3%

Largo Property                Largo, FL            2003       100.0%
                                                   2004       100.0%

Columbia Property             Columbia, MD         2003        92.9%
                                                   2004        92.9%

Encino Property               Encino, CA           2003        96.5%
                                                   2004        95.4%

Durham 4204 Property          Durham, NC           2003       100.0%
                                                   2004       100.0%

Durham 4228 Property          Durham, NC           2003       100.0%
                                                   2004       100.0%

Durham 4233 Property          Durham, NC           2003       100.0%
                                                   2004       100.0%

Durham 4323 Property          Durham, NC           2003       100.0%
                                                   2004       100.0%

Irving-Las Colinas Property   Irving, TX           2003       100.0%
                                                   2004       100.0%

Houston Property              Houston, TX          2003        93.3%
                                                   2004        92.3%

Corpus Christi Property       Corpus Christi, TX   2003       100.0%
                                                   2004       100.0%

Plano Property                Plano, TX            2003        96.7%
                                                   2004        96.9%

Rockville Property            Rockville, MD        2003        83.6%
                                                   2004        83.6%

Denver Property               Denver, CO           2003       100.0%
                                                   2004       100.0%

Sherman Oaks Property         Sherman Oaks, CA     2003        99.5%
                                                   2004        99.5%

Tampa Property                Tampa, FL            2003        80.6%
                                                   2004        84.5%

                                                           Average
                                                          Occupancy
         Property                  Location        Year     Rate
---------------------------   ------------------   ----   ---------
Valencia Property             Valencia, CA         2003        98.9%
                                                   2004        98.9%

Fairfax Property              Fairfax, VA          2003        95.2%
                                                   2004        98.4%

PENDING INVESTMENTS

      As of May 19, 2004, the Company had initial commitments to acquire three additional Properties for an aggregate purchase price of approximately $61.0 million. The Properties include one Sunrise Property (in Santa Rosa, California) and one Horizon Bay Property (in Tiverton, Rhode Island). The third Property is a parcel of land upon which the Sedgebrook Continuing Care Retirement Community is expected to be constructed (in Lincolnshire, Illinois). The Company anticipates purchasing the land only and will not own the buildings and improvements.

      The Sunrise Property is expected to be acquired from an affiliate of Sunrise, the Horizon Bay Property is expected to be acquired from an affiliate of WHSLH Realty and the Lincolnshire Property is expected to be acquired from a subsidiary of Erickson Retirement Communities.

      The acquisition of each of the Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. If acquired, the leases of the Properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -- Description of Property Leases."

      The Company plans to assume Permanent Financing of approximately $4.6 million in connection with the acquisition of the Sunrise Property.

      Leases. Set forth below are summarizing terms expected to apply to the leases for each of the Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

                          PENDING INVESTMENT PROPERTIES
                             RETIREMENT COMMUNITIES
                               As of May 19, 2004

                                        Estimated Purchase        Lease Term and              Minimum Annual
              Property                        Price              Renewal Options                   Rent              Percentage Rent
-------------------------------------   ------------------   ------------------------   --------------------------   ---------------
Sunrise of Santa Rosa (1) (2)           $        9,279,900   15 years; five five-year               (3)              (4)
Santa Rosa, California                                       renewal options
(the "Santa Rosa Property")
Existing retirement facility

Sakonnet Bay Manor (5) (6)              $       24,679,000   15 years; two five-year    $1,927,000 for the first     N/A
Tiverton, Rhode Island                                       renewal options            lease year; $2,141,000 for
(the "Tiverton Property")                                                               the second lease year;
Existing retirement facility                                                            $2,342,000 for the third
                                                                                        lease year; $2,418,000 for
                                                                                        the fourth lease year;
                                                                                        $2,519,000 for the fifth
                                                                                        lease year; with increases
                                                                                        of 3% each lease year
                                                                                        thereafter (7)

Sedgebrook Continuing Care Retirement   $       27,000,000   10 years; two five-year    $4,066,000 for the first     N/A
Community (8)                                                renewal options            through fifth lease years;
Lincolnshire, Illinois                                                                  increases of 3% each lease
(the "Lincolnshire Property")                                                           year thereafter (7)
Land only

------------------------

FOOTNOTES:

(1)   It is expected that this Property will be operated and managed by Sunrise.

(2) The lease for the Property is expected to be with Twenty Pack Management Corp., which is the tenant of the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties described in the section of the Prospectus entitled "Business - Property Acquisitions." Twenty Pack Management Corp. is an affiliate of HRA. The HRA Affiliated Companies are thinly capitalized, newly formed companies affiliated with the Advisor and are described in further detail in the section of the Prospectus entitled "Business -- Property Acquisitions." The leases for this Property, the Sunrise Portfolio Four Properties and the Additional Sunrise Portfolio Four Properties contain or are expected to contain pooling terms, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease. It is expected that Sunrise will guarantee minimum annual rent and the FF&E Reserve from the lease commencement date until the later of (i) March 31, 2006 or (ii) 18 months after the Final Development Date as described in the section of the Prospectus entitled "Business -- Property Acquisitions."

(3) Minimum annual rent is expected to be adjustable based upon the cost of debt and the Company's cash investment in the Property. The lease rate on the Company's cash investment is expected to be the following: 10% in the first lease year; 10.75% for the second lease year; 11% for the third lease year; 11.5% for the fourth lease year and is expected to increase by 3% each lease year thereafter. The Company expects to obtain Permanent Financing totalling approximately $4.6 million relating to the Santa Rosa Property and the lease rate related to the debt portion of the Company's investment in the Property is expected to be equal to the fixed interest rate on the anticipated loan.

(4) It is expected that additional rent will be payable in an amount equal to the difference between (i) 13.5% of the Company's cash investment basis in the Santa Rosa Property and (ii) minimum annual rent payable each lease year until minimum annual rent exceeds 13.5% of the Company's cash investment basis. For purposes of the additional rent calculation, the Company's cash investment basis equals the sum of the Property's purchase price plus closing costs, less Permanent Financing. The additional rent is expected to be payable on a quarterly basis to the extent net operating cash flow from the Property is available and will not accumulate beyond each lease year.

(5) It is expected that the Property will be operated and managed by Horizon Bay Management, L.L.C.

(6) The lease for the Property is expected to be with an affiliate of WHSLH Realty, which is affiliated with the tenants of the Horizon Bay Portfolio One Properties. The lease for this Property is expected to be pooled with the Horizon Bay Portfolio One Properties, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of rental payments due under each lease.

(7)   Based on estimated purchase price.

(8) The Company anticipates purchasing the land only and will not own the buildings and improvements.

      Santa Rosa Property. The Santa Rosa Property, which opened in May 1996, is the Sunrise of Santa Rosa, an independent living facility, located in Santa Rosa, California. The Santa Rosa Property includes 120 independent living units. The Property is located two miles north of downtown Santa Rosa, California, which is 55 miles north of San Francisco.

      Tiverton Property. The Tiverton Property, which opened in 1997, is the Sakonnet Bay Manor, an independent living/assisted living/skilled nursing facility, located in Tiverton, Rhode Island. The Tiverton Property includes 95 independent living units, 48 assisted living units and 27 skilled nursing units. The Property is located 20 miles southeast of downtown Providence, Rhode Island.

      Lincolnshire Property. The Lincolnshire Property is a 92.8 acre parcel of land upon which the Sedgebrook Continuing Care Retirement Community is expected to be constructed. The Property is located 35 miles northwest of downtown Chicago, Illinois. The Lincolnshire Property is expected to be a land lease only.

BORROWING

      The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 138 of the Prospectus.

      On May 1, 2004, the Company elected to terminate its $50.0 million credit facility.

      On January 27, 2004, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $130 million from a commercial lender. At loan closing, the Company drew $30 million bearing interest at 5.25%. On April 22, 2004, the Company drew an additional $30 million bearing interest at 5.5%. The Company is required to draw the remaining $70 million bearing interest at 6.15% by January 27, 2005. Upon final funding, the loans will bear interest at a blended rate of 5.79% per annum. The loans require interest only payments through January 2005 and principal and interest payments thereafter until maturity on January 27, 2009. In connection with these loans, the Company incurred loan fees and closing costs of $3.3 million.

      On March 17, 2004, the Company borrowed $20.4 million in the form of a three-year commercial paper backed loan secured by five Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102% of the outstanding loan balance. The commercial paper loan bears interest at the commercial paper rate as determined by market demand, which approximates 30-day LIBOR, plus a margin of 3.15%, which is inclusive of liquidity fees and administrative costs (4.29% as of March 31, 2004). Interest is payable monthly with principal due when the commercial paper loan matures in March 2007. The monthly interest payments due under the loan include a margin of 40 basis points for monthly service provided by the CCM related to the administration of the loan. In connection with the loan, the Company incurred loan fees and closing costs of $0.9 million, which included a $0.2 million structuring fee paid to CCM.

      On April 30, 2004, the Company assumed $84.2 million in Permanent Financing comprised of 15 loans from various commercial lenders in connection with the acquisition of 15 medical office Properties. These loans bear interest at fixed rates ranging from 5.09% to 8.35%, require monthly principal and interest payments and mature between August 2008 and February 2013. Certain loans assumed contain substantial prepayment penalties that precluded the repayment of the loans on the assumption date.

LITIGATION

      The following paragraph updates and replaces the corresponding paragraph on page 139 of the Prospectus.

      On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, its Advisor and two operators that manage certain Properties owned by the Company that are located in California. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. The Company and its Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, have engaged California counsel, and are working with counsel to submit a response within the applicable time period. This matter is in the preliminary stages and although management is not able to predict the outcome, management has been advised by counsel that a number of valid defenses exist.

                             SELECTED FINANCIAL DATA

      The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data and footnotes). This table updates and replaces the "Selected Financial Data" section beginning on page 141 of the Prospectus.

                               Quarter Ended March 31,                   Year Ended December 31,
                               -----------------------   --------------------------------------------------------
                                  2004         2003         2003         2002        2001       2000     1999 (1)
                               ----------   ----------   -----------   ---------   --------   --------   --------
Revenues                       $   51,432   $   12,504   $    95,594   $  18,852   $  1,900   $  1,085   $     86
Net earnings (loss) (2)(3)         27,801        8,503        58,460      11,372        916        225        (28)
Cash flows from operating
  activities                       23,329        7,351        60,658      16,785      2,173      1,096         13
Cash flows used in investing
  activities                     (397,651)    (259,379)   (1,012,600)   (358,090)   (22,931)   (14,429)         -
Cash flows provided by
  financing activities            483,140      235,229     1,078,232     355,384     47,301      8,766      4,731
Cash distributions
  declared and paid (4)            28,841        8,689        59,784      14,379      1,507        502         50
Earnings (loss) per Share
  (Basic and Diluted)                0.16         0.16          0.66        0.52       0.38       0.27      (0.07)
Funds from operations (5)          37,294       10,604        76,256      14,610      1,440        528        (28)
Cash distributions declared
  and paid per Share                 0.18         0.18          0.71        0.70       0.70       0.58       0.13
Weighted average number of
  Shares outstanding (6):
  (Basic and Diluted              169,112       51,672        88,840      22,035      2,391        846        413

                                          March 31,                            December 31,
                                    ---------------------   --------------------------------------------------
                                       2004        2003        2003        2002      2001      2000      1999
                                    ----------   --------   ----------   --------   -------   -------   ------
Total assets                        $2,569,164   $801,367   $1,761,899   $441,765   $64,447   $14,689   $5,089
Long-term obligations                  785,752    251,741      392,583     45,327         -     3,795        -
Total liabilities                      821,400    264,033      415,958     51,970     3,537     5,485    1,796
Total stockholders' equity           1,747,764    537,334    1,345,941    389,795    60,910     9,204    3,292

Properties owned at end of period          141          5          119         37         3         1        -
Properties acquired during period           22         16           82         34         2         1        -

(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the Expense Year ended March 31, 2004, Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 2003, 2002 or 1999.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the quarters ended March 31, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 4%, 2%, 2%,
      21%, 39%, 55% and 100% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the quarters ended March 31, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001 and 2000, net earnings included approximately $7.9 million, $1.3 million, $13.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts. No such amounts were earned during 1999.) Management believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

      The following is a reconciliation of net earnings to FFO for the quarters ended March 31, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999:

                                   Quarter Ended March 31,                 Year ended December 31,
                                   -----------------------   ----------------------------------------------------
                                      2004         2003        2003       2002       2001       2000       1999
                                   ----------   ----------   --------   --------   --------   --------   --------
Net earnings                       $   27,801   $    8,503   $ 58,460   $ 11,372   $    916   $    225   $    (28)
   Adjustments:
     Effect of unconsolidated
       subsidiary                           2           65        261        150          -          -          -
     Effect of minority interest            -            -          -       (234)         -          -          -
     Depreciation of real estate
       assets                           8,732        1,890     16,367      3,322        524        303          -
     Amortization of lease
       intangibles                        759          146      1,168          -          -          -          -
                                   ----------   ----------   --------   --------   --------   --------   --------
FFO                                $   37,294   $   10,604   $ 76,256   $ 14,610   $  1,440   $    528   $    (28)
                                   ==========   ==========   ========   ========   ========   ========   ========

(6) The weighted average number of Shares outstanding for the year ended December 31, 1999, is based upon the period the Company was operational.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 142 of the Prospectus.

OVERVIEW

      Our continuing focus during the first quarter of 2004 was the investment in Properties using proceeds received from our public offerings. During the quarter ended March 31, 2004, we received gross offering proceeds of $445.3 million and invested $583.4 million in 22 Properties, consisting primarily of assisted living and independent living facilities. As of March 31, 2004, we had net real estate assets of approximately $2.1 billion consisting of 141 seniors' housing Properties located in 30 states, including eight seniors' housing facilities under various stages of development. We also obtained or assumed $399.6 million of Permanent Financing during the first quarter of 2004. In April 2004, we purchased an additional 24 Properties, including two assisted living facilities and 22 medical office buildings, for an aggregate purchase price of $274.3 million. The purchase of the medical office building portfolio marked our entrance into the medical office market.

LIQUIDITY AND CAPITAL RESOURCES

      We primarily use capital to acquire or develop Properties and are required to distribute at least 90% of our taxable income to stockholders in order to maintain our REIT qualifications. We may also provide Mortgage Loans to operators of seniors' housing facilities, however, we have not entered into any Mortgage Loans as of March 31, 2004. We rely on the sale of our Common Stock to fund a significant portion of our Property acquisitions and other permitted investments. We also obtain funds through borrowings under permanent or construction financing, operating activities and draws on our revolving line of credit.

      COMMON STOCK OFFERINGS

      Upon formation in December 1997, we received an initial capital contribution of $200,000 for 20,000 Shares of Common Stock from the Advisor. As of March 31, 2004, we have made four best efforts public offerings and received aggregate subscriptions of $1.9 billion (representing 194.8 million Shares). Our fourth offering (the "2003 Offering") closed on May 13, 2004. We commenced this offering of up to 400 million Shares of Common Stock (approximately $4.0 billion) on May 14, 2004.

      Our Board of Directors has approved a resolution to amend our Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450 million to one billion. The Board of Directors has submitted this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the stockholders approve an increase in the number of authorized Shares of Common Stock, this offering will be limited to 236 million Shares.

      The price per Share of all of our equity offerings has been $10 per Share. The percentage of Gross Proceeds payable to the Managing Dealer for Selling Commissions, marketing support fees, due diligence expense reimbursements and other offering expenses will not exceed 13%.

      During the quarter ended March 31, 2004, net proceeds received from the 2003 Offering, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totaled approximately $403.3 million. We used net offering proceeds and proceeds from permanent and construction financing to invest in 22 seniors' housing Properties.

      The following table summarizes our proceeds, investment activity and cash available for investment for the quarter ended March 31, 2004 (dollars in thousands):

Sources of equity and debt proceeds:
      Cash available for investment, January 1, 2004                 $  164,466
      Net proceeds from offerings                                       403,277
      Proceeds from Permanent Financing (1)                             125,044
      Proceeds from construction financing                               19,066
      Proceeds from life care bonds issued                                2,159
                                                                     ----------
                                                                        714,012
                                                                     ----------
Uses of equity and debt proceeds:
      Investment in 22 Properties (1)                                   308,832
      Payment of Acquisition Fees and costs                              45,645
      Payment of loan costs                                               9,395
      Deposits on pending acquisitions                                   43,174
      Retirement of life care bonds                                       1,501
      Repayment of Permanent Financing                                   26,158
      Stock redemptions (44,167 Shares)                                     406
      Advances under line of credit for general corporate purposes        6,755
                                                                     ----------
                                                                        441,866
                                                                     ----------
Cash available for investment, March 31, 2004                        $  272,146
                                                                     ==========

            (1) Excludes amount for assumed mortgage loans of $274,559.

      During the period April 1, 2004 through May 19, 2004, we received additional net offering proceeds of approximately $211.8 million and paid Acquisition Fees and costs of approximately $17.0 million. We also used $190.1 million in connection with the acquisition of 24 Properties and $3.8 million related to Acquisition Fees on Permanent Financing, leaving approximately $284.7 million for investment in Properties, Mortgage Loans and other permitted investments as of May 19, 2004.

      We expect to use uninvested net offering proceeds, plus additional net offering proceeds from the sale of Shares from this offering and any future offerings to purchase additional Properties, and to a lesser extent, to invest in Mortgage Loans and other permitted investments. We also intend to obtain additional borrowings to acquire Assets and to pay certain related fees. The number of Properties to be acquired and Mortgage Loans and other permitted investments in which we may invest will depend upon the amount of net offering proceeds and loan proceeds available to us.

      We believe that the net proceeds received from this offering and any additional offerings will enable us to continue to grow and take advantage of acquisition opportunities until such time, if any, that our Shares are listed on a national securities exchange or over-the-counter market. Under our Articles of Incorporation, if we do not List by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

      REDEMPTIONS

      We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. During the quarter ended March 31, 2004, 44,167 Shares were redeemed at $9.20 per Share (for a total of $0.4 million) and retired.

      PROPERTY ACQUISITIONS

      During the quarter ended March 31, 2004, we invested $583.4 million in 22 Properties. The Properties acquired were primarily assisted living and independent living facilities and included three Properties in various stages of development. At March 31, 2004, our investment portfolio consisted of 141 retirement Properties located in 30 states with an aggregate investment amount of approximately $2.1 billion. With the exception of one Property under development, we, as lessor, have entered into long-term, triple-net lease agreements relating to the Properties.

      The 22 Properties that we acquired during the quarter ended March 31, 2004 are subject to operating leases. The operating leases provide for initial terms of 15 years with options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. The leases provide for minimum annual base rent, generally payable in monthly installments, with increases at predetermined intervals (typically on an annual basis) during the terms of the leases. In addition to minimum annual base rent, substantially all of the leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreement, are achieved. The leases also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment.

      In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations," we allocate the value associated with having an in-place operating lease at the date of acquisition to a lease intangible asset considering factors associated with lease origination costs and above or below market leases. As of March 31, 2004, we have allocated $49.4 million to lease intangible assets that are amortized over the initial term of each applicable lease (generally 15 years).

      In January 2004, one of our Properties that was under construction at December 31, 2003, commenced operations.

      At March 31, 2004, our restricted cash balance included $49.0 million that was held in escrow to fund the acquisition of 26 Properties in which we had entered into commitments to acquire. In April 2004, $34.2 million was applied to our purchase of 24 Properties. We expect to acquire the remaining two Properties by the end of third quarter of 2004. There can be no assurance that these transactions will be consummated.

      INVESTMENTS SUBSEQUENT TO MARCH 31, 2004 AND PENDING INVESTMENTS

      In April 2004, we acquired an additional 24 Properties, including two assisted living facilities containing 156 units and 22 medical office buildings containing approximately 1.3 million square feet, for an aggregate purchase price of $274.3 million. Our purchase of the medical office portfolio marks our entrance into the medical office market. We assumed $84.2 million of existing debt and used cash available at March 31, 2004 to purchase the Properties.

      As of May 19, 2004, we had commitments to acquire three additional Properties. The anticipated aggregate purchase price is $61.0 million, and the acquisition of each Property is subject to the fulfillment of certain conditions. We plan to assume Permanent Financing of approximately $4.6 million in connection with the acquisition of one of the Properties and use cash on hand to purchase the Properties. It is expected that Horizon Bay Management, L.L.C. will operate one of the proposed retirement facilities and Sunrise Senior Living Services, Inc. will operate the other proposed retirement facility. The remaining Property is a parcel of land upon which the Sedgebrook Continuing Care Retirement Facility is expected to be constructed. The Company will not own the buildings or improvements. There can be no assurance that these transactions will be consummated.

      BORROWINGS

      Line of Credit. We have an $85.0 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125.0 million. Eleven Properties with an aggregate real estate value of $119.3 million collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows us to draw up to $71.4 million. This credit facility requires monthly payments of interest only at LIBOR plus a percentage that fluctuates until maturity (3.62% at March 31, 2004), depending on our aggregate amount of debt outstanding in relation to our total assets. The line has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. We may use the revolving line of credit to fund acquisitions, pay fees, make distributions and fund working capital for general business purposes. Periodically, we expect to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. As of March 31, 2004, we had an outstanding balance of $20.0 million on the line of credit which matures in March 2005.

      We also had a $50.0 million credit facility that we elected to terminate as of May 1, 2004. As of March 31, 2004, there were no amounts outstanding under this facility.

      Permanent Financing. During the quarter ended March 31, 2004, we obtained $399.6 million in Permanent Financing by assuming existing debt on various Properties acquired during the first quarter of 2004, and by encumbering certain existing Properties with new debt. In addition, we extinguished $25.6 million in variable rate debt using proceeds from new Permanent Financing. As of March 31, 2004, our aggregate Permanent Financing was $648.5 million and was collateralized by Properties with an aggregate net book value of $1.4 billion. We have approximately $2.1 million in principal amortization due during the remainder of 2004 and approximately $5.0 million in principal amortization and debt maturities during 2005.

      Approximately 53% of our mortgage notes payable at March 31, 2004, were subject to variable interest rates that are adjustable monthly or quarterly. Fixed interest rates range from 5.25% to 8.375% with a weighted average rate of 6.32%. Certain fixed rate loans assumed by us contain substantial prepayment penalties and/or defeasance provisions that may preclude repayment of the loans prior to their maturity dates. Substantially all of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms. In addition, certain loans contain provisions that allow us to convert variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised.

      During the quarter ended March 31, 2004, we incurred $9.4 million in loan costs in connection with the placement and assumption of Permanent Financing facilities.

      The table below summarizes Permanent Financing that we obtained during the quarter ended March 31, 2004, and the outstanding balance as of March 31, 2004 (dollars in thousands):

                       Mortgage
Date Funded /Assumed   Payable    Maturity Date                 Interest Rate
--------------------   --------   --------------   ---------------------------------------
Fixed Rate Debt:
  January 2004 (1)     $ 30,000     January 2009   5.79%
  January 2004           74,645    February 2011   5.96%
  February 2004          33,025       April 2008   8.17%
                       --------
                        137,670
                       --------
Variable Rate Debt:
  February 2004          48,740        June 2008   30-day LIBOR plus 3.70%; 5.95% floor
  February 2004         192,680   October 2005 -   Fannie Mae Discount MBS rate plus 90 to
                                      April 2008   104 basis points

  March 2004             20,400       March 2007   30-day commercial paper rate plus 3.15%
                       --------
                        261,820
                       --------
                       $399,490
                       ========

     (1) Debt contains delayed funding options to a maximum of $130 million. At loan closing, we drew $30 million bearing interest at 5.25%. In April 2004, we drew an additional $30 million bearing interest at 5.5%, and we are required to draw the remaining $70 million bearing interest at 6.15% by January 2005. Upon final funding, the debt will bear interest at a blended interest rate of 5.79%.

      In April 2004, we assumed $84.2 million in Permanent Financing comprised of 15 loans in connection with the acquisition of the medical office building portfolio. These loans bear interest at fixed rates ranging from 5.09% to 8.35%, require monthly principal and interest payments and mature between August 2008 and February 2013.

      Construction Financing. During the quarter ended March 31, 2004, we drew $19.1 million under construction loans related to certain Properties under various stages of development. Total construction loans outstanding at March 31, 2004 were $26.5 million, and total liquidity remaining was $104.6 million. The loans are variable interest rate loans and mature from November 2006 to December 2007. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings to pay the construction loans as they become due.

      Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of two of our CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the quarter ended March 31, 2004, we issued new bonds to new residents of these retirement facilities totaling $2.2 million, and used the proceeds from the new bonds to retire $1.5 million of the existing bonds. As of March 31, 2004, the bonds payable had an outstanding balance of $90.8 million.

      CONTRACTUAL OBLIGATIONS AND COMMITMENTS

      The following table presents our contractual cash obligations and related payment periods as of March 31, 2004 (in thousands):

                                       Less than
                                        1 Year     2-3 Years   4-5 Years   Thereafter    Total
                                       ---------   ---------   ---------   ----------   --------
Mortgages payable                      $   2,068   $  55,585   $ 243,485   $  347,363   $648,501
Revolving line of credit                  20,000          --          --           --     20,000
Refundable life care bonds (1)                --          --          --       90,783     90,783
Construction loans payable                    --      13,070      13,398           --     26,468
Refundable tenant security deposits           --          --          --       22,742     22,742
                                       ---------   ---------   ---------   ----------   --------
                                       $  22,068   $  68,655   $ 256,883   $  460,888   $808,494
                                       =========   =========   =========   ==========   ========

      (1) It is expected that the proceeds from the issuance of new bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation for the Company.

      The following table presents our commitments, contingencies and guarantees and related expiration periods as of March 31, 2004 (in thousands):

                                           Less than
                                            1 Year     2-3 Years   4-5 Years   Thereafter    Total
                                           ---------   ---------   ---------   ----------   --------
Guarantee of unsecured promissory
   note of unconsolidated subsidiary (1)   $   2,430   $      --   $      --   $       --   $  2,430
Earnout provisions (2)                         4,050      24,679          --           --     28,729
Capital improvements to investment
   Properties                                  7,784      69,702      34,930           --    112,416
Pending investments (3)                      308,080          --          --           --    308,080
                                           ---------   ---------   ---------   ----------   --------
                                           $ 322,344   $  94,381   $  34,930   $       --   $451,655
                                           =========   =========   =========   ==========   ========

      (1) In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of March 31, 2004, the unsecured promissory note has an outstanding balance of $14.6 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

      (2) In connection with the acquisition of 31 Properties, we may be required to make additional payments if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments.

      (3) As of March 31, 2004, we had commitments to acquire 26 Properties, subject to the fulfillment of certain conditions.

      MARKET RISK

      Approximately 54% of our mortgage and construction notes payable at March 31, 2004 were subject to variable interest rates; therefore, we are exposed to market changes in interest rates. At March 31, 2004, a hypothetical 100 basis point increase in LIBOR rates would have resulted in additional interest costs of approximately $1.5 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

      We are also subject to interest rate risk through outstanding balances on our variable rate line of credit. We had $20.0 million outstanding at March 31, 2004.

      To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds should interest rates rise substantially. Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

      Following is a summary of our Permanent Financing, construction and line of credit obligations at March 31, 2004 (in thousands):

                                  Permanent Financing Expected Maturities
                        -----------------------------------------------------------
                        2004     2005      2006      2007       2008     Thereafter    Total     Fair Value
                        ----   --------   -------   -------   --------   ----------   --------   ----------
Fixed Rate Debt:        $ --   $     --   $    --   $    --   $ 53,249   $  254,154   $307,403   $  307,403
Average Interest Rate     --         --        --        --       8.04%        5.96%      6.32%

Variable Rate Debt:     $ --   $138,297   $50,546   $67,748   $130,975           --   $387,566   $  387,566
Average Interest Rate     --       2.57%     3.69%     4.87%      3.70%          --       3.50%

      CASH AND CASH EQUIVALENTS

      Until Properties are acquired or Mortgage Loans are entered into, we may accumulate significant amounts of cash from offering proceeds or Permanent Financings. The net offering proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans and take advantage of favorable capital market conditions. At March 31, 2004, we had $275.9 million invested in short-term investments as compared to $167.1 million at December 31, 2003. The increase was primarily attributable to offering proceeds received from the sale of Shares of Common Stock during the quarter ended March 31, 2004, offset by cash used to purchase 22 Properties and placement of Permanent Financing.

      ACCOUNTS AND OTHER RECEIVABLES

      Our accounts and other receivables balance increased from $12.2 million at December 31, 2003 to $15.8 million as of March 31, 2004. The increase was primarily due to an increase in rental revenues receivable from $11.2 million at December 31, 2003 to $16.1 million at March 31, 2004, offset by a $1.3 million reserve for doubtful accounts. We have experienced delays in receiving current rent amounts due on certain Properties as a result of several tenants experiencing higher than expected property operating expenses. These tenants are thinly capitalized and rely on the cash flow generated from the Properties to fund rent obligations under their leases. An Affiliate of the Advisor owns a 30% interest in the parent company of four thinly capitalized tenants that have past due amounts aggregating $5.0 million at March 31, 2004. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies that will reduce property operating expenses so that cash flow generated from the Properties in the coming year will be sufficient to fund current and past due rent obligations under the leases. At March 31, 2004, we had reserved $1.3 million for doubtful accounts.

      DISTRIBUTIONS

      During the quarters ended March 31, 2004 and 2003, we generated cash from operations of $23.3 million and $7.4 million, respectively, which included security deposits received from tenants of $0.7 million for the quarter ended March 31, 2003. We declared and paid Distributions to our stockholders of $28.8 million and $8.7 million during the quarters ended March 31, 2004 and 2003, respectively. In addition, on April 1, May 1 and June 1, 2004, the Company declared Distributions to stockholders of record on April 1, May 1 and June 1, 2004, of $0.0592 per Share of Common Stock. These Distributions are payable by June 30, 2004.

      During the quarter ended March 31, 2004, $5.5 million of Distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on our revolving line of credit. Our distribution policy is based on a balanced analysis of both current and long-term stabilized cash flows of our

Properties and value creation, and our objective of continuing to qualify as a REIT for federal income tax purposes. During the quarter ended March 31, 2004, Distributions paid to stockholders were greater than cash flows generated from operations. This occurred primarily because of a build up in accounts receivable due to several of our tenants experiencing higher than expected property operating expenses as described above. In addition, our acquisition strategy has focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. We expect to continue a large portfolio investment strategy during 2004, and may continue to borrow funds from the revolving line of credit to make Distributions to stockholders.

      For the quarters ended March 31, 2004 and 2003, approximately 67% and 77%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 33% and 23%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarters ended March 31, 2004 and 2003, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

      LIQUIDITY REQUIREMENTS

      We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we have used and will continue to use borrowings under our revolving line of credit. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, with proceeds from our offerings, advances under our revolving line of credit and Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

      Seniors' housing Properties are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, the tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, the Company may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen FF&E repairs. Our medical office buildings are generally leased on a gross basis, whereby the tenants are responsible for a capped amount of repairs, maintenance, property taxes, utilities and insurance, and we are responsible for the balance.

      We believe that our Properties are adequately covered by insurance. In addition, we have obtained contingent liability and property coverage. This insurance policy is intended to reduce our exposure in the event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

      From time to time, we are exposed to litigation arising from an unrecognized preacquisition contingency or from the operations of our business. In February 2004, we, our Advisor and two operators that manage Properties located in California were named in a complaint with respect to certain fees and deposits collected by operators from residents of the Properties, as described in "Business -- Litigation."

      RESULTS OF OPERATIONS

      COMPARISON OF THE QUARTER ENDED MARCH 31, 2004 TO THE QUARTER ENDED MARCH 31, 2003.

      Net earnings for the quarter ended March 31, 2004 totaled $27.8 million or $0.16 per Share of Common Stock. This compares to net earnings of $8.5 million or $0.16 per Share of Common Stock for the quarter ended March 31, 2003. The increase in net earnings was the result of the various factors described below.

      For the quarters ended March 31, 2004 and 2003, we earned $49.4 million and $11.8 million, respectively, in rental income from our Properties under operating leases and earned income from our Properties subject to direct financing leases. We also earned $1.4 million and $0.3 million in FF&E Reserve income during the quarters ended March 31, 2004 and 2003, respectively. The increase in rental and FF&E Reserve income was due to us owning 133 Properties subject to lease agreements during the quarter ended March 31, 2004, as compared to 52 Properties during the quarter ended March 31, 2003. Since 22 Properties were owned for only a portion of 2004 and additional Property acquisitions are expected to occur, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

      In addition to minimum base rent, certain leases require the payment of contingent rent if certain operating performance or occupancy rate thresholds, as defined in the lease agreements, are achieved by the Properties. During the quarters ended March 31, 2004 and 2003, we recognized $49,000 and $8,900, respectively, of contingent rent.

      During the quarters ended March 31, 2004 and 2003, we also earned $0.6 million and $0.4 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments. The increase in interest income is due to an increase in the average amount invested in short-term investments during the quarter ended March 31, 2004, as compared to the quarter ended March 31, 2003. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest and other income for the quarter ended March 31, 2003 was $0.1 million in interest income related to accounts and other receivables.

      Operating expenses, which include general and administrative, property expenses and Asset Management Fees, were $4.9 million and $1.2 million for the quarters ended March 31, 2004 and 2003, respectively (9.7% and 9.7%, respectively, of net revenues). The increase in operating expenses for the quarter ended March 31, 2004, as compared to the quarter ended March 31, 2003, was the result of incurring Asset Management Fees and general, administrative and property expenses relating to us owning 88 additional Properties, including seven Properties under development, during the quarter ended March 31, 2004, as compared to the same period in the prior year. The dollar amount of operating expenses is expected to increase as we acquire additional Properties and invest in Mortgage Loans. However, general and administrative expenses as a percentage of total revenues are expected to decrease as we acquire additional Properties and invest in Mortgage Loans.

      Interest expense increased from $0.8 million for the quarter ended March 31, 2003 to $8.0 million for the quarter ended March 31, 2004, as a result of us increasing the average amount of debt outstanding during 2004 as well as an increase in the weighted average interest rate. The weighted average interest rate increased from 4.4% for the quarter ended March 31, 2003 to 5.2% for the quarter ended March 31, 2004, as a result of an increase in the ratio of fixed rate debt to total debt.

      During the quarter ended March 31, 2004, we recognized a provision for loss of $1.3 million related to doubtful accounts receivable as discussed in the "Accounts and Other Receivables" section above.

      Depreciation and amortization expense increased from $2.0 million for the quarter ended March 31, 2003, to $9.6 million for the quarter ended March 31, 2004, as a result of us owning 73 additional Properties subject to operating leases during 2004.

      The following unaudited condensed pro forma information assumes that the Properties acquired as of March 31, 2004, were owned on January 1, 2003. Additionally, it assumes that the effect of the sale of our Common Stock and assumption or issuance of mortgage debt had occurred on January 1, 2003, (in thousands, except per Share data):

                                           Quarter Ended March 31,
                                           -----------------------
                                             2004           2003
                                           --------       --------
Revenues                                   $ 60,553       $56,884
Expenses                                     30,761        25,826
Net earnings                                 29,807        31,072
Basic and diluted earnings per Share           0.18          0.20
Weighted average number of Common Shares
    outstanding - basic and diluted         170,241       157,848

      At March 31, 2004, we leased Properties to 17 tenants, three of which individually contributed between 10.8% and 17.6% (an aggregate of 39.3%) of our total rental income from operating leases and earned income from direct financing leases for the quarter ended March 31, 2004.

      The Advisor's parent company is affiliated with the HRA Affiliated Companies that leased 72 of our 141 Properties as of March 31, 2004. The HRA Affiliated Companies contributed 36% of total rental income from operating leases and earned income from direct financing leases for the quarter ended March 31, 2004. Each of the HRA Affiliated Companies is a thinly capitalized corporation that is affiliated with HRA Holdings, LLC ("HRA"). Our other tenants include subsidiaries or affiliates of: American Retirement Corporation ("ARC"); Erickson Retirement Communities, LLC; Greenwalt Corporation; Horizon Bay Management, LLC ("Horizon Bay"); Prime Care Properties, LLC; Summit Companies, Incorporated; Solomon Senior Living Holdings, LLC; and Sunrise Senior Living Services, LLC ("Sunrise").

      The following table summarizes information about our operator concentration based on annualized rental revenue as of March 31, 2004 (dollars in thousands):

                                                     Number of    Annualized    Percent of
                                                     Facilities   Revenue (1)    Revenue
                                                     ----------   -----------   ----------
Sunrise Senior Living Services, Inc. ("Sunrise")             99   $   103,730           51%
Horizon Bay Management, LLC                                  19        41,626           20%
American Retirement Corporation                               8        17,589            9%
Harbor Assisted Living, LLC (affiliate of Advisor)            7        26,702           13%
Erickson Retirement Communities, LLC                          4        11,613            6%
CateredLife Communities, Inc.                                 4         3,016            1%
                                                     ----------   -----------   ----------
                                                            141   $   204,276          100%
                                                     ==========   ===========   ==========

     (1) For operating leases, reflects annual base rent straight-lined over the term of the lease and for direct financing leases, reflects annual interest earned.

      To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of March 31, 2004, the Company had $22.7 million in security deposits related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

      In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

      In connection with the purchase of five Properties that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional Properties under development until such time the operating performance of the Properties achieves predetermined rent coverage thresholds. We had the following additional limited guarantees as of March 31, 2004 (in thousands):

                                                                 Guarantee
                                                      --------------------------------
                         Number of                              Used Since   Remaining
      Guarantor          Properties   Date Acquired   Maximum    Acquired     Balance
----------------------   ----------   -------------   -------   ----------   ---------
Sunrise                       1        April 2000     $ 2,770   $    2,080   $     690
Marriott International        5         May 2002        5,880        4,158       1,722
Sunrise/cash reserves        22       November 2003    10,500        2,350       8,150

      Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of these tenants, their guarantors or the Sunrise, American Retirement Corporation or

Horizon Bay brands would significantly impact the results of our operations. It is expected that the percentage of total rental income contributed by these tenants will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

OTHER

      INFLATION AND TRENDS

      Our current leases are primarily triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross sales above a specified level). We have also invested in medical office buildings, which typically are leased on a shorter-term, gross basis. The gross leases associated with our medical office portfolio also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

      Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, management believes that inflation will not impact the availability of equity and debt financings. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

      RELATED PARTY TRANSACTIONS

      Certain Directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer of our public offerings, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

      We have entered into an Advisory Agreement with the Advisor pursuant to which the Advisor and its Affiliates are entitled to earn certain fees and receive reimbursement of certain expenses. During the quarters ended March 31, 2004 and 2003, the Advisor and its Affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

                                             Quarter Ended March 31,
                                             -----------------------
                                               2004          2003
                                             --------      ---------
Acquisition Fees (1):
   Acquisition Fees from offering proceeds   $ 21,866      $   7,356
   Acquisition Fees from debt proceeds         21,312          2,999
                                             --------      ---------
                                               43,178         10,355
                                             --------      ---------

Asset Management Fee (2)                        2,264            554
                                             --------      ---------

Reimbursable expenses (3):
   Stock issuance costs                           873            997
   Acquisition Expenses                           135             27
   General and administrative expenses          1,060            331
                                             --------      ---------
                                                2,068          1,355
                                             --------      ---------
                                             $ 47,510      $  12,264
                                             ========      =========

  (1) Acquisition Fees for identifying Properties and structuring the terms of their leases and Mortgage Loans equal to 4.5% of Gross Proceeds of the Prior Offerings and loan proceeds from Permanent Financing, excluding that portion of the Permanent Financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or lease intangible costs.

      If we list our Common Stock on a national securities exchange or over-the-counter market, the Advisor will receive an Acquisition Fee equal to 4.5% of amounts outstanding on the line of credit, if any, at the time of Listing.

  (2) Asset Management Fee of 0.05% of our real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

  (3) Reimbursement of administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

      Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating Expenses for the Expense Years ended March 31, 2004 and 2003, did not exceed the Expense Cap.

      For our Prior Offerings, CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) selling commissions of 7.5% of Gross Proceeds from the Prior Offerings, (ii) a marketing support fee of 0.5% of Gross Proceeds from the Prior Offerings and (iii) beginning in December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of such fees were re-allowed to other broker dealers. For the quarters ended March 31, 2004 and 2003, we incurred the following costs (in thousands):

                         Quarter Ended March 31,
                         -----------------------
                           2004           2003
                         --------       --------
Selling commissions      $ 33,396       $ 12,276
Marketing support fee       2,226            818
                         --------       --------
                         $ 35,622       $ 13,094
                         ========       ========

      During the quarters ended March 31, 2004 and 2003, Affiliates of the Advisor incurred on our behalf $6.8 million and $2.5 million, respectively, for certain offering expenses. Offering expenses paid by us, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred will not exceed 13% of the proceeds raised in connection with the offerings.

      Amounts due to related parties consisted of the following (in thousands):

                                                          March 31,   December 31,
                                                            2004          2003
                                                          ---------   ------------
Due to the Advisor and its Affiliates:
  Expenditures incurred for offering expenses on behalf
     of the Company                                        $    164   $        372
  Accounting and administrative services                         --            304
  Acquisition Fees and miscellaneous Acquisition
     Expenses                                                 3,113            815
                                                          ---------   ------------
                                                              3,277          1,491
                                                          ---------   ------------
Due to CNL Securities Corp.:
  Selling commissions                                     $   1,748   $      1,366
  Marketing support fees and due diligence expense
     reimbursements                                             141             91
  Soliciting dealer servicing fee                                --            310
                                                          ---------   ------------
                                                              1,889          1,767
                                                          ---------   ------------
                                                          $   5,166   $      3,258
                                                          =========   ============

      We own a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. We periodically receive distributions from the partnership, however, no distributions were received during the quarter ended March 31, 2004.

      CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in Note 8 to the Notes to Condensed Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. CCM was paid a $0.2 million structuring fee, which is included in our deferred loan costs as of March 31, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 40 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan. As of March 31, 2004, no such fees were paid to CCM related to these services.

      We maintain bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank was $25.4 million at March 31, 2004.

      An Affiliate of the Advisor owns a 30% voting membership interest in a limited liability company, which is affiliated with the HRA Affiliated Companies that leased 72 of our 141 Properties as of March 31, 2004. The HRA Affiliated Companies contributed 36% and 41% of total rental income from operating leases and earned income from direct financing leases during the quarters ended March 31, 2004 and 2003, respectively. As of March 31, 2004, we had past due rents aggregating $8.8 million, including $5.0 million from the HRA Affiliated Companies. We expect these past due receivables to be repaid within the coming year as we work with the tenants and operators to implement a plan to increase operating efficiencies that will reduce property expenses so that cash flow generated from the Properties will be sufficient to fund current and past due rent obligations under the leases. As of March 31, 2004, we have recorded a $1.3 million reserve for doubtful amounts. Subsequent to March 31, 2004, we entered into two additional leases with tenants that are affiliates of the HRA Affiliated Companies. In addition, as of May 19, 2004, we had entered into an initial commitment to acquire the Santa Rosa Property, as described in "Business -- Pending Investments." It is expected that the tenant of the Santa Rosa Property will be Twenty Pack Management Corp., an affiliate of the HRA Affiliated Companies.

      CRITICAL ACCOUNTING POLICIES

      Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by Statement of Accounting Standard No. 141, "Business Combinations." For each acquisition, we assess the value of the land, building, equipment and its intangible assets, including in-place leases, the above or below market lease values and the value of tenant relationships based on their estimated fair values. The value of the buildings acquired are determined on an as-if vacant basis. The values determined are based on independent appraisals or on our estimates reflecting the facts and circumstances of each acquisition.

      Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

      Leases. Our leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

      Impairments. We periodically (no less than once per year) evaluate our investments in real estate and any unconsolidated joint ventures for impairment and whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through operations. Management determines whether impairment in the value has occurred by comparing the undiscounted cash flows, including the estimated residual value of the asset with the carrying amount of the individual asset. If impairment is indicated, the asset is adjusted to its estimated fair value.

      Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants' operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

      OTHER

      Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

      The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as "believe," "expect" and "may." Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, our ability to continue to locate suitable tenants for our Properties and borrowers for our Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 168 of the Prospectus.

      The Managing Dealer was entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares in the Company's Prior Offerings, a substantial portion of which was or will be paid as commissions to other broker-dealers. The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6% of which may be paid as commissions to other broker-dealers. However, Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to Selling Commissions on the Shares they sell. During the period January 1, 2004 through May 19, 2004, the Company incurred approximately $51.0 million of such fees in connection with the 2003 Offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

      In addition, the Managing Dealer was entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the Company's Prior Offerings, all or a portion of which was or may be reallowed to other broker-dealers. The Managing Dealer is entitled to receive a marketing support fee of 2.0% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer. During the period January 1, 2004 through May 19, 2004, the Company incurred approximately $3.4 million of such fees in connection with the 2003 Offering, the majority of which has been or will be reallowed to other broker-dealers.

      In connection with its Prior Offerings, the Advisor was entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans and other permitted investments of 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. During the period

January 1, 2004 through May 19, 2004, the Company incurred approximately $30.6 million of such fees in connection with the 2003 Offering. For the period January 1, 2004 through May 19, 2004, the Company incurred Acquisition Fees totaling approximately $25.1 million as a result of Permanent Financing used to acquire certain Properties. In connection with this offering, the Advisor is entitled to receive Acquisition Fees for services in making or investing in Mortgage Loans or the purchase, development or construction of a Property and other permitted investments of 4.0% of the total amount raised or loaned.

      The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the quarter ended March 31, 2004, the Company incurred approximately $2.3 million of such fees.

      The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended March 31, 2004, the Company's Operating Expenses did not exceed the Expense Cap.

      The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the quarter ended March 31, 2004, the Company incurred approximately $2.1 million for these services, approximately $0.9 million of such costs represented stock issuance costs, approximately $0.1 million represented acquisition-related costs and approximately $1.1 million represented general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

      During the quarter ended March 31, 2004, Affiliates of the Advisor incurred on behalf of the Company $6.8 million for certain Offering Expenses.

      The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank at March 31, 2004 was approximately $25.4 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

      On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. No distributions were received during the quarter ended March 31, 2004. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of March 31, 2004, the unsecured promissory note had an outstanding balance of approximately $14.6 million. The Company has not been required to fund any amounts under this guarantee.

      In March 2003, the Advisor's parent company purchased a 30% voting membership interest in a limited liability company which is affiliated with nine of the Company's tenants that leased 72 of the 141 Properties as of March 31, 2004. These nine tenants contributed 36% of total rental income from operating leases and earned income from investments in direct financing leases during the quarter ended March 31, 2004. The Company has past due rents aggregating to $8.8 million, including $5.0 million from these nine tenants as of March 31, 2004. Subsequent to March 31, 2004, we entered into two additional leases with tenants that are affiliates of the HRA Affiliated Companies. In addition, as of May 19, 2004, we had entered into an initial commitment to acquire the Santa Rosa Property, as described in "Business -- Pending Investments." It is expected that the tenant of the Santa Rosa Property will be Twenty Pack Management Corp., an affiliate of the HRA Affiliated Companies.

                          PRIOR PERFORMANCE INFORMATION

      The following information updates and replaces the "Prior Performance Information" section beginning on page 170 of the Prospectus.

      The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HOTEL PROPERTIES AND HAVE NOT INVESTED IN RETIREMENT PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

      Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior public programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

      CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Mr. Seneff also currently serves as a director and Mr. Bourne currently serves as a director and officer of CNL Hospitality Properties Inc., an unlisted public REIT organized to invest in hotel properties and mortgage loans. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2003, the 18 partnerships and the two unlisted REITs had raised a total of approximately $4.9 billion from a total of approximately 166,000 investors, had purchased, directly or indirectly, approximately 2,100 fast-food, family-style and casual-dining restaurant properties, and 128 hotel properties. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                   NUMBER OF       DATE 90% OF NET
                                                                    LIMITED        PROCEEDS FULLY
                       MAXIMUM                                    PARTNERSHIP        INVESTED OR
    NAME OF            OFFERING                                    UNITS OR        COMMITTED TO
    ENTITY            AMOUNT (1)             DATE CLOSED          SHARES SOLD      INVESTMENT (2)
    ------            ----------             -----------          -----------      --------------
CNL Income          $15,000,000            December 31, 1986         30,000       December 1986
Fund, Ltd.          (30,000 units)

CNL Income          $25,000,000            August 21, 1987           50,000       November 1987
Fund II, Ltd.       (50,000 units)

CNL Income          $25,000,000            April 29, 1988            50,000       June 1988
Fund III, Ltd.      (50,000 units)

CNL Income          $30,000,000            December 6, 1988          60,000       February 1989
Fund IV, Ltd.       (60,000 units)

CNL Income          $25,000,000            June 7, 1989              50,000       December 1989
Fund V, Ltd.        (50,000 units)

CNL Income          $35,000,000            January 19, 1990          70,000       May 1990

                                                                               NUMBER OF          DATE 90% OF NET
                                                                                LIMITED            PROCEEDS FULLY
                            MAXIMUM                                           PARTNERSHIP            INVESTED OR
    NAME OF                 OFFERING                                           UNITS OR            COMMITTED TO
    ENTITY                 AMOUNT (1)                  DATE CLOSED            SHARES SOLD          INVESTMENT (2)
    ------                 ----------                  -----------            -----------          --------------
Fund VI, Ltd.         (70,000 units)

CNL Income            $30,000,000                  August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.        (30,000,000 units)

CNL Income            $35,000,000                  March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.       (35,000,000 units)

CNL Income            $35,000,000                  September 6, 1991            3,500,000         November 1991
Fund IX, Ltd.         (3,500,000 units)

CNL Income            $40,000,000                  April 22, 1992               4,000,000         June 1992
Fund X, Ltd.          (4,000,000 units)

CNL Income            $40,000,000                  October 8, 1992              4,000,000         September 1992
Fund XI, Ltd.         (4,000,000 units)

CNL Income            $45,000,000                  April 15, 1993               4,500,000         July 1993
Fund XII, Ltd.        (4,500,000 units)

CNL Income            $40,000,000                  September 13, 1993           4,000,000         August 1993
Fund XIII, Ltd.       (4,000,000 units)

CNL Income            $45,000,000                  March 23, 1994               4,500,000         May 1994
Fund XIV, Ltd.        (4,500,000 units)

CNL Income            $40,000,000                  September 22, 1994           4,000,000         December 1994
Fund XV, Ltd.         (4,000,000 units)

CNL Income            $45,000,000                  July 18, 1995                4,500,000         August 1995
Fund XVI, Ltd.        (4,500,000 units)

CNL Income            $30,000,000                  October 10, 1996             3,000,000         December 1996
Fund XVII, Ltd.       (3,000,000 units)

CNL Income            $35,000,000                  February 6, 1998             3,500,000         December 1997
Fund XVIII, Ltd.      (3,500,000 units)

CNL Restaurant        $747,464,413                 January 20, 1999 (3)        37,373,221         February 1999 (3)
Properties, Inc.      (37,373,221 shares)                                         (3)

CNL Hospitality       $3,075,072,637                        (4)                   (4)                    (4)
Properties, Inc.      (307,507,264 shares)

-----------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) (the "Restaurant Properties REIT") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, the Restaurant Properties REIT commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, the Restaurant Properties REIT commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, the Restaurant Properties REIT commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, the Restaurant Properties REIT had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
      through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to the Restaurant Properties REIT from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

 (4) Effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, the Hospitality Properties REIT commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, the Hospitality Properties REIT commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2002 Offering, the Hospitality Properties REIT commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of March 12, 2004, the date the 2003 Offering closed, the Hospitality Properties REIT had received subscriptions totaling approximately $3.0 billion (300 million shares) from its public offerings. As of such date, the Hospitality Properties REIT owned interests in 130 properties, including 24 properties owned through joint ventures and one property under development.

      Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. The partnership raised $27.5 million from 267 investors and invested approximately $25.1 million in the resort, which opened on November 30, 2002.

      As of December 31, 2003, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of December 31, 2003. These 70 partnerships raised a total of approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects as of December 31, 2003. These 314 projects consist of 18 apartment projects (comprising 8.3% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 39 commercial/retail properties (comprising 13% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 0.1% of the total amount raised by all 70 partnerships).

      Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

      Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

      Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2003 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

      In addition to the real estate limited partnerships described above, in 2002, CNL Mortgage Fund, Ltd., a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership. CNL Mortgage Fund, Ltd. was organized for the purpose of investing in the mortgage loan on the property owned by 100 Legacy Park, Ltd.

      The following table sets forth summary information, as of December 31, 2003, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

   NAME OF               TYPE OF                                      METHOD OF       TYPE OF
   ENTITY                PROPERTY                  LOCATION           FINANCING       PROGRAM
   -------               --------                  --------           ---------       -------
CNL Income,           22 fast-food or           AL,AZ,CA,FL,GA,       All cash        Public
Fund Ltd.             family-style              LA,MD,OK,PA,TX,
                      restaurants               VA,WA

CNL Income            50 fast-food or           AL,AZ,CO,FL,GA,       All cash        Public
Fund II, Ltd.         family-style              IL,IN,KS,LA,MI,
                      restaurants               MN,MO,NC,NM,OH,
                                                TN,TX,WA,WY

CNL Income            40 fast-food or           AL,AZ,CA,CO,FL,       All cash        Public
Fund III, Ltd.        family-style              GA,IA,IL,IN,KS,
                      restaurants               KY,MD,MI,MN,MO,
                                                NC,NE,OK,TX

CNL Income            47 fast-food or           AL,DC,FL,GA,IL,       All cash        Public
Fund IV Ltd.          family-style              IN,KS,MA,MD,MI,
                      restaurants               MS,NC,OH,PA,TN,
                                                TX,VA

CNL Income            36 fast-food or           AZ,FL,GA,IL,IN,       All cash        Public
Fund V, Ltd.          family-style              MI,NH,NY,OH,SC,
                      restaurants               TN,TX,UT,WA

CNL Income            67 fast-food or           AR,AZ,CA,FL,GA,       All cash        Public
Fund VI, Ltd.         family-style              ID,IL,IN,KS,MA,
                      restaurants               MD,MI,MN,NC,NE,
                                                NM,NY,OH,OK,PA,
                                                TN,TX,VA,WA,WY

CNL Income            59 fast-food or           AL,AZ,CO,FL,GA,       All cash        Public
Fund VII, Ltd.        family-style              IN,LA,MI,MN,NC,
                      restaurants               NE,OH,PA,SC,TN,
                                                TX,UT,WA

   NAME OF               TYPE OF                                      METHOD OF       TYPE OF
   ENTITY                PROPERTY                  LOCATION           FINANCING       PROGRAM
   -------               --------                  --------           ---------       -------
CNL Income            55 fast-food or           AZ,CO,FL,IL,IN,       All cash        Public
Fund VIII, Ltd.       family-style              LA,MI,MN,NC,NY,
                      restaurants               OH,OR,TN,TX,VA,
                                                WI

CNL Income            55 fast-food or           AL,CA,CO,FL,GA,       All cash        Public
Fund IX, Ltd.         family-style              IL,IN,LA,MD,MI,
                      restaurants               MN,MS,NC,NH,NY,
                                                OH,SC,TN,TX

CNL Income            60 fast-food or           AL,AZ,CA,CO,FL,       All cash        Public
Fund X, Ltd.          family-style              GA,ID,IL,IN,LA,
                      restaurants               MI,MO,MT,NC,NE,
                                                NH,NM,NY,OH,PA,
                                                SC,TN,TX,WA

CNL Income            50 fast-food or           AL,AZ,CA,CO,CT,       All cash        Public
Fund XI, Ltd.         family-style              FL,GA,KS,LA,MA,
                      restaurants               MI,MS,NC,NH,NM,
                                                OH,OK,PA,SC,TX,
                                                VA,WA

CNL Income            58 fast-food or           AL,AZ,CA,CO,FL,       All cash        Public
Fund XII, Ltd.        family-style              GA,IA,IN,LA,MO,
                      restaurants               MS,NC,NM,OH,SC,
                                                TN,TX,WA

CNL Income            54 fast-food or           AL,AR,AZ,CA,CO,       All cash        Public
Fund XIII, Ltd.       family-style              FL,GA,IN,KS,LA,
                      restaurants               MD,MO,NC,OH,PA,
                                                SC,TN,TX,VA

CNL Income            72 fast-food or           AL,AZ,CO,FL,GA,       All cash        Public
Fund XIV, Ltd.        family-style              IL,KS,LA,MN,MO,
                      restaurants               MS,NC,NJ,NV,OH,
                                                SC,TN,TX,VA

CNL Income ,          63 fast-food or           AL,CA,FL,GA,KS,       All cash        Public
Fund XV Ltd.          family-style              KY,MN,MO,MS,NC,
                      restaurants               NJ,NM,OH,OK,PA,
                                                SC,TN,TX,VA

CNL Income            56 fast-food or           AL,AZ,CA,CO,DC,       All cash        Public
Fund XVI, Ltd.        family-style              FL,GA,ID,IN,KS,
                      restaurants               LA,MN,MO,NC,NM,
                                                NV,OH,PA,TN,TX,
                                                UT,WI

   NAME OF               TYPE OF                                      METHOD OF       TYPE OF
   ENTITY                PROPERTY                  LOCATION           FINANCING       PROGRAM
   -------               --------                  --------           ---------       -------
CNL Income            39 fast-food,             CA,FL,GA,IL,IN,       All cash        Public
Fund XVII, Ltd.       family-style or           MD,MI,NC,NE,NV,
                      casual-dining             OH,SC,TN,TX,WA, WI
                      restaurants

CNL Income            30 fast-food,             AZ,CA,CO,FL,GA,       All cash        Public
Fund XVIII, Ltd.      family-style or           IL,KY,MD,MN,NC,
                      casual-dining             NV,NY,OH,PA,TN,
                      restaurants               TX,VA

CNL Restaurant        1,211 fast-food,          AL,AR,AZ,CA,CO,         (1)           Public
Properties, Inc.      family-style or           CT,DE,FL,GA,IA,                        REIT
                      casual-dining             ID,IL,IN,KS,KY,
                      restaurants               LA,MD,MI,MN,MO,
                                                MS,NC,NE,NH,NJ,
                                                NM,NV,NY,OH,OK,
                                                OR,PA,RI,SC,SD,
                                                TN,TX,UT,VA,WA,
                                                WI,WV

CNL Hospitality       128 limited               AL,AZ,CA,CO,CT,         (2)           Public
Properties, Inc.      service, extended         DE,FL,GA,HI,IL,                        REIT
                      stay or full              IN,KS,KY,LA,MA,
                      service hotels or         MD,ME,MI,MN,MO,
                      resorts                   MS,NC,NE,NJ,NV,
                                                NY,OK,OR,PA,RI,
                                                SC,TN,TX,UT,VA,
                                                WA,WI,D.C.,CANADA

---------------------

(1) As of March 31, 1999, all of the Restaurant Properties REIT's net offering proceeds had been invested or committed for investment in properties and loans. Since April 1, 1999, the Restaurant Properties REIT and its consolidated subsidiaries have used proceeds from their lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.

(2) As of December 31, 2003, approximately 46% of the assets acquired by the Hospitality Properties REIT had been funded using debt. The balance was acquired using proceeds from the Hospitality Properties REIT's equity offerings.

      A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc. and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1999 and December 2003, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                               DISTRIBUTION POLICY

DISTRIBUTIONS

      The following information updates and replaces the table and footnotes on page 179 of the Prospectus.

      The following table presents total Distributions declared and Distributions per Share:

                                                             Quarter
                                  ---------------------------------------------------------------
                                     First           Second            Third            Fourth             Year
                                     -----           ------            -----            ------             ----

2004:
Total Distributions declared      $ 28,840,885              (1)
Distributions per Share                 0.1776              (1)

2003:
Total Distributions declared      $  8,688,670    $ 12,030,979     $  16,591,206    $  22,473,016     $  59,783,871
Distributions per Share                 0.1767          0.1767            0.1767           0.1770            0.7071

2002:
Total Distributions declared      $  1,552,344    $  2,586,745     $   4,097,267    $   6,143,121     $  14,379,477
Distributions per Share                 0.1749          0.1749            0.1749           0.1755            0.7002

2001:
Total Distributions declared      $    219,887    $    247,922     $     312,583    $     726,930     $   1,507,322
Distributions per Share                 0.1749          0.1749            0.1749           0.1749            0.6996

2000:
Total Distributions declared      $     43,593    $    108,932     $     160,911    $     188,642     $     502,078
Distributions per Share                 0.0750          0.1537            0.1749           0.1749            0.5785

1999:
Total Distributions declared                (2)             (2)    $      16,460    $      33,944     $      50,404
Distributions per Share                     (2)             (2)           0.0500           0.0750            0.1250

(1) In April, May and June 2004, the Company declared Distributions totaling $37.3 million (representing $0.0592 per Share) payable by June 30, 2004.

(2) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(3) For the quarter ended March 31, 2004, the years ended December 31, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 67%, 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 33%, 29%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of March 31, 2004, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the quarter ended March 31, 2004, may not be indicative of the results that may be expected for the year ended December 31, 2004.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the quarter ended March 31, 2004, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 4%, 2%, 21%, 39%, 55% and
      100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Distributions declared and paid for the years ended December 31, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.071%, 7%, 7% and 5.785%, respectively, of Invested Capital.

      The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a another basis during the offering period. During the quarter ended March 31, 2004, $5.5 million of Distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on our revolving line of credit.

                                     EXPERTS

      The following paragraphs update and replace the corresponding paragraphs under the heading "Experts" beginning on page 208 of the Prospectus.

      The financial statements of the Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, and the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.) as of December 31, 2001 and 2000 and for the two years then ended, included in the Prospectus and Registration Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The combined statement of certain revenues and certain expenses of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                           QUESTIONS AND ANSWERS ABOUT
                CNL RETIREMENT PROPERTIES, INC.'S PUBLIC OFFERING

      The following updates and replaces the first question and answer on page three of the Prospectus.

Q:    IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

      We anticipate listing the shares on a national securities exchange or over-the-counter market on or before December 31, 2008, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

      Beginning one year after you purchase your shares from the Company, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. No more than 5% of the number of shares of the Company's common stock outstanding at the beginning of any 12-month period may be redeemed during such 12 month period. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

      If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

                         INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of March 31, 2004                                            F-2

     Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2004                    F-3

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2003                    F-4

     Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2004
        and the year ended December 31, 2003                                                              F-5

Interim Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Retirement Properties, Inc.'s March 31, 2004 Form 10-Q:

     Condensed Consolidated Balance Sheets as of March 31, 2004 and December 31, 2003                    F-13

     Condensed Consolidated Statements of Earnings for the quarters ended
        March 31, 2004 and 2003                                                                          F-14

     Condensed Consolidated Statements of Stockholders' Equity for the quarter ended
        March 31, 2004 and the year ended December 31, 2003                                              F-15

     Condensed Consolidated Statements of Cash Flows for the quarters ended March 31,
        2004 and 2003                                                                                    F-16

     Notes to Condensed Consolidated Financial Statements for the quarters ended
        March 31, 2004 and 2003                                                                          F-17

Report of Independent Registered Certified Public Accounting Firm dated February 25, 2004                F-30

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $235.8 million in gross offering proceeds from the sale of 23.6 million additional shares for the period April 1, 2004 through May 19, 2004, the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and borrowings of $89.0 million under mortgage notes payable and (ii) the application of such funds and cash on hand as of March 31, 2004, to purchase 27 Properties, including the payment of acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2004, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on March 31, 2004.

The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 2004 and the year ended December 31, 2003, include the historical operating results of the Properties described in (ii) above, as well as 141 Properties purchased by the Company prior to March 31, 2004, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of
(i) the date the Properties became operational by the previous owners or (ii) January 1, 2003, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                      (in thousands, except per share data)

                                                                                       Pro Forma
                                                                  Historical          Adjustments               Pro Forma
                                                                  ----------          -----------               ---------
                         ASSETS

Investment Properties:
    Accounted for using the operating method, net                $ 1,669,033          $  307,377   (b)         $ 1,976,410
    Accounted for using the direct financing method                  420,057              28,555   (b)             448,612
    Lease intangible costs, net                                       47,228              21,101   (c)              68,329
Cash and cash equivalents                                            275,908             235,811   (a)             260,069
                                                                                        (253,683)  (b)
                                                                                           2,033   (d)
Restricted cash                                                       72,738                  --                    72,738
Accounts and other receivables, net                                   15,809                  --                    15,809
Loan costs                                                            12,995                 739   (b)              13,734
Accrued rental income                                                 22,585                  --                    22,585
Other assets                                                          32,791              10,611   (a)              29,192
                                                                                           6,674   (b)
                                                                                         (20,884)  (b)
Investment in unconsolidated subsidiary                                   20                  --                        20
                                                                 -----------          ----------               -----------
                                                                 $ 2,569,164          $  338,334               $ 2,907,498
                                                                 ===========          ==========               ===========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                            $   648,501          $   88,979   (b)         $   737,480
    Bonds payable                                                     90,783                  --                    90,783
    Line of credit                                                    20,000                  --                    20,000
    Construction loans payable                                        26,468                  --                    26,468
    Due to related parties                                             5,166              29,476   (a)              34,642
    Accounts payable and accrued expenses                              6,576                  --                     6,576
    Deferred income                                                    1,164                 900   (c)               2,064
    Security deposits                                                 22,742               2,033   (d)              24,775
                                                                 -----------          ----------               -----------
           Total liabilities                                         821,400             121,388                   942,788
                                                                 -----------          ----------               -----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value
       Authorized and unissued 3,000 shares                               --                  --                        --
    Excess shares, $.01 par value per share
       Authorized and unissued 103,000 shares                             --                  --                        --
    Common stock, $.01 par value per share
       Authorized 450,000 shares, issued 194,781 and
       218,362 shares, respectively, outstanding
       194,561 and 218,142 shares, respectively                        1,946                 236   (a)               2,182
    Capital in excess of par value                                 1,752,137             235,575   (a)           1,968,847
                                                                                         (18,865)  (a)
    Accumulated distributions in excess of net earnings               (6,319)                 --                    (6,319)
                                                                 -----------          ----------               -----------
           Total stockholders' equity                              1,747,764             216,946                 1,964,710
                                                                 -----------          ----------               -----------
                                                                 $ 2,569,164          $  338,334               $ 2,907,498
                                                                 ===========          ==========               ===========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 2004
                      (in thousands, except per share data)

                                                                          Historical
                                                                           Medical
                                                                            Office         Pro Forma
                                                         Historical       Properties      Adjustments         Pro Forma
                                                         ----------       ----------      -----------         ---------
Revenues:
    Rental income from operating leases                   $ 36,692        $    6,948       $  7,428    (1)    $  51,149
                                                                                                 44    (2)
                                                                                                 37    (3)
    Earned income from direct financing leases              12,642                --          1,031    (1)       13,673
    Recoveries from tenants                                     --             1,098             --               1,098
    Contingent rent                                             49                --             --                  49
    FF&E reserve                                             1,447                --             48    (4)        1,495
    Interest and other                                         602               261           (540)   (5)          323
                                                          --------        ----------       --------           ---------
                                                            51,432             8,307          8,048              67,787
                                                          --------        ----------       --------           ---------

Expenses:
    Interest and loan amortization                           7,969                --          2,813    (6)       10,782
    General and administrative                               2,280                --             --               2,280
    Property taxes                                              --               766             --                 766
    Property operating                                         321             1,827            239    (7)        2,387
    Asset management fees to related party                   2,264                --          1,054    (8)        3,318
    Provision for doubtful accounts                          1,250                --             --               1.250
    Depreciation and amortization                            9,562                --          5,247    (9)       14,809
                                                          --------        ----------       --------           ---------
                                                            23,646             2,593          9,353              35,592
                                                          --------        ----------       --------           ---------

Earnings before equity in earnings of
    unconsolidated subsidiary                               27,786             5,714         (1,305)             32,195

Equity in earnings of unconsolidated
    subsidiary                                                  15                --             --                  15
                                                          --------        ----------       --------           ---------

Net earnings                                              $ 27,801        $    5,714       $ (1,305)          $  32,210
                                                          ========        ==========       ========           =========

Net earnings per share of common stock
    (basic and diluted) (10)                              $   0.16                                            $    0.17
                                                          ========                                            =========

Weighted average number of shares of common
    stock outstanding (basic and diluted) (10)             169,112                                              188,041
                                                          ========                                            =========

 See accompanying notes to unaudited pro forma consolidated financial statements

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                           Historical
                                                                             Medical
                                                                             Office        Pro Forma
                                                          Historical       Properties     Adjustments         Pro Forma
                                                          ----------       ----------     -----------         ---------
Revenues:
     Rental income from operating leases                   $60,207           $26,035       $114,979    (1)     $201,546
                                                                                                176    (2)
                                                                                                149    (3)
     Earned income from direct financing leases             31,107                --         24,769    (1)       55,876
     Recoveries from tenants                                    --             3,146             --               3,146
     Contingent rent                                            47                --             --                  47
     FF&E reserve income                                     2,607                --          3,616    (4)        6,223
     Interest and other income                               1,626             1,068         (1,584 )  (5)        1,110
                                                           -------           -------       --------            --------
                                                            95,594            30,249        142,105             267,948
                                                           -------           -------       --------            --------

Expenses:
     Interest and loan amortization                          9,588                --         29,717    (6)       39,305
     General and administrative                              5,482                --             --               5,482
     Property taxes                                             --             2,889             --               2,889
     Property operating                                        136             7,329          1,568    (7)        9,033
     Asset management fees to related party                  4,372                --          8,852    (8)       13,224
     Depreciation and amortization                          17,567                --         41,172    (9)       58,739
                                                           -------           -------       --------            --------
                                                            37,145            10,218         81,309             128,672
                                                           -------           -------       --------            --------

Earnings before equity in earnings of
     unconsolidated subsidiary                              58,449            20,031         60,796             139,276

Equity in earnings of unconsolidated subsidiary                 11                --             --                  11
                                                           -------           -------       --------            --------

Net earnings                                               $58,460           $20,031       $ 60,796            $139,287
                                                           =======           =======       ========            ========

Net earnings per share of common
     stock (basic and diluted) (10)                        $  0.66                                             $   0.74
                                                           =======                                             ========

Weighted average number of shares of common
     stock outstanding (basic and diluted) (10)             88,840                                              187,466
                                                           =======                                             ========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                     (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $235,811 from the sale of 23,581 shares during the period April 1, 2004 through May 19, 2004, and the accrual of $29,476 for (i) related acquisition fees of $10,611 (4.5% of gross proceeds from Prior Offerings) which are reflected in other assets, (ii) selling commissions of $17,686 (7.5% of gross proceeds) and (iii) marketing support fees of $1,179 (0.5% of gross proceeds), which have been netted against stockholders' equity.

(b) Represents the use of $253,683 of cash and cash equivalents and borrowings of $88,979 under mortgage notes payable (i) to purchase 27 properties for $335,249, (ii) to pay loan costs of $739, (iii) to pay acquisition fees on permanent financing (4.5% of permanent financing) of $4,004 and (iv) $2,670 in miscellaneous acquisition costs incurred in conjunction with the purchase of the properties. Also represents the reclassification of $20,884 in miscellaneous acquisition costs and acquisition fees to Properties subject to operating leases, lease intangible costs and deferred income liabilities (see Note (c) below).


                                                                     Acquisition
                                                                       Fees and
                                                                    Closing Costs
                                                       Purchase     Allocated to
                                                         Price        Investment        Total
                                                         -----        ----------        -----
Sunrise of Santa Rosa in Santa Rosa, CA                $  9,280        $    537        $  9,817
Sakonnet Bay Manor in Tiverton, RI                       24,679           2,006          26,685
Courtyard Manor Portfolio One Properties                 17,790           1,178          18,968
Medical Office Portfolio One Properties                 256,500          15,608         272,108
                                                       --------        --------        --------
     Properties subject to operating leases             308,249          19,329         327,578
                                                       --------        --------        --------
Sedgebrook Continuing Care Retirement Community
    in Lincolnshire, IL                                  27,000           1,555          28,555
                                                       --------        --------        --------
     Investment in direct financing leases               27,000           1,555          28,555
                                                       --------        --------        --------

                                                       $335,249        $ 20,884        $356,133
                                                       ========        ========        ========

(c) The Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or a deferred income liability considering factors associated with lease origination costs and above, at or below market leases. Such costs are amortized on a straight-line basis over the remaining term of the lease.

(d) Represents a security deposit in the amount of $2,033 received from the lessee in conjunction with the acquisition of the Sedgebrook Continuing Care Retirement Community.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                     (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the pending acquisitions expected to be acquired, by the Company as of May 19, 2004 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

      The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2003, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.

                                                                                                               Pro Forma
                                                                                                 Pro Forma    Adjustment
                                                                                              Adjustment for    for the
                                                          Date                                the Year Ended    Quarter
                                                  Acquired/Probable by        Purchase          December 31,  Ended March
                                                       the Company              Price              2003        31, 2004
                                                       -----------              -----              ----        --------
Properties subject to operating leases:
 Acquired:
 Summit Portfolio Properties                     March 27, 2003              $    52,000         $   1,455    $        --
 Additional Marriott Portfolio Two Properties    March 28, 2003                  254,575             4,759             --
 Brighton Gardens of Saddle River, NJ            March 31, 2003                   12,750               405             --
 Balmoral Assisted Living Community in Palm
     Harbor, FL                                  July 8, 2003                     12,175               629             --
 ARC Somerby Portfolio Properties                August 25, 2003                  73,260             5,683             --
 GreenTree Portfolio Properties                  September 5 & 11, 2003           22,956             2,046             --
 Sunrise Portfolio Four Properties               September 30, 2003              149,277            11,509             --
 Additional Sunrise Portfolio Four Properties    September 30, 2003               29,552                --             --
 Dogwood Forest of Dunwoody in Dunwoody, GA      November 25, 2003                 5,500               681             --
 EdenCare Portfolio One Properties               November 25, 2003                27,000             3,236             --
 EdenCare Portfolio Two Properties               November 25, 2003               171,755            19,401             --
 Horizon Bay Portfolio One Properties            February 6 & 13, 2004           537,321            59,309          5,962
 Sunrise Portfolio Five Properties               March 31, 2004                   34,649                --             --
 Courtyard Manor Portfolio One Properties        April 1, 2004                    17,790             2,167            541
 Medical Office Portfolio One Properties         April 30, 2004                  256,500                --             --
 Probable:
 Sunrise of Santa Rosa in Santa Rosa, CA         September 16, 2003                9,280               960            240
 Sakonnet Bay Manor (Tiverton Property)          January 5, 2004                  24,679             2,739            685
                                                                             -----------         ---------    -----------
                                                                             $ 1,691,019         $ 114,979    $     7,428
                                                                             ===========         =========    ===========
Investment in direct financing leases:
 Acquired:
 Fox Run Village in Novi, MI                     February 28, 2003           $    17,000         $     420    $        --
 Prime Care Portfolio Two Properties             March 31, 2003                   22,635               744             --
 Ann's Choice Continuing Care Retirement
      Community in Warminster, PA                June 2, 2003                     19,500             1,338             --
 Sunrise Portfolio Three Properties              August 29, 2003                 184,500            15,401             --
 Linden Ponds Continuing Care Retirement
      Community in Hingham, MA                   December 1, 2003                 19,700             2,747             --
 Probable:
 Sedgebrook Continuing Care Retirement
      Community in Lincolnshire, IL              May 19, 2004                     27,000             4,119          1,031
                                                                             -----------         ---------    -----------
                                                                             $   290,335         $  24,769    $     1,031
                                                                             ===========         =========    ===========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(2) Represents the Company's straight-line rent adjustment to the Medical Office Portfolio One Properties' historical rental income.

(3) Represents amortization of deferred rental income related to the allocated value associated with below market leases at the date of each Property's acquisition. The deferred rental income is amortized on a straight-line basis over the remaining term of the lease.

(4) Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(5) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately 2% per annum by the Company during the quarter ended March 31, 2004 and the year ended December 31, 2003.

(6) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                                  Pro Forma
                                                                                Pro Forma         Adjustment
                                                                              Adjustment for       for the
                                  Original                                    the Year Ended       Quarter
                                  Mortgage                                     December 31,      Ended March
                                    Loan             Interest Rate                 2003           31, 2004
                                  --------     -------------------------      --------------     -----------
Prime Care Portfolio Two          $ 20,635     7.83%, with principal and        $      359       $        --
Properties maturing                            interest payable monthly.
October 2008

Revolving line of credit            20,000     Floating at 250 basis                   159                --
secured by Prime Care                          points over the 30-day
Portfolio Properties,                          LIBOR.  During the Pro
maturing March 2005                            Forma Period, the interest
                                               rate varied from 3.62% to
                                               3.88%.

Summit Portfolio                    26,000     Floating at 325 basis                   318                --
Properties, maturing March                     points over the 30-day
2005                                           LIBOR with a minimum
                                               interest rate of 5% and
                                               principal and interest
                                               payable monthly. During
                                               the Pro Forma Period,
                                               the interest rate was
                                               5.0%.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                   Pro Forma
                                                                                Pro Forma          Adjustment
                                                                              Adjustment for        for the
                                  Original                                    the Year Ended        Quarter
                                  Mortgage                                     December 31,      Ended March 31,
                                    Loan             Interest Rate                 2003               2004
                                  --------     -------------------------      --------------     -------------
ARC Somerby Portfolio             $ 50,400     5.79% with principal and         $    1,848       $        --
Properties, maturing                           interest payable monthly.
June 2013

Sunrise Portfolio Three             92,500     5.13% the first year,                 3,747                --
Properties, maturing                           5.38% the second year,
July 2010                                      6.06% the third year with
                                               3% increases to the per
                                               annum rate each calendar
                                               year thereafter to a
                                               maximum of 7.25%
                                               (effective rate of
                                               interest is 5.60%) to
                                               maturity. Monthly
                                               interest only payments
                                               through 2005 with
                                               principal and interest
                                               payable monthly for the
                                               remaining term of the
                                               loan.

Sunrise Portfolio Four              74,645     Fixed interest rate of                4,449               346
Properties, maturing seven                     5.96%.  Monthly interest
years from funding date                        only payments for first
                                               two years with principal
                                               and interest payable
                                               monthly for the remaining
                                               term of the loan.

EdenCare Portfolio Two              45,000     Floating at 260 to 300                1,539                --
Properties, maturing                           basis points over the
November 2006                                  30-day LIBOR rate.  During
                                               the Pro Forma Period, the
                                               interest rate varied from
                                               3.70% to 4.34%.

EdenCare Portfolio Two               7,130     Fixed rates of 8.25% and                531                --
Properties, two loans                          8.375%, with principal and
maturing between March                         interest payable monthly.
2038 and November 2038

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                   Pro Forma
                                                                                Pro Forma          Adjustment
                                                                              Adjustment for        for the
                                  Original                                    the Year Ended        Quarter
                                  Mortgage                                     December 31,      Ended March 31,
                                    Loan             Interest Rate                 2003               2004
                                  --------     -------------------------      --------------     ---------------
Horizon Bay Portfolio One         $110,445     Floating at 90 basis points      $    2,360       $       219
Properties, maturing                           over the 3 to 9 month
October 2005                                   Fannie Mae Discount MBS and
                                               interest only payable
                                               monthly.  During the Pro
                                               Forma Period, the interest
                                               rate varied from 2.02% to
                                               2.25%.

Horizon Bay Portfolio One           74,000     Floating at 104 basis                 1,634               157
Properties, maturing April                     points over the 3 to 9
2008                                           month Fannie Mae
                                               Discount MBS and
                                               interest only payable
                                               monthly. During the Pro
                                               Forma Period, the
                                               interest rate varied
                                               from 2.16% to 2.33%.

Horizon Bay Portfolio One            8,235     Floating at 104 basis                   186                17
Properties, maturing                           points over the 3 to 9
December 2008                                  month Fannie Mae Discount
                                               MBS and interest only
                                               payable monthly. During
                                               the Pro Forma Period,
                                               the interest rate varied
                                               from 2.15% to 2.38%.

Horizon Bay Portfolio One           38,340     Floating at 370 basis                 2,281               269
Properties, maturing May                       points over the 30-day
2008                                           LIBOR with a minimum
                                               interest rate of 5.95%.
                                               Monthly interest only
                                               payments through July
                                               2004 with principal and
                                               interest payable monthly
                                               for the remaining term
                                               of the loan. During the
                                               Pro Forma Period, the
                                               interest rate was 5.95%.

Horizon Bay Portfolio One           33,139     8.17% with principal and              2,687               253
Properties, maturing May                       interest payable monthly.
2010

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                  Pro Forma
                                                                                Pro Forma         Adjustment
                                                                              Adjustment for       for the
                                  Original                                    the Year Ended       Quarter
                                  Mortgage                                     December 31,      Ended March
                                    Loan             Interest Rate                 2003           31, 2004
                                  --------    --------------------------      --------------     -----------
Horizon Bay Portfolio One         $ 10,400    Floating at 370 basis             $      619       $        73
Properties, maturing May                      points over the 30-day
2008                                          LIBOR with a minimum
                                              interest rate of 5.95%.
                                              Monthly interest only
                                              payments through January
                                              2005 with principal and
                                              interest payable monthly
                                              for the remaining term
                                              of the loan. During the
                                              Pro Forma Period, the
                                              interest rate was 5.95%.

Medical Office Portfolio            62,322    Fixed rates ranging from               3,877               960
One Properties, nine                          5.09% to 8.35%, with
loans maturing between                        principal and interest
August 2008 and February                      payable monthly
2013

Medical Office Portfolio            14,900    5.15%, with interest only                767               192
One Properties, maturing                      payable monthly for the
October 2008                                  first year with principal
                                              and interest payable
                                              monthly for the remaining
                                              term of the loan.

Medical Office Portfolio             7,025    5.4%, with interest only                 378                94
One Properties, maturing                      payable monthly for the
February 2013                                 first three months with
                                              principal and interest
                                              payable monthly for the
                                              remaining term of the loan.

Sunrise of Santa Rosa in             4,733    6.875%, with principal and               322                79
Santa Rosa, CA, maturing                      interest payable monthly
June 2024
                                                                                ----------       -----------
                                                                                $   28,061       $     2,659
                                                                                ==========       ===========

      In addition, loan cost amortization was $154 and $1,656 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively. Loan costs are amortized using the effective interest method over the life of the loan.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

      If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $21 and $295 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively.

(7) Represents property management fees payable to third-party property managers related to the Medical Office Portfolio One Properties. Property management fees are equal to 3% of the Properties' gross rental revenues. For the year ended December 31, 2003, the adjustment also includes a $750 fee payable to the sellers of the Medical Office Portfolio One Properties for temporary asset management services during a transitional period.

(8) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's Prospectus.

(9) Represents increase in depreciation expense of the buildings, tenant improvements and the furniture, fixtures and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $4,107 and $35,219 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. The tenant improvements are depreciated over the remaining term of the lease. Also represents amortization of lease intangible costs of $1,140 and $5,953 for the quarter ended March 31, 2004 and the year ended December 31, 2003, respectively, related to the amounts associated with having in-place leases at the date of each Property's acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the remaining term of the lease.

      The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                                                 Tenant
                                                         Land         Building      FF&E      Improvements
                                                        -------       --------      ------    -------------
Additional Marriott Portfolio Two Properties            $50,817       $200,815      $9,410               --
Summit Portfolio Properties                               3,230         50,210       1,085               --
Brighton Gardens in Saddle River, NJ                      2,156         10,458         511               --
Balmoral Assisted Living Community in Palm Harbor,                                                       --
    FL                                                    1,002         11,134         376
ARC Somerby Portfolio Properties                          3,404         68,946       3,199               --
GreenTree Portfolio Properties                            1,298         21,824         380               --
Sunrise Portfolio Four Properties                        16,755        130,456       7,546               --
Additional Sunrise Portfolio Four Properties             10,057             --          --               --
Sunrise of Santa Rosa in Santa Rosa, CA                   2,486          6,762         342               --
Dogwood Forest of Dunwoody in Dunwoody, GA                  855          4,884          --               --
EdenCare Portfolio One Properties                         2,216         24,616         953               --
EdenCare Portfolio Two Properties                        10,982        158,187       6,854               --
Horizon Bay Portfolio One Properties                     34,536        509,614       5,993               --
Sunrise Portfolio Five Properties                         9,304             --          --               --
Courtyard Manor Portfolio One Properties                  2,822         15,014         389               --
Medical Office Portfolio One Properties                  40,610        195,661          --           17,326
Sakonnet Bay Manor (Tiverton Property)                    4,256         21,373         337               --

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
    FOR THE QUARTER ENDED MARCH 31, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(10) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the quarter ended March 31, 2004 and the year ended December 31, 2003. As a result of receipts of gross proceeds from the sale of shares during the period April 1, 2004 through May 19, 2004, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the quarter ended March 31, 2004 as needed to fund the purchase of the Pro Forma Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                            MARCH 31,              December 31,
                                                                              2004                     2003
                                                                          ------------             ------------
                         ASSETS

Investment properties:
   Accounted for using the operating method, net                          $  1,669,033             $  1,083,392
   Accounted for using the direct financing method                             420,057                  418,347
   Lease intangible costs, net                                                  47,228                   30,205
Cash and cash equivalents                                                      275,908                  167,090
Restricted cash                                                                 72,738                   14,812
Accounts and other receivables, net                                             15,809                   12,223
Loan costs, less accumulated amortization of $2,440 and $1,429                  12,995                    7,386
Accrued rental income                                                           22,585                   14,644
Other assets                                                                    32,791                   13,793
Investment in unconsolidated subsidiary                                             20                        7
                                                                          ------------             ------------

                                                                          $  2,569,164             $  1,761,899
                                                                          ============             ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Mortgages payable                                                      $    648,501             $    275,056
   Bonds payable                                                                90,783                   90,125
   Line of credit                                                               20,000                   20,000
   Construction loans payable                                                   26,468                    7,402
   Due to related parties                                                        5,166                    3,258
   Accounts payable and accrued expenses                                         6,576                   11,657
   Deferred income                                                               1,164                      476
   Security deposits                                                            22,742                    7,984
                                                                          ------------             ------------
          Total liabilities                                                    821,400                  415,958
                                                                          ------------             ------------

Commitments and contingencies (Note 9)

Stockholders' equity:
   Preferred stock, without par value
       Authorized and unissued 3,000 shares                                         --                       --
   Excess shares, $.01 par value per share
       Authorized and unissued 103,000 shares                                       --                       --
   Common stock, $.01 par value per share
       Authorized 450,000 shares,
       issued 194,781 and 150,253 shares, respectively,
       outstanding 194,561 and 150,077 shares, respectively                      1,946                    1,501
   Capital in excess of par value                                            1,752,137                1,349,719
   Accumulated distributions in excess of net earnings                          (6,319)                  (5,279)
                                                                          ------------             ------------
          Total stockholders' equity                                         1,747,764                1,345,941
                                                                          ------------             ------------

                                                                          $  2,569,164             $  1,761,899
                                                                          ============             ============

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                                         Quarter Ended
                                                                                            March 31,
                                                                             ------------------------------------
                                                                                2004                       2003
                                                                             ---------                   --------
Revenues:
   Rental income from operating leases                                       $  36,692                   $  7,095
   Earned income from direct financing leases                                   12,642                      4,660
   Contingent rent                                                                  49                          9
   FF&E reserve                                                                  1,447                        327
   Interest and other                                                              602                        413
                                                                             ---------                   --------
                                                                                51,432                     12,504
                                                                             ---------                   --------

Expenses:
   Interest and loan amortization                                                7,969                        755
   General and administrative                                                    2,280                        648
   Property operating                                                              321                         12
   Asset management fees to related party                                        2,264                        554
   Provision for doubtful accounts                                               1,250                         --
   Depreciation and amortization                                                 9,562                      2,044
                                                                             ---------                   --------
                                                                                23,646                      4,013
                                                                             ---------                   --------
Earnings before equity in earnings of unconsolidated
   subsidiary                                                                   27,786                      8,491

Equity in earnings of unconsolidated subsidiary                                     15                         12
                                                                             ---------                   --------

Net earnings                                                                 $  27,801                   $  8,503
                                                                             =========                   ========

Net earnings per share of common stock (basic and diluted)                   $    0.16                   $   0.16
                                                                             =========                   ========

Weighted average number of shares of common stock outstanding
   (basic and diluted)                                                         169,112                     51,672
                                                                             =========                   ========

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          Quarter Ended March 31, 2004 and Year Ended December 31, 2003
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                      Common stock                                     Accumulated
                                                -------------------------         Capital in          distributions
                                                  Number            Par            excess of           in excess of
                                                of shares          Value           par value           net earnings      Total
                                                ---------         -------         -----------         -------------   -----------
Balance at December 31, 2002                      44,211          $   442         $   393,308          $    (3,955)   $   389,795

    Subscriptions received for common
     stock through public offering and
     distribution reinvestment plan              105,998            1,060           1,058,921                   --      1,059,981

    Stock issuance costs                              --               --            (101,299)                  --       (101,299)

    Retirement of common stock                      (132)              (1)             (1,211)                  --         (1,212)

    Net earnings                                      --               --                  --               58,460         58,460

    Distributions declared and paid
     ($0.7067 per share)                              --               --                  --              (59,784)       (59,784)
                                                 -------          -------         -----------          -----------    -----------

Balance at December 31, 2003                     150,077            1,501           1,349,719               (5,279)     1,345,941

    Subscriptions received for common
     stock through public offering and
     distribution reinvestment plan               44,528              445             444,833                   --        445,278

    Stock issuance costs                              --               --             (42,009)                  --        (42,009)

    Retirement of common stock                       (44)              --                (406)                  --           (406)

    Net earnings                                      --               --                  --               27,801         27,801

    Distributions declared and paid
    ($0.1776 per share)                               --               --                  --              (28,841)       (28,841)
                                                 -------          -------         -----------          -----------    -----------

Balance at March 31, 2004                        194,561          $ 1,946         $ 1,752,137          $    (6,319)   $ 1,747,764
                                                 =======          =======         ===========          ===========    ===========

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (in thousands)

                                                                                         Quarter Ended
                                                                                           March 31,
                                                                                -------------------------------
                                                                                   2004                 2003
                                                                                ---------             ---------
Increase (decrease) in cash and cash equivalents:

   Net cash provided by operating activities                                    $  23,329             $   7,351
                                                                                ---------             ---------

   Investing activities:
       Investment in land, buildings and equipment                               (291,051)             (221,608)
       Investment in direct financing leases                                           --               (19,889)
       Investment in lease intangibles                                            (17,781)               (8,324)
       Payment of acquisition costs                                               (45,645)              (12,382)
       Proceeds from note receivable                                                   --                 2,000
       (Increase) decrease in restricted cash                                     (43,174)                  824
                                                                                ---------             ---------
            Net cash used in investing activities                                (397,651)             (259,379)
                                                                                ---------             ---------

   Financing activities:
       Proceeds from borrowings on mortgages payable                              125,044                26,000
       Principal payments on mortgage loans                                       (26,158)                 (102)
       Proceeds from construction financing                                        19,066                    --
       Proceeds from borrowings on line of credit                                      --                71,370
       Proceeds from issuance of life care bonds                                    2,159                    --
       Retirement of life care bonds                                               (1,501)                   --
       Payment of loan costs                                                       (9,395)               (2,460)
       Subscriptions received from stockholders                                   445,278               163,675
       Payment of stock issuance costs                                            (42,001)              (14,374)
       Distributions to stockholders                                              (28,841)               (8,689)
       Retirement of common stock                                                    (511)                 (192)
                                                                                ---------             ---------
            Net cash provided by financing activities                             483,140               235,228
                                                                                ---------             ---------

Net increase (decrease) in cash and cash equivalents                              108,818               (16,800)

Cash and cash equivalents at beginning of period                                  167,090                40,800
                                                                                ---------             ---------

Cash and cash equivalents at end of period                                      $ 275,908             $  24,000
                                                                                =========             =========

Supplemental schedule of non-cash financing activities:

       Mortgages assumed on properties purchased                                $ 274,559             $  20,635
                                                                                =========             =========

       Bonds assumed on property purchased                                      $      --             $  88,511
                                                                                =========             =========

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

1.    Significant Accounting Policies:

      Organization and Nature of Business - CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a "REIT") for federal income tax purposes. Various other wholly owned subsidiaries of CNL Retirement Properties, Inc. have or will be formed for the purpose of acquiring and owning real estate properties. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

      The Company acquires real estate properties related to seniors' housing and health care facilities (the "Properties") located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities ("CCRC"), life care communities, specialty clinics, medical office buildings, walk-in clinics and similar types of health care-related facilities. The Properties are generally leased on a long-term, triple-net basis. The Company may also lease medical office space on a shorter-term, gross basis. The Company may provide mortgage financing loans ("Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of seniors' housing facilities.

      Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the quarter ended March 31, 2004, may not be indicative of the results that may be expected for the year ending December 31, 2004. Amounts included in the financial statements as of December 31, 2003, have been derived from the audited financial statements.

      These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2003. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

      Accounts and Other Receivables - Accounts and other receivables consist primarily of lease payments due from tenants. On a monthly basis, the Company reviews the contractual payments versus the actual cash received. When management identifies delinquencies, an estimate is made as to the amount of provision for loss related to doubtful accounts, if any, that may be needed. At March 31, 2004, the Company had recorded a $1.3 million reserve for doubtful accounts and other receivables. At December 31, 2003, there was no reserve for loss related to accounts and other receivables.

      Reclassifications - Certain items in the prior periods financial statements have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on reported equity or net earnings.

2.    Public Offerings:

      During the quarter ended March 31, 2004, the Company received subscription proceeds of $445.3 million from its open public offering, bringing total proceeds received from all of the Company's offerings to $1.9 billion.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

2.    Public Offerings - Continued:

      The Company has incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company's public offerings. During the quarters ended March 31, 2004 and 2003, the Company incurred $42.0 million and $15.7 million, respectively, in offering costs, including $35.6 million and $13.1 million, respectively, in selling commissions, marketing support fees and due diligence expense reimbursements. These amounts have been treated as stock issuance costs and charged to stockholders' equity. The price per share of all the offerings is the same.

      On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission for the sale by the Company of up to 400 million shares of common stock (approximately $4.0 billion) (the "2004 Offering"). The 2004 Offering was declared effective by the Securities and Exchange Commission on March 26, 2004. The current open offering is expected to close and the 2004 Offering is expected to commence in the second quarter of 2004. The board of directors has approved a resolution to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion. The board of directors has submitted this matter to the stockholders for approval at the 2004 annual meeting. Until such time, if any, that the stockholders approve an increase in the number of authorized shares of common stock, the 2004 Offering will be limited to 213 million shares.

3.    Investment Properties:

      Accounted for Using the Operating Method - Properties subject to operating leases consisted of the following (dollars in thousands):

                                                          March 31,           December 31,
                                                            2004                  2003
                                                         -----------          ------------
Land                                                     $   186,041          $   141,635
Buildings                                                  1,404,479              884,701
Equipment                                                     48,433               41,544
                                                         -----------          -----------
                                                           1,638,953            1,067,880
Less accumulated depreciation                                (28,994)             (20,261)
                                                         -----------          -----------
                                                           1,609,959            1,047,619
Construction in progress                                      59,074               35,773
                                                         -----------          -----------
                                                         $ 1,669,033          $ 1,083,392
                                                         ===========          ===========
Number of Properties:
    Operating                                                    102                   82
    Under construction                                             8                    6
                                                         -----------          -----------
                                                                 110                   88
                                                         ===========          ===========

      Operating leases generally have initial terms of 15 years and provide for minimum and contingent rent. Operating leases generally provide options that allow the tenants to renew their leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. These leases also require minimum annual rents to increase at predetermined intervals during the lease terms. Increases in lease revenue are recognized on a straight-line basis over the terms of each applicable lease commencing on the date the Property was placed in service. For the quarters ended March 31, 2004 and 2003, the Company recognized $7.9 million and $1.3 million, respectively, of revenue from the straight-lining of lease revenues over current contractually due amounts. These amounts are included in rental income from operating leases in the accompanying condensed consolidated statements of earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

3.    Investment Properties - Continued:

      Future minimum lease payments contractually due under the noncancellable operating leases at March 31, 2004, are as follows (in thousands):

2004                                 $   103,716
2005                                     144,545
2006                                     152,897
2007                                     158,351
2008                                     163,425
2009 and thereafter                    1,838,639
                                     -----------
                                     $ 2,561,573
                                     ===========

      Since the leases are renewable at the option of the tenants, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents, which may be received on the leases based on factors such as a percentage of the tenants' gross revenues, occupancy rates of the Properties or a percentage of the Company's investment in a Property. The Company defers recognition of contingent rental income until the thresholds requiring such payments in accordance with the lease terms are met.

      Accounted for Using the Direct Financing Method - Components of net investment in direct financing leases consisted of the following (dollars in thousands):

                                                          March 31,        December 31,
                                                             2004              2003
                                                         -----------       ------------
Minimum lease payments receivable                        $ 1,484,997       $ 1,491,957
Estimated residual values                                    399,099           399,099
Less unearned income                                      (1,464,039)       (1,472,709)
                                                         -----------       -----------
Net investment in direct financing leases                $   420,057       $   418,347
                                                         ===========       ===========

Number of Properties                                              31                31
                                                         ===========       ===========

      Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Lease payments relating to four direct financing leases with a carrying value of $78.1 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. Certain leases contain provisions that allow the tenants to elect to purchase or require the tenants to purchase the Properties during or at the end of the lease terms for the Company's aggregate initial investment plus adjustments, if any, as defined in the lease agreements.

      Future minimum lease payments contractually due on direct financing leases at March 31, 2004, are as follows (in thousands):

2004                               $   32,769
2005                                   44,956
2006                                   46,679
2007                                   47,667
2008                                   48,755
2009 and thereafter                 1,264,171
                                   ----------
                                   $1,484,997
                                   ==========

      The above table does not include any amounts for contingent rents that may be received on certain leases based on a percentage of the tenants' gross revenues if the Properties achieve specified occupancy rates.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

4.    Lease Intangible Costs:

      Lease intangible costs included the following (in thousands):

                                                           March 31,           December 31,
                                                             2004                  2003
                                                           ---------           ------------
In-place lease values                                      $ 32,105              $ 20,139
Lease origination costs                                      17,304                11,489
                                                           --------              --------
                                                             49,409                31,628
Less accumulated amortization                                (2,181)               (1,423)
                                                           --------              --------
                                                           $ 47,228              $ 30,205
                                                           ========              ========

5.    Restricted Cash:

      Restricted cash included the following (in thousands):

                                                          March 31,            December 31,
                                                            2004                   2003
                                                          ---------            ------------
Property acquisition deposits                             $  48,966             $   9,852
Tenant rent reserves                                         14,752                    --
FF&E reserves                                                 4,419                 3,229
Lender escrow reserves                                        1,396                    --
Other                                                         3,205                 1,731
                                                          ---------             ---------
                                                          $  72,738             $  14,812
                                                          =========             =========

6.    Accounts and Other Receivables:

      Accounts and other receivables included the following (in thousands):

                                                          March 31,           December 31,
                                                            2004                 2003
                                                          ---------           ------------
Rental revenues receivable                                $  16,119            $  11,215
Other receivables                                               940                1,008
Allowance for doubtful accounts                              (1,250)                  --
                                                          ---------            ---------
                                                          $  15,809            $  12,223
                                                          =========            =========

7.    Other Assets:

      Other assets as of March 31, 2004 and December 31, 2003, were $32.8 million and $13.8 million, respectively, and consisted of miscellaneous prepaid expenses and acquisition costs that will be capitalized to land, buildings, equipment, lease intangible costs or investment in direct financing leases upon the purchase of Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

8.    Indebtedness:

      Mortgage Notes Payable - Mortgage notes payable and the net book value ("NBV") of the associated collateral consisted of the following (in thousands):

                                                                          March 31, 2004                     December 31, 2003
                                                                   ---------------------------         ----------------------------
                                                                   Mortgages          NBV of           Mortgages           NBV of
                                                                    Payable         Collateral          Payable          Collateral
                                                                   ---------        ----------         ---------         ----------
Twelve mortgages payable, each with variable interest
rates ranging from 90 to 104 basis points over the 3 to
9 month Fannie Mae Discount MBS rate (2.28% -
2.38% at March 31, 2004), with monthly interest only
payments, maturing between October 2005 and April 2008             $ 192,680        $  400,314         $      --         $       --

Seven mortgages payable, each bearing interest at 30-
day LIBOR plus 260 to 300 basis points, (ranging from
3.67% to 4.07% at March 31, 2004), with monthly
interest only payments through December 2004 and
principal and interest payments thereafter until maturity
in November 2006                                                      45,000            80,614            45,000             81,178

Mortgage payable, bearing interest at 315 basis points
over the 30-day commercial paper rate (4.29% at
March 31, 2004), with monthly payments of interest
only, maturing March 2007                                             20,400            50,025                --                 --

Mortgage payable, bearing interest at 30-day LIBOR
plus 262 basis points (3.76% at March 31, 2004), with
monthly payments of interest only, maturing May 2007                  23,520            57,652            23,520             58,015

Mortgage payable, bearing interest at 90-day LIBOR
plus 390 basis points, with a minimum interest rate of
6.50% (6.50% at March 31, 2004), with monthly
principal and interest payments, maturing August 2007                 10,758            19,032            10,811             19,174

Mortgage payable, bearing interest at 8.17%, with
monthly principal and interest payments, maturing
April 2008                                                            33,025            61,369                --                 --

Four mortgages payable, each bearing interest at 30-
day LIBOR plus 370 basis points with a minimum
interest rate of 5.95% (5.95% at March 31, 2004), with
monthly interest only payments through either July
2004 or January 2005 with principal and interest
payments thereafter until maturity in June 2008                       48,740            76,812                --                 --

Mortgage payable, bearing interest at 7.83%, with
monthly principal and interest payments, maturing
October 2008                                                          20,224            26,112            20,332             25,974

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

8.    Indebtedness - Continued:

                                                                          March 31, 2004                     December 31, 2003
                                                                   ---------------------------         ----------------------------
                                                                   Mortgages          NBV of           Mortgages           NBV of
                                                                    Payable         Collateral          Payable          Collateral
                                                                   ---------        ----------         ---------         ----------
Three mortgages payable, each with extended funding
options through January 2005 to an aggregate
maximum of $130 million. Each outstanding loan
bears interest at 5.25%, with rates increasing to a
blended maximum of 5.79% when the loans are fully
drawn. Interest only payments through January 2005,
and principal and interest payments thereafter until
maturity in January 2009                                           $  30,000        $  209,185         $      --         $       --

Fourteen mortgages payable, each bearing interest at
5.38%, with rates increasing annually to a maximum of
7.16%. Interest on the loan is recorded using the
effective interest rate of 6.09%. Interest only payments
through December 2005, and principal and interest
payments thereafter until maturity in September 2010                  92,500           198,477            92,500            195,779

Twelve mortgages payable, each bearing interest at
5.96%, with monthly interest only payments through
February 2006, and principal and interest payments
thereafter until maturity in February 2011                            74,645           150,222                --                 --

Two mortgages payable, each bearing interest at
5.79%, with monthly principal and interest payments,
maturing September 2012                                               49,891            74,288            50,114             74,898

Mortgage payable, bearing interest at 8.25%, with
monthly principal and interest payments, maturing
March 2038                                                             4,677             4,866             4,683              4,906

Mortgage payable, bearing interest at 8.375%, with
monthly principal and interest payments, maturing
November 2038                                                          2,441             3,901             2,444              3,928

Three mortgages payable, each bearing interest at 30-
day LIBOR plus 325 basis points, with a minimum
interest rate of 5.00%. Loan was repaid in full in
January 2004                                                              --                --            25,652             53,409
                                                                   ---------        ----------         ---------         ----------
                                                                   $ 648,501        $1,412,869         $ 275,056         $  517,261
                                                                   =========        ==========         =========         ==========

      The following is a schedule of maturities for all mortgage notes payable at March 31, 2004 (in thousands):

2004                                  $   2,068
2005                                      4,951
2006                                     50,634
2007                                     61,670
2008                                    181,815
2009 and thereafter                     347,363
                                      ---------
                                      $ 648,501
                                      =========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

8.    Indebtedness - Continued:

      Bonds Payable - On March 28, 2003, the Company assumed approximately $88.5 million in non-interest bearing life care bonds refundable to certain residents in connection with the purchase of two CCRC Properties. From the acquisition date to March 31, 2004, the tenant of the CCRCs retired $8.1 million of existing bonds and issued $10.4 million of new bonds to new residents on the Company's behalf. At March 31, 2004, approximately $90.8 million was outstanding in bonds payable.

      Line of Credit - The Company has a revolving line of credit (the "Revolving LOC") that it may use to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million for a two-year period expiring March 16, 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets until maturity (3.62% at March 31, 2004), and is collateralized by Properties with a carrying value of approximately $119.3 million. The Revolving LOC contains provisions that allow the facility to be increased up to $125.0 million upon the Company pledging additional Properties as collateral. This facility has financial covenants, including maintaining a minimum net worth and minimum collateral value. At March 31, 2004, $20.0 million was outstanding under the Revolving LOC.

      The Company also had a $50.0 million credit facility that had not been drawn upon as of March 31, 2004. The Company elected to terminate this facility as of May 1, 2004.

      Construction Loans Payable - Construction loans payable consisted of the following (in thousands):

                                                                                               March 31,         December 31,
                                                                           Total Facility        2004                2003
                                                                           --------------      ---------         ------------
Five construction loans payable, each bearing interest at LIBOR plus 225 to 275 basis points, based on the Properties' occupancy and debt service coverage ratios (3.34% at March 31, 2004), with
monthly interest only payments, maturing November 2006                        $  83,100        $  13,398          $    6,766

Construction loan payable bearing interest at the lender's base rate, as defined, plus 225 basis points with a minimum rate of 6.5%
(6.5% at March 31, 2004), with monthly interest only payments,
maturing December 2007                                                           48,000           13,070                 636
                                                                              ---------        ---------          ----------
                                                                              $ 131,100        $  26,468          $    7,402
                                                                              =========        =========          ==========

      The Company was in compliance with all loan covenants as of March 31, 2004.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

9.    Commitments and Contingencies:

      The following table presents the Company's commitments, contingencies and guarantees by expiration period as of March 31, 2004 (in thousands):

                                           Less than 1
                                               Year         2-3 Years      4-5 Years      Thereafter          Total
                                           -----------      ---------      ---------      ----------        ---------
Guarantee of unsecured
 promissory note of
 unconsolidated subsidiary (1)              $    2,430      $      --      $      --      $       --        $   2,430
Earnout provisions (2)                           4,050         24,679             --              --           28,729
Capital improvements to
 investment Properties                           7,784         69,702         34,930              --          112,416
Pending investments (3)                        308,080             --             --              --          308,080
                                            ----------      ---------      ---------      ----------        ---------
                                            $  322,344      $  94,381      $  34,930      $       --        $ 451,655
                                            ==========      =========      =========      ==========        =========

        (1) In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of March 31, 2004, the unsecured promissory note had an outstanding balance of approximately $14.6 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

        (2) In connection with the acquisition of 31 Properties, the Company may be required to make additional payments if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an amount is due, the respective lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments.

        (3) As of March 31, 2004, the Company had commitments to acquire 26 Properties, subject to the fulfillment of certain conditions.

      On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, the Advisor and two operators that manage certain Properties owned by the Company. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. The Company and the Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, and are working with counsel to submit a response within the applicable time period. This matter is in the preliminary stages and, although management is not able to predict the outcome, management has been advised by counsel that a number of valid defenses exist.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

10.   Redemption of Shares:

      During the quarters ended March 31, 2004 and 2003, 44,167 and 22,650 shares, respectively, of common stock were redeemed for $0.4 million and $0.2 million ($9.20 per share), respectively, and retired from shares outstanding of common stock.

11.   Distributions:

      For the quarter ended March 31, 2004, approximately 67% of the distributions paid to stockholders were considered ordinary income and approximately 33% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the quarter ended March 31, 2004, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. Certain fees payable to the Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the achievement of a cumulative, noncompounded annual 8% return on stockholders' invested capital. The characterization for tax purposes of distributions declared for the quarter ended March 31, 2004, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2004.

      During the quarter ended March 31, 2004, $5.5 million of distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on the Revolving LOC.

12.   Related Party Arrangements:

      Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. The Company's chairman of the board indirectly owns a controlling interest in an affiliate of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company's assets.

      The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor and its affiliates earn certain fees and are entitled to reimbursement of certain expenses. During the quarters ended March 31, 2004 and 2003, the Advisor and its affiliates earned fees and incurred reimbursements as follows (in thousands):

                                                                          Quarter Ended March 31,
                                                                         ------------------------
                                                                           2004           2003
                                                                         --------       ---------
Acquisition fees (1):
   Acquisition fees from offering proceeds                               $ 21,866       $   7,356
   Acquisition fees from debt proceeds                                     21,312           2,999
                                                                         --------       ---------
                                                                           43,178          10,355
                                                                         --------       ---------

Asset management fees (2)                                                   2,264             554
                                                                         --------       ---------

Reimbursement of expenses (3):
   Stock issuance costs                                                       873             997
   Acquisition expenses                                                       135              27
   General and administrative expenses                                      1,060             331
                                                                         --------       ---------
                                                                            2,068           1,355
                                                                         --------       ---------
                                                                         $ 47,510       $  12,264
                                                                         ========       =========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

12.   Related Party Arrangements - Continued:

            (1) Acquisition fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.5% of gross proceeds of the offerings and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or lease intangible costs.

                  If there is a listing of the Company's common stock on a national securities exchange or over-the-counter market, the Advisor will receive an acquisition fee equal to 4.5% of amounts outstanding on the line of credit, if any, at the time of listing.

            (2) Asset management fee of 0.05% of the Company's real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

            (3) Reimbursement of administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

                  Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested assets or 25% of net income (the "Expense Cap"). Operating expenses for the Expense Years ended March 31, 2004 and 2003, did not exceed the Expense Cap.

      CNL Securities Corp. receives fees based on the amounts raised from the Company's offerings equal to: (i) selling commissions of 7.5% of gross proceeds from the offering, (ii) a marketing support fee of 0.5% of gross proceeds from the offering and (iii) beginning in December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of these fees were re-allowed to other broker dealers. During the quarters ended March 31, 2004 and 2003, the Company incurred the following fees (in thousands):

                                                       Quarter Ended March 31,
                                                     --------------------------
                                                       2004              2003
                                                     --------          --------
Selling commissions                                  $ 33,396          $ 12,276
Marketing support fee                                   2,226               818
                                                     --------          --------
                                                     $ 35,622          $ 13,094
                                                     ========          ========

      During the quarters ended March 31, 2004 and 2003, affiliates of the Advisor incurred on behalf of the Company $6.8 million and $2.5 million, respectively, for certain offering expenses. Offering expenses paid by the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with the offerings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

12.   Related Party Arrangements - Continued:

      Amounts due to related parties consisted of the following (in thousands):

                                                                        March 31,              December 31,
                                                                          2004                     2003
                                                                        ---------              ------------
Due to the Advisor and its affiliates:
  Expenditures incurred for offering expenses on behalf
     of the Company                                                      $    164               $     372
  Accounting and administrative services                                       --                     304
  Acquisition fees and expenses                                             3,113                     815
                                                                         --------               ---------
                                                                            3,277                   1,491
                                                                         --------               ---------

Due to CNL Securities Corp.:
  Selling commissions                                                    $  1,748               $   1,366
  Marketing support fees and due diligence expense
     reimbursements                                                           141                      91
  Soliciting dealer servicing fee                                              --                     310
                                                                         --------               ---------
                                                                            1,889                   1,767
                                                                         --------               ---------
                                                                         $  5,166               $   3,258
                                                                         ========               =========

      CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in
      Note 8. CCM was paid a $0.2 million structuring fee, which is included in the Company's deferred loan costs as of March 31, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payment due under the commercial paper loan includes a margin of 40 basis points payable to CCM for the monthly services it provides related to the administration of the commercial paper loan. As of March 31, 2004, no such fees were payable to CCM related to these services.

      The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $25.4 million and $15.8 million at March 31, 2004 and December 31, 2003, respectively.

      The Company owns a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. The Company periodically receives distributions from the partnership; however, no distributions were received during the quarter ended March 31, 2004.

      An affiliate of the Advisor owns a 30% voting membership interest in a limited liability company which is affiliated with nine of the Company's tenants ("Affiliated Tenants") that leased 72 of the Company's 141 Properties as of March 31, 2004. Each of the Affiliated Tenants is a thinly capitalized corporation. The Affiliated Tenants contributed 36% and 41% of total rental income from operating leases and earned income from direct financing leases for the quarters ended March 31, 2004 and 2003, respectively. The Company had past due rents aggregating to $8.8 million and $4.3 million, including $5.0 million and $2.1 million from Affiliated Tenants as of March 31, 2004 and December 31, 2003, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

13.   Concentration of Credit Risk:

      At March 31, 2004, the Company leased its Properties to 17 tenants, three of which individually contributed between 10.8% and 17.6% (an aggregate of 39.3%) of the Company's total rental income from operating leases and earned income from direct financing leases for the quarter ended March 31, 2004.

      At March 31, 2004, 92 of the 141 Properties were operated by Sunrise Senior Living Services, Inc. ("Sunrise"), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, seven Properties as of March 31, 2004, are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each Property will be operated by Sunrise. Five additional operators manage the remaining 42 Properties owned by the Company as of March 31, 2004.

      To mitigate credit risk, certain leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of March 31, 2004, the Company had $22.7 million in security deposits related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

      In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation, ("ARC"), ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

      In connection with the purchase of five Properties that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional Properties under development until such time the operating performance of the Properties achieves predetermined rent coverage thresholds.

      The Company had the following additional limited guarantees as of March 31, 2004 (in thousands):

                                                                                     Guarantee
                                                                       ---------------------------------------
                                                                                       Used
                               Number of                                               Since         Remaining
      Guarantor                Properties       Date Acquired           Maximum      Acquired         Balance
----------------------         ----------       -------------          --------      --------        ---------
Sunrise                             1            April 2000            $  2,770      $  2,080        $     690
Marriott International              5             May 2002                5,880         4,158            1,722
Sunrise/cash reserves              22           November 2003            10,500         2,350            8,150

      Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of these lessees, their guarantors or the Sunrise, Horizon Bay or ARC brands would significantly impact the results of operations of the Company. It is expected that the percentage of total rental income contributed by these lessees will decrease as additional Properties are acquired and leased to diversified tenants during subsequent periods.

      As of March 31, 2004 and December 31, 2003, the Company had past due rents aggregating to $8.8 million and $4.3 million, respectively, and allowance for doubtful accounts of $1.3 million and $0, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Quarters Ended March 31, 2004 and 2003
                                   (UNAUDITED)

14.   Subsequent Events:

      Property Acquisitions - In April 2004, the Company acquired 24 Properties, including two assisted living facilities containing 156 units and 22 medical office buildings containing approximately 1.3 million square feet, for an aggregate purchase price of $274.3 million. The Company assumed $84.2 million of existing debt related to the medical office portfolio and used cash available at March 31, 2004, to purchase the Properties. Substantially all of the medical office building leases are gross leases.

      Permanent Financings - In April 2004, the Company assumed $84.2 million in permanent financing comprised of 15 loans from various commercial lenders in connection with the acquisition of 15 medical office Properties. These loans bear interest at fixed rates ranging from 5.09% to 8.35%, require monthly principal and interest payments and mature between August 2008 and February 2013. Certain loans assumed contain substantial prepayment penalties that precluded the repayment of the loans on the assumption date.

      In April 2004, the Company drew an additional $30.0 million from the $130.0 million facility described in Note 8, in accordance with loan provisions. This funding bears interest at a fixed rate of 5.5%.

      Other - During the period April 1, 2004 through May 3, 2004, the Company received subscription proceeds for an additional 23.6 million shares ($235.5 million) of common stock.

      On April 1, 2004 and May 1, 2004, the Company declared distributions totaling $11.5 million and $12.9 million, respectively, or $0.0592 per share of common stock, payable by June 30, 2004, to stockholders of record on April 1, 2004 and May 1, 2004, respectively.

      The following report updates and replaces the corresponding report included in the Financial Information on page F-11 of the Prospectus.



        Report of Independent Registered Certified Public Accounting Firm



To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 25, 2004

                       INDEX TO OTHER FINANCIAL STATEMENTS



MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

Combined Statement of Certain Revenues and Certain Expenses

Year ended December 31, 2003
With Report of Independent Registered Public Accounting Firm

CONTENTS

Report of Independent Registered Public Accounting Firm...................................               F-32

Combined Statement of Certain Revenues and Certain Expenses for the three
     months ended March 31, 2004 (unaudited)..............................................               F-33

Combined Statement of Certain Revenues and Certain Expenses for the year
     ended December 31, 2003..............................................................               F-34

Notes to Combined Statement of Certain Revenues and Certain Expenses......................               F-35

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



TO THE BOARD OF DIRECTORS
MEDICAL OFFICE PROPERTIES, INC.

We have audited the accompanying Combined Statement of Certain Revenues and Certain Expenses of the Medical Office Properties Twenty-Two Properties (as defined in Note 1) for the year ended December 31, 2003. The Combined Statement of Certain Revenues and Certain Expenses is the responsibility of the management of Medical Office Properties, Inc. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form S-11 of CNL Retirement Properties, Inc., and is not intended to be a complete presentation of the Medical Office Properties Twenty-Two Properties' revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.



                                                  /s/ Ernst & Young LLP



McLean, Virginia
March 2, 2004

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                                                          THREE MONTHS ENDED
                                                                            MARCH 31, 2004
                                                                              (UNAUDITED)
                                                                          ------------------
CERTAIN REVENUES:
Minimum rent                                                              $        6,948,074
Recoveries from tenants                                                            1,098,104
Other property revenues                                                              260,927
                                                                          ------------------

Total certain revenues                                                             8,307,105
                                                                          ------------------

CERTAIN EXPENSES:
Operating Expenses
Maintenance                                                                          887,041
Taxes                                                                                765,841
Utilities                                                                            563,917
Insurance                                                                            165,438
Administrative                                                                       151,199
Other operating                                                                       59,143
                                                                          ------------------
Total Operating Expenses                                                           2,592,579
                                                                          ------------------

EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                                                          $        5,714,526
                                                                          ------------------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                                                              YEAR ENDED
                                                                           DECEMBER 31, 2003
                                                                          ------------------
CERTAIN REVENUES:
Minimum rent                                                              $       26,034,959
Recoveries from tenants                                                            3,145,737
Other property revenues                                                            1,068,013
                                                                          ------------------

Total certain revenues                                                            30,248,709
                                                                          ------------------

CERTAIN EXPENSES:
Operating Expenses
Maintenance                                                                        3,574,837
Taxes                                                                              2,888,446
Utilities                                                                          2,268,661
Insurance                                                                            614,748
Administrative                                                                       692,389
Other operating                                                                      178,299
                                                                          ------------------
Total Operating Expenses                                                          10,217,380
                                                                          ------------------

EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                                                          $       20,031,329
                                                                          ------------------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

1. ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain expenses relates to the operations of twenty-two medical office properties owned by Medical Office Properties, Inc. (the "Properties").

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements include the operations of the Properties for the twelve-month period ended December 31, 2003 and the three month period ended March 31, 2004. Further, the statement is not representative of the actual operations for the period presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the Properties have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. The Properties are as follows:

    PROPERTY                              LOCATION
    --------                              --------
4204 Tech Drive                       Durham, NC
4228 Tech Drive                       Durham, NC
4223 Tech Drive                       Durham, NC
4323 Ben Franklin                     Durham, NC
AMC I                                 Aurora, CO
AMC II                                Aurora, CO
BayCare                               Pinellas County, FL
Boardwalk                             Irving, TX
Chesapeake                            Chesapeake, VA
Corpus Christi                        Corpus Christi, TX
Dorsey                                Ellicott City, MD
Encino                                Encino, CA
Largo                                 Largo, FL
Las Colinas                           Irving, TX
Medplace                              Houston, TX
Plano                                 Plano, TX
Randolph                              Rockville, MD
Rocky Mountain                        Denver, CO
Sherman Oaks                          Sherman Oaks, CA
Tampa Medical                         Tampa, FL
Valencia                              Santa Clarita, CA
Yorktown                              Fairfax, VA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. Additional rental income is recognized as earned.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interim Period Statement

The interim combined statement of certain revenues and certain expenses have been prepared without audit. Certain information and footnote disclosures included in combined statement of certain revenues and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim combined statement of certain revenues and certain expenses reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the combined certain revenues and certain expenses for the three months ended March 31, 2004. Interim results are not indicative of fiscal year performance.

3. LEASING ACTIVITIES

The Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31,
2004                                                                                 $        24,084,000
2005                                                                                          21,131,000
2006                                                                                          19,073,000
2007                                                                                          16,890,000
2008                                                                                          14,143,000
Thereafter                                                                                    35,988,000
                                                                                     -------------------

                                                                                     $       131,309,000
                                                                                     ===================

4. GROUND LEASES

Certain of the Properties are subject to ground leases, which have lease termination dates ranging from 2006 to 2053. The Properties incurred approximately $69,000 of ground lease expense in 2003. Future ground lease payments required under these leases are as follows:

Year ending December 31,
2004                                                                                 $           119,000
2005                                                                                             119,000
2006                                                                                             118,000
2007                                                                                             115,000
2008                                                                                             115,000
Thereafter                                                                                     5,131,000
                                                                                     -------------------

                                                                                     $         5,717,000
                                                                                     ===================

5. SUBSEQUENT EVENT

On April 30, 2004, Medical Office Properties, Inc. sold the Properties to CNL Retirement Properties, Inc. for $256,500,000.

                      INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. ("Sunrise") managing and operating the majority of the Properties owned by the Company as of May 19, 2004. The summarized financial information presented for Sunrise as of December 31, 2003 and December 31, 2002, and for each of the three years ended December 31, 2003, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2003. The summarized financial information presented for Sunrise as of March 31, 2004, was obtained from the Form 10-Q filed by Sunrise with the Securities and Exchange Commission for the three months ended March 31, 2004.

Sunrise Senior Living, Inc.:

      Selected Financial Data for the three months ended
        March 31, 2004 and the years ended
          December 31, 2003, 2002 and 2001                                 F-38

                          Sunrise Senior Living, Inc.
                             Selected Financial Data
                      (in Thousands, except per share data)

Consolidated Balance Sheet Data:

                                        March 31,          December 31,      December 31,
                                          2004                2003               2002
                                        ---------          ------------      ------------
Current assets                          $ 232,777          $  235,895        $  254,386
Noncurrent assets                         767,621             773,903           861,765
Current liabilities                       170,846             164,772           114,747
Noncurrent liabilities                    345,421             353,147           533,725
Minority interests                          1,605               1,603             1,861
Stockholders' equity                      482,526             490,276           465,818

Consolidated Statements of Income Data:

                                    Three Months
                                       Ended            Year Ended         Year Ended            Year Ended
                                      March 31,         December 31,       December 31,         December 31,
                                       2004               2003                2002                  2001
                                    ------------        ----------          ----------           ----------
Revenues                             $  367,144         $1,188,301          $  505,912           $  428,219

Costs and expenses                      344,800          1,074,633             394,164              322,779
                                     ----------         ----------          ----------           ----------

Net income                           $   13,931         $   62,178          $   54,661           $   49,101
                                     ==========         ==========          ==========           ==========

Basic earnings per share             $     0.67         $     2.92          $     2.44           $     2.25
                                     ==========         ==========          ==========           ==========

Diluted earnings per share           $     0.60         $     2.63          $     2.23           $     2.08
                                     ==========         ==========          ==========           ==========

                                   ADDENDUM TO
                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                        THE PRIOR PERFORMANCE TABLES IN THIS
                        ADDENDUM UPDATE AND REPLACE APPENDIX B TO
                        THE PROSPECTUS, DATED MARCH 26, 2004.

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public Programs") sponsored by two of the Company's principals and their Affiliates (collectively, the "Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

      A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

      STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

      The following Tables are included herein:

            Table I - Experience in Raising and Investing Funds

            Table II - Compensation to Sponsor

            Table III - Operating Results of Prior Programs

            Table V - Sales or Disposal of Properties

      Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2003. The following is a brief description of the
Tables:

      TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

      Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 2001 and December 2003.

      The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

      TABLE II - COMPENSATION TO SPONSOR

      Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

      The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2003, in connection with each Prior Public Program, which had offerings that became fully subscribed between January 2001 and December 2003. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2003. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

      TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

      Table III presents a summary of operating results for the period from inception through December 31, 2003, of the Prior Public Programs, the offerings of which became fully subscribed between January 1999 and December 2003.

      The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

      The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

      TABLE IV - RESULTS OF COMPLETED PROGRAMS

      Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

      TABLE V - SALES OR DISPOSAL OF PROPERTIES

      Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2001 and December 2003.

      The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                   CNL Hospitality
                                                                   Properties, Inc.
                                                                   ----------------
                                                                   (Notes 1 and 2)
Dollar amount offered                                                $1,340,000,000
                                                                     --------------
Dollar amount raised                                                          100.0%

Less offering expenses:

   Selling commissions and discounts                                           (7.5)
   Organizational expenses                                                     (3.0)
   Marketing support and due diligence expense
      reimbursement fees (includes amounts
      reallowed to unaffiliated entities)                                      (0.5)
                                                                     --------------
                                                                              (11.0)
                                                                     --------------
Reserve for operations                                                           --
                                                                     --------------
Percent available for investment                                               89.0%
                                                                     ==============
Acquisition costs:

   Cash down payment                                                           84.5%
   Acquisition fees paid to affiliates                                          4.5
   Acquisition expenses                                                          --
                                                                     --------------
Total acquisition costs                                                        89.0%
                                                                     ==============
Percent leveraged (mortgage financing divided
   by total acquisition costs)                                                 48.4%

Date offering began                                               7/09/97, 6/17/99,
                                                                9/15/00 and 4/23/02

Length of offering (in months)                                    23, 15, 20 and 9,
                                                                       respectively
Months to invest 90% of amount available                         29, 16, 22 and 12,
   for investment measured from date of offering                       respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
               (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares)
               issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (337,547 shares)
               issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002 and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares)
               issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hospitality Properties REIT registered for the sale of up to $1.75 billion of shares of common stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003
               Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan.

Note 2: The amounts shown represent the combined results of the CHP Initial Offering, 1999, 2000 and the 2002 Offering only, due to the fact that the 2003 Offering was not yet fully subscribed at December 31, 2003.

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                             COMPENSATION TO SPONSOR


                                                                                        NL Hospitality
                                                                                       Properties, Inc.          Other Programs
                                                                                       ----------------          --------------
                                                                                       (Notes 2 and 3)               (Note 1)
Date offering commenced                                                                7/9/97, 6/17/99,
                                                                                       9/15/00, 4/23/02
                                                                                            and 02/5/03

Dollar amount raised                                                                     $2,437,349,502              (Note 1)
                                                                                       ================          ==============
Amount paid to sponsor from proceeds
   of offering:
      Selling commissions and discounts                                                     182,801,213
      Real estate commissions                                                                        --
      Acquisition fees                                                                      109,680,728
      Marketing support and due diligence
         expense reimbursement fees
         (includes amounts reallowed to
         unaffiliated entities)                                                              12,186,748
                                                                                       ----------------          --------------
Total amount paid to sponsor                                                                304,668,689              (Note 1)
                                                                                       ================          ==============
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
      2003 (Note 6)                                                                         127,948,000             160,501,239
      2002 (Note 6)                                                                          84,484,672             167,271,966
      2001 (Note 6)                                                                          62,826,759             101,478,002
      2000                                                                                   45,528,919                      NA
      1999                                                                                   13,348,795                      NA
      1998                                                                                    2,985,455                      NA
      1997                                                                                       29,358                      NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
      2003                                                                                   15,061,000               5,507,367
      2002                                                                                    7,824,672               7,333,973
      2001                                                                                    4,418,759               8,241,644
      2000                                                                                    1,878,358                      NA
      1999                                                                                      458,634                      NA
      1998                                                                                      208,490                      NA
      1997                                                                                        6,889                      NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
      Cash                                                                                           --             771,555,925
      Notes                                                                                          --                 890,581
Amount paid to sponsors from property sales and refinancing:
      Real estate commissions                                                                        --                      --
      Incentive fees                                                                                 --                      --
Other  (Notes 3 and 4)                                                                       74,900,983               4,480,309

Note 1: Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column present payments to the sponsor during the three years ended December 31, 2003 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
               (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration

      Past performance is not necessarily indicative of future performance.

Note 2
(Continued:)   Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock
               (the "2000 Offering"). The 2000 Offering of the Hospitality
               Properties REIT commenced following the completion of the 1999
               Offering on September 14, 2000 and upon completion of the 2000
               Offering on September 14, 2000, the company had received
               $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration
               Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock
               (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including
               $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the
               Hospitality Properties REIT registered for the sale of up to $1.75 billion of shares of common stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003 Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the
               2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 3: CNL Hospitality Corp., the advisor of the Hospitality Properties REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2003, 2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT paid the advisor $2,611,989, $1,895,579 and $2,107,404, respectively, relating to these fees.

Note 4: During each of the years ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT incurred approximately $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6: In September 1999, the Restaurant Properties REIT (included in "Other Programs") acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

      Past performance is not necessarily indicative of future performance.

                                   TABLE III
                      Operating Results of Prior Programs
                        CNL RESTAURANT PROPERTIES, INC.

                                                               1994             1995            1996               1997
                                                           (Notes 1, 23       (Notes 23       (Notes 23        (Notes 2, 23
                                                              and 26)          and 26)         and 26)            and 26)
                                                           ------------     ------------     ------------     -------------
Continuing Operations:
   Gross revenue (Note 24)                                 $         --     $    539,776     $  4,363,456     $  15,516,102
   Equity in earnings of unconsolidated
     joint venture                                                   --               --               --                --
   Gain (loss) on sale of assets (Notes 7, 15,
     18, 21 and 23)                                                  --               --               --                --
   Provision for losses on assets (Notes 12, 14,
     17, 23 and 26)                                                  --               --               --                --
   Sale of real estate (Notes 23 and 24)                             --               --               --                --
   Interest income                                                   --          119,355        1,843,228         3,941,831
   Less:    Operating expenses (Notes 5, 23 and 26)                  --         (186,145)        (908,924)       (2,066,962)
            Transaction costs                                        --               --               --                --
            Net decrease in value of mortgage
              loans held for sale, net of related
              hedge                                                  --               --               --                --
            Interest expense (Notes 23 and 26)                       --               --               --                --
            Cost of real estate sold (Notes 23
              and 24)                                                --               --               --                --
            Depreciation and amortization
              (Notes 23 and 26)                                      --         (104,131)        (521,871)       (1,795,062)
            Loss on termination of cash flow
              hedge accounting                                       --               --               --                --
            Advisor acquisition expense
              (Note 16)                                              --               --               --                --
            Minority interest in (income)/loss of
              consolidated joint ventures                            --              (76)         (29,927)          (31,453)
Discontinued Operations:
   Earnings/(loss) from discontinued operations,
     net (Notes 23 and 26)                                           --               --               --                --
   Gain on disposal of discontinued operations,
     net (Notes 23 and 26)                                           --               --               --                --
   Income tax benefit                                                --               --               --                --
Cumulative effect of accounting change                               --               --               --                --
                                                           ------------     ------------     ------------     -------------
Net income (loss) - GAAP basis                                       --          368,779        4,745,962        15,564,456
                                                           ============     ============     ============     =============
Taxable income
   - from operations (Note 8)                                        --          379,935        4,894,262        15,727,311
                                                           ============     ============     ============     =============
   - from gain (loss) on sale (Notes 7, 15, 18 and 21)               --               --               --           (41,115)
                                                           ============     ============     ============     =============
Cash generated from (used in) operations (Notes 4 and 5)             --          498,459        5,482,540        17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                   --               --               --         6,289,236
Cash generated from refinancing                                      --               --               --                --
                                                           ------------     ------------     ------------     -------------
Cash generated from (used in) operations, sales
   and refinancing                                                   --          498,459        5,482,540        23,365,450
Less: Cash distributions to investors (Note 9)
     - from operating cash flow (Note 4)                             --         (498,459)      (5,439,404)      (16,854,297)
     - from sale of properties                                       --               --               --                --
     - from cash flow from prior period                              --               --               --                --
     - from return of capital (Note 10)                              --         (136,827)              --                --
                                                           ------------     ------------     ------------     -------------
Cash generated (deficiency) after cash distributions                 --         (136,827)          43,136         6,511,153
Special items (not including sales of real estate
   and refinancing):
     Subscriptions received from stockholders                        --       38,454,158      100,792,991       222,482,560
     Sale of common stock to CNL Fund
       Advisors, Inc.                                           200,000               --               --                --
     Retirement of shares of common stock (Note 13)                  --               --               --                --
     Contributions from minority interest of
       consolidated joint venture                                    --          200,000           97,419                --
     Distributions to minority interest                              --               --          (39,121)          (34,020)
     Payment of stock issuance costs (Note 20)                      (19)      (3,680,704)      (8,486,188)      (19,542,862)
     Acquisition of land and buildings on
       operating leases (Note 4)                                     --      (18,835,969)     (36,104,148)     (143,542,667)
     Investment in direct financing leases (Note 4)                  --       (1,364,960)     (13,372,621)      (39,155,974)
     Proceeds from sales of equipment direct
       financing leases                                              --               --               --           962,274

     Past performance is not necessarily indicative of future performance.

   1998                 1999                 2000               2001             2002
(Notes 3, 23        (Notes 3, 23          (Notes 23          (Notes 23         (Notes 23             2003
  and 26)              and 26)              and 26)            and 26)           and 26)           (Note 26)
-------------      --------------       -------------      -------------      ------------       ------------
 $ 29,560,219        $ 57,979,792       $  83,618,889      $ 104,327,440      $ 92,134,457       $ 81,797,052

       16,018              97,307              97,559             98,561           100,493            107,702

           --          (1,851,838)           (721,230)        (1,136,997)         (347,179)          (157,488)

     (269,149)         (6,989,195)         (9,365,818)       (41,487,374)       (9,625,354)       (14,250,404)
           --                  --                  --        128,479,972       209,497,908                 --
    8,984,546          13,335,146          29,794,446         46,676,272        39,899,581         34,393,394
   (3,493,160)        (12,830,157)        (28,508,769)       (32,477,683)      (31,763,002)       (26,349,946)
           --          (6,798,803)        (10,315,116)                --                --                 --

           --            (551,011)         (6,854,932)        (5,070,213)       (5,368,261)        (1,852,941)
           --         (10,205,197)        (47,612,460)       (69,750,191)      (58,400,715)       (50,575,760)

           --                  --                  --       (118,537,146)     (193,178,891)                --

   (3,658,617)         (8,382,082)        (17,565,604)       (17,715,411)      (13,132,656)       (12,521,181)

           --                  --                  --         (8,060,600)               --           (501,500)

           --         (76,333,516)                 --                 --                --                 --

      (30,156)            (41,678)          1,023,730         (1,250,245)       (2,408,702)        (1,913,277)

    1,042,707           2,733,898           9,336,468         (4,871,981)       (3,396,637)          (410,711)

           --                  --                  --                 --        11,578,657         28,329,974
           --                  --                  --                 --                --          6,345,551
           --                  --                  --         (3,840,902)               --                 --
 ------------        ------------       -------------      -------------      ------------       ------------
   32,152,408         (49,837,334)          2,927,163        (24,451,498)       35,589,693         42,440,465
 ============        ============       =============      =============      ============       ============

   33,553,390          58,152,473          28,881,542         22,681,442         3,205,385         33,044,614
 ============        ============       =============      =============      ============       ============

     (149,948)           (789,861)         (2,696,079)        (9,518,197)      (10,831,314)        (6,089,087)
 ============        ============       =============      =============      ============       ============
   39,116,275         307,261,214        (155,961,649)        48,733,308       111,588,697        108,372,363

    2,385,941           5,302,433          12,833,063         12,658,578        67,084,608         25,312,090
           --                  --                  --                 --                --                 --
 ------------        ------------       -------------      -------------      ------------       ------------

   41,502,216         312,563,647        (143,128,586)        61,391,886       178,673,305        133,684,453

  (39,116,275)        (60,078,825)                 --        (48,733,308)      (67,990,684)       (68,244,434)
           --                  --                  --                 --                --                 --
     (265,053)                 --         (66,329,582)       (17,733,389)               --                 --
      (67,821)                 --                  --                 --                --                 --
 ------------        ------------       -------------      -------------      ------------       ------------
    2,053,067         252,484,822        (209,458,168)        (5,074,811)      110,636,412         65,440,019

  385,523,966             210,736                  --          3,691,600         9,750,000                 --

           --                  --                  --                 --                --                 --

     (639,528)            (50,891)                 --                 --            (4,709)                --
                                                                                                           --
           --             740,621              39,922                 --                --                 --
      (34,073)            (66,763)           (146,601)          (234,002)       (1,484,386)        (1,867,258)

  (34,579,650)           (737,190)         (1,493,436)        (1,493,436)       (1,493,437)        (1,493,437)

 (200,101,667)       (286,411,210)       (160,901,355)       (26,051,869)       (7,211,699)                --

  (47,115,435)        (63,663,720)        (15,368,629)                --                --                 --

           --           2,252,766           1,848,664                 --                --                 --

     Past performance is not necessarily indicative of future performance.

                                                     1994            1995               1996             1997
                                                 (Notes 1, 23      (Notes 23          (Notes 23       (Notes 2, 23
                                                    and 26)          and 26)            and 26)          and 26)
                                                 ------------      ----------        ------------     -------------
       Proceeds from sale of consolidated
         partnership interest (Note 19)                    --              --                  --                --
       Proceeds from sale of securities                    --              --                  --                --
       Proceeds from borrowing from affiliate
         (Note 22)                                         --              --                  --                --
       Investment in joint venture                         --              --                  --                --
       Increase in restricted cash                         --              --                  --                --
       Purchase of other investments (Note 4)              --              --                  --                --
       Investment in mortgage, equipment and
         other notes receivable (Note 4)                   --              --         (13,547,264)      (16,923,383)
       Collections on mortgage, equipment and
         other notes receivable (Note 4)                   --              --             133,850           250,732
       Redemption of (investment in)
         certificates of deposit                           --              --                  --        (2,000,000)
       Proceeds from the issuance of bonds                 --              --                  --                --
       Payment on bonds                                    --              --                  --                --
       Proceeds from borrowing on credit
         facility, note payable and subordinated
         note payable                                      --              --           3,666,896        19,721,804
       Payment on credit facility and note
         payable                                           --              --            (145,080)      (20,784,577)
       Reimbursement of organization,
         acquisition, and deferred offering and
         stock issuance costs paid on behalf of
         CNL Restaurant Properties, Inc.
         by related parties                          (199,036)     (2,500,056)           (939,798)       (2,857,352)
       Decrease (increase) in intangibles and
         other assets                                      --        (628,142)         (1,103,896)               --
       Proceeds from borrowings on mortgage
         warehouse facilities                              --              --                  --                --
       Payments on mortgage warehouse
         facilities                                        --              --                  --                --
       Payments of loan and bond issuance costs            --              --                  --                --
         Other                                             --              --             (54,533)           49,001
                                                 ------------      ----------        ------------     -------------
Cash generated (deficiency) after cash
  distributions and special items                         945      11,507,500          30,941,643         5,136,689
                                                 ============      ==========        ============     =============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)

  -  from operations (Notes 8 and 25)                      --              20                  61                67
                                                 ============      ==========        ============     =============
  -  from recapture                                        --              --                  --                --
                                                 ============      ==========        ============     =============
Capital gain (loss) (Notes 7, 15, 18 and 21)               --              --                  --                --
                                                 ============      ==========        ============     =============
Cash distributions to investors:
  Source (on GAAP basis):
  -  from investment income                                --              19                  59                66
  -  from capital gain                                     --              --                  --                --
  -  from investment income from prior period              --              --                  --                --
  -  from return of capital (Note 10)                      --              14                   8                 6
                                                 ------------      ----------        ------------     -------------
Total distributions on GAAP basis (Note 11):               --              33                  67                72
                                                 ============      ==========        ============     =============
  Source (on cash basis):
  -  from sales                                            --              --                  --                --
  -  from refinancing                                      --              --                  --                --
  -  from operations (Note 4)                              --              26                  67                72
  -  from cash flow from prior period                      --              --                  --                --
  -  from return of capital (Note 10)                      --               7                  --                --
                                                 ------------      ----------        ------------     -------------
Total distributions on cash basis (Note 11)                --              33                  67                72
                                                 ============      ==========        ============     =============
Total cash distributions as a percentage of              0.00%           5.34%               7.06%             7.45%
  original $1,000 investment (Note 6)
Total cumulative cash distributions per
  $1,000 investment from inception                         --              33                 100               172
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total                     N/A             100%               100%              100%
  acquisition cost of all properties in
  program) (Notes 7, 15, 18 and 21)

      Past performance is not necessarily indicative of future performance.

    1998                 1999                 2000              2001              2002
(Notes 3, 23         (Notes 3, 23          (Notes 23         (Notes 23          (Notes 23           2003
   and 26)              and 26)              and 26)           and 26)           and 26)          (Note 26)
-------------        -------------        ------------      ------------       ------------      ------------
           --                   --           1,187,238                --                 --                --
           --                   --           7,720,997           982,050                 --                --

           --                   --                  --         8,708,400         11,750,000        18,709,603
     (974,696)            (187,452)                 --           (10,000)          (150,000)               --
           --                   --          (1,875,838)       (9,055,564)         6,357,321        (7,887,421)
  (16,083,055)                  --          (2,831,779)               --                 --                --

  (10,724,398)         (31,004,345)        (11,130,607)      (11,457,682)        (6,606,837)               --

    1,555,623            3,894,067           8,334,231         9,325,173         15,481,478        29,075,354

           --            2,000,000                  --                --                 --                --
           --                   --         280,906,000       177,222,667                 --        24,905,561
           --                   --          (2,422,469)      (10,065,808)       (16,435,554)      (19,402,557)

    7,692,040          439,941,245         397,538,000        63,948,887        249,333,516        34,104,800

       (8,039)         (61,580,289)       (586,425,008)     (159,064,801)       (90,875,084)      (66,750,919)

   (4,574,925)          (1,492,310)                 --                --                 --                --

   (6,281,069)          (1,862,036)           (377,755)               --                 --                --

           --           27,101,067         301,227,438       325,264,212        189,901,470       124,126,661

           --         (352,808,966)         (7,718,739)     (358,859,850)      (474,312,483)     (176,371,771)
           --           (5,947,397)        (20,891,532)       (9,633,523)           (22,557)       (2,231,032)
      (95,101)                  --                  --                --                 --            19,064
-------------        -------------        ------------      ------------       ------------      ------------

   75,613,060          (77,188,245)        (22,239,426)       (2,458,357)        (5,345,049)       20,376,667
=============        =============        ============      ============       ============      ============




           63                   73                  30                15                 --                30
=============        =============        ============      ============       ============      ============
           --                   --                  --                --                 --                --
=============        =============        ============      ============       ============      ============
           --                   --                  --                --                 --                --
=============        =============        ============      ============       ============      ============


           60                   --                   3                --                 40                47
           --                   --                  --                --                 --                --
           --                   --                  --                --                 --                --
           14                   76                  73                76                 36                28
-------------        -------------        ------------      ------------       ------------      ------------
           74                   76                  76                76                 76                75
=============        =============        ============      ============       ============      ============

           --                   --                  --                --                 --                --
           --                   --                  --                --                 --                --
           73                   76                  --                55                 76                75
            1                   --                  76                21                 --                --
           --                   --                  --                --                 --                --
-------------        -------------        ------------      ------------       ------------      ------------
           74                   76                  76                76                 76                75
=============        =============        ============      ============       ============      ============

        7.625%               7.625%              7.625%            7.625%             7.625%            7.625%

          246                  322                 398               474                550               625

          100%                 100%                100%              100%               100%              100%

      Past performance is not necessarily indicative of future performance.

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares)
          issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:   Cash generated from operations from inception through September
          1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:   Taxable income presented is before the dividends paid deduction.

Note 9:   For the years ended December 31, 2003, 2002, 2001, 2000, 1999,
          1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%,
          90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

      Past performance is not necessarily indicative of future performance.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:  In October 1998, the Board of Directors of the Restaurant
          Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14: During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:  On September 1, 1999, the Restaurant Properties REIT issued
          6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, 2001, 2002 and 2003 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $9,365,818, $41,487,374, $9,625,354 and $14,250,400,
          respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18: During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19: During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

      Past performance is not necessarily indicative of future performance.

Note 20: An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002 and 2003 the
          Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003 and 2004, respectively.

Note 21:  During the year ended December 31, 2001, 2002 and 2003, the
          Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003, the affiliate advanced $18.7 million to the Restaurant Properties REIT under the same terms as previous advances.

Note 23: Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24: Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25: For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26: As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2003, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1999, 2000, 2001 and 2002 to conform to the 2003 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 have not been restated or reclassified to conform to the 2003 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                      Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                           1996             1997                                 1999
                                                         (Note 1)         (Note 1)             1998            (Note 2)
                                                        ----------      ------------       ------------      ------------
Gross revenue                                           $       --      $         --       $  1,316,599      $  4,230,995
Dividend income (Note 10)                                       --                --                 --         2,753,506
Interest and other income                                       --            46,071            638,862         3,693,004
                                                        ----------      ------------       ------------      ------------
Less:  Operating expenses                                       --           (22,386)          (257,646)         (802,755)
       Interest expense                                         --                --           (350,322)         (248,094)
       Depreciation and amortization                            --              (833)          (388,554)       (1,267,868)
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)                    --                --                 --          (778,466)
       Minority interest                                        --                --                 --           (64,334)
Benefit from Income Taxes                                       --                --                 --                --
Income from Continuing Operations                               --                --                 --                --
                                                        ----------      ------------       ------------      ------------
Net income - GAAP basis                                         --            22,852            958,939         7,515,988
                                                        ==========      ============       ============      ============
Taxable income
    -  from operations (Note 6)                                 --            46,071            609,304         7,613,284
                                                        ==========      ============       ============      ============
    -  from gain (loss) on sale                                 --                --                 --                --
                                                        ==========      ============       ============      ============
Cash generated from operations (Notes

    3 and 4)                                                    --            22,469          2,776,965        12,890,161
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                               --           (22,469)        (1,168,145)      (10,765,881)
      -  from sale of properties                                --                --                 --                --
      -  from cash flow from prior period                       --                --                 --                --
      -  from return of capital (Note 8)                        --            (7,307)                --                --
                                                        ----------      ------------       ------------      ------------
Cash generated (deficiency) after cash
    distributions                                               --            (7,307)         1,608,820         2,124,280
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                             --        11,325,402         31,693,678       245,938,907
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL
       Hospitality Advisors, Inc.)                         200,000                --                 --                --
      Proceeds from mortgage loans and other
       notes payable                                            --                --                 --                --
      Contribution from minority interest                       --                --                 --         7,150,000
      Distributions to holders of minority
       interest                                                 --                --                 --                --
      Stock issuance costs                                (197,916)       (1,979,371)        (3,948,669)      (26,472,318)
      Acquisition of land, buildings and
       equipment                                                --                --        (28,752,549)      (85,089,887)
      Acquisition of RFS                                        --                --                 --                --
      Investment in unconsolidated subsidiary                   --                --                 --       (39,879,638)
      Deposit on property and other investments                 --                --                 --                --
      Acquisition of additional interest CNL
       Hotel Investors, Inc.                                    --                --                 --                --
      Redemption of (investment in) certificate of
       deposit                                                  --                --         (5,000,000)               --
      Increase in restricted cash                               --                --            (82,407)         (193,223)
      Proceeds of borrowing on line of credit                   --                --          9,600,000                --
      Payment on mortgage loans and line of credit              --                --                 --        (9,600,000)
      Payment of other notes                                    --                --                 --                --
      Payment of loan costs                                     --                --            (91,262)          (47,334)
      Decrease (increase) in intangibles and
        other assets                                            --          (463,470)          (676,026)       (5,068,727)
      Retirement of shares of common stock                      --                --                 --          (118,542)
      Due from related parties - offering expenses              --                --                 --                --
      Other                                                     --            (7,500)             7,500                --
                                                        ----------      ------------       ------------      ------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084         8,867,754          4,359,085        88,743,518
                                                        ==========      ============       ============      ============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                 --                 7                 25                48
                                                        ==========      ============       ============      ============
    -  from recapture                                           --                --                 --                --
                                                        ==========      ============       ============      ============
Capital gain (loss) (Note 7)                                    --                --                 --                --
                                                        ==========      ============       ============      ============

      Past performance is not necessarily indicative of future performance.

    2000             2001              2002               2003
  (Note 2)         (Note 2)          (Note 2)           (Note 2)
 -----------     -------------      ------------      --------------
$ 26,681,838     $  79,728,000       217,742,000      $  550,174,000
   2,780,063                --                --                  --
   6,637,318         9,289,000         7,784,000           6,966,000
 -----------     -------------      ------------      --------------
  (3,311,988)      (22,514,000)     (130,886,000)       (392,582,000)
  (2,383,449)      (15,635,000)      (23,125,000)        (58,040,000)
  (7,830,456)      (22,281,000)      (37,810,000)        (79,876,000)

    (386,627)       (7,968,000)      (17,256,000)        (23,970,000)
  (1,516,237)       (1,291,000)         (639,000)            778,000
          --                --                --           1,321,000
          --                --                --           1,222,000
 -----------     -------------      ------------      --------------
  20,670,462        19,328,000        15,810,000           5,993,000
 ===========     =============      ============      ==============

  14,507,032        16,938,386        24,804,256          24,674,829
 ===========     =============      ============      ==============
          --                --                --                  --
 ===========     =============      ============      ==============

  43,650,561        58,408,000        76,660,000         112,887,000

 (28,082,275)      (48,410,000)      (74,217,000)       (112,887,000)
          --                --                --                  --
          --                --                --                  --
          --                --                --         (17,074,000)
 -----------     -------------      ------------      --------------

  15,568,286         9,998,000         2,443,000         (17,074,000)

 203,684,044       286,069,000       489,111,000       1,169,496,000

          --                --                --                  --

 102,081,950       137,990,000       118,720,000         866,912,000
          --                --                --                  --

 (10,217,828)       (2,896,000)         (530,000)           (380,000)
 (24,808,156)      (34,723,000)      (51,640,000)       (113,211,000)

(310,711,912)     (351,621,000)     (446,520,000)     (1,224,313,000)
          --                --                --        (450,350,000)
 (10,174,209)      (30,804,000)      (53,099,000)           (727,000)
          --                --       (10,300,000)        (24,985,000)

 (17,872,573)               --                --                  --

   5,000,000                --                --                  --
  (2,988,082)       (6,106,000)      (12,425,000)        (29,241,000)
          --         7,500,000        16,579,000              (6,000)
          --        (1,184,000)       (1,931,000)         (4,730,000)
          --                --       (26,607,000)         (2,533,000)
  (1,342,713)       (4,932,000)       (2,395,000)         (9,751,000)

   2,510,090       (11,611,000)      (29,643,000)        (81,996,000)
  (2,503,484)       (2,313,000)       (2,391,000)         (6,591,000)
          --        (1,411,000)               --                  --
          --                --                --                  --
 -----------     -------------      ------------      --------------

 (51,774,587)       (6,044,000)      (10,628,000)         70,520,000
 ===========     =============      ============      ==============

          38                26                25                  14
 ===========     =============      ============      ==============
          --                --                --                  --
 ===========     =============      ============      ==============
          --                --                --                  --
 ===========     =============      ============      ==============

     Past performance is not necessarily indicative of future performance.

                                                        1996             1997                               1999
                                                      (Note 1)         (Note 1)            1998           (Note 2)
                                                      --------         --------           ------          --------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               --                3               40                47
    -  from capital gain                                    --               --               --                --
    -  from investment income from
       prior period                                         --               --               --                --
    -  from return of capital (Note 8)                      --                1                9                21
                                                      --------         --------           ------          --------
Total distributions on GAAP basis
   (Note 9)                                                 --                4               49                68
                                                      ========         ========           ======          ========
   Source (on cash basis)
    -  from sales                                           --               --               --                --
    -  from refinancing                                     --               --               --                --
    -  from operations                                      --                3               49                68
    -  from cash flow from prior period                     --               --               --                --
    -  from return of capital (Note 8)                      --                1               --                --
                                                      --------         --------           ------          --------
Total distributions on cash basis (Note 9)                  --                4               49                68
                                                      ========         ========           ======          ========
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                              N/A             3.00%            4.67%             7.19%
Total cumulative cash distributions per
    $1,000 investment from inception                       N/A                4               53               121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                            N/A              N/A              100%              100%

Note 1:   Pursuant to a Registration Statement on Form S-11 under the
          Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

      Past performance is not necessarily indicative of future performance.

   2000             2001              2002             2003
 (Note 2)         (Note 2)          (Note 2)         (Note 2)
-----------      ----------         --------         ---------
         53              30               16                3
         --              --               --               --

         --              --               --
         20              45               60               72
-----------      ----------         --------         --------

         73              75               76               75
===========      ==========         ========         ========

         --              --               --               --
         --              --               --               --
         73              75               76               65
         --              --               --               --
         --              --               --               10
-----------      ----------         --------         --------
         73              75               76               75
===========      ==========         ========         ========

       7.38%          7.688%            7.75%            7.75%

        194             269              345              420

        100%            100%             100%             100%

Note 6:   Taxable income presented is before the dividends paid deduction.

Note 7:   For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND, LTD.:
   Wendy's -
     Mesquite, TX (2)                    09/29/86   02/20/02     1,064,259       --            --        --      1,064,259
   Burger King -
     Orlando, FL (30)                    11/12/86   06/18/02       613,553       --            --        --        613,553
   Jade Hunan -
     Angleton, TX (2)                    09/11/86   01/17/03       297,888       --            --        --        297,888

CNL INCOME FUND II, LTD.:
   KFC -
     Bay City, TX (2)                    12/18/87   09/10/01       548,874       --            --        --        548,874
   Burger King -
     San Antonio, TX (2)                 05/15/87   06/26/02       747,510       --            --        --        747,510
   Denny's -
     Casper, WY (2) (38)                 09/15/87   08/09/02       346,252       --            --        --        346,252
   Denny's -
     Rock Springs, WY (2)                09/18/87   08/09/02       204,659       --            --        --        204,659
   Golden Corral -
     TOMBALL, TX                         05/13/87   10/10/02       458,175       --            --        --        458,175
   Golden Corral -
     Pineville, LA                       06/18/97   12/18/02       262,425       --            --        --        262,425
   Darryl's -
     Greensboro, NC (11)                 06/11/97   09/26/03       300,118       --            --        --        300,118
   IHOP -
     Peoria, AZ (20)                     11/18/99   08/27/01       836,160       --            --        --        836,160

CNL INCOME FUND III, LTD.:
   Golden Corral -
     Washington, IL (2) (3)              11/20/87   11/29/01       586,132       --            --        --        586,132
   Golden Corral -
     Schereville, IN (2) (23)            11/19/87   09/11/01       810,550       --            --        --        810,550
   Po' Folks -
     Titusville, FL (28)                 10/30/87   01/09/02       121,558       --            --        --        121,558
    Burger King -
     Montgomery, AL (2) (36)             01/28/99   05/17/02        78,294       --       320,000        --        398,294
   Golden Corral -
     Altus, OK (2)                       10/14/87   09/27/02       307,785       --            --        --        307,785
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)        08/18/88   09/30/02       106,315       --       640,000        --        746,315
   Darryl's -
     Fayetteville, NC (2)                06/11/97   02/10/03       383,338       --            --        --        383,338

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND, LTD.:
   Wendy's -
     Mesquite, TX (2)                          --            848,000        848,000       1,351,586
   Burger King -
     Orlando, FL (30)                          --            487,500        487,500         911,938
   Jade Hunan -
     Angleton, TX (2)                          --            575,000        575,000         568,404

CNL INCOME FUND II, LTD.:
   KFC -
     Bay City, TX (2)                          --            446,827        446,827         767,761
   Burger King -
     San Antonio, TX (2)                       --            703,500        703,500       1,251,201
   Denny's -
     Casper, WY (2) (38)                       --            566,700        566,700         872,849
   Denny's -
     Rock Springs, WY (2)                      --            667,900        667,900         928,587
   Golden Corral -
     TOMBALL, TX                               --            807,583        807,583       1,434,457
   Golden Corral -
     Pineville, LA                             --            645,400        645,400       1,115,813
   Darryl's -
     Greensboro, NC (11)                       --            501,778        501,778         233,002
   IHOP -
     Peoria, AZ (20)                           --            764,975        764,975         125,468

CNL INCOME FUND III, LTD.:
   Golden Corral -
     Washington, IL (2) (3)                    --            690,500        690,500       1,083,951
   Golden Corral -
     Schereville, IN (2) (23)                  --            694,100        694,100       1,053,524
   Po' Folks -
     Titusville, FL (28)                       --            714,117        714,117         166,684
    Burger King -
     Montgomery, AL (2) (36)                   --            941,358        941,358         261,836
   Golden Corral -
     Altus, OK (2)                             --            557,900        557,900         920,131
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)              --            924,921        924,921       1,309,270
   Darryl's -
     Fayetteville, NC (2)                      --          1,276,324      1,276,324         602,726

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND IV, LTD.:
   Taqueria Jalisco -
     Corpus Christi, TX (2)              04/01/91   06/19/01      390,000        --         --          --         390,000
   Bellissimos Family Restaurant -
      Palm Bay, FL                       01/10/89   08/17/01      289,894        --         --          --         289,894
   Po' Folks -
     Titusville, FL (28)                 10/30/87   01/09/02       44,052        --         --          --          44,052
   Arby's -
     Portland, IN (2)                    11/15/88   02/28/03      776,081        --         --          --         776,081
   The Vitamin Shoppe -
     Richmond, VA (2)                    12/31/96   03/27/03      922,652        --         --          --         922,652
   Dunkin Donuts/Holsum Bread -
     Maywood, IL (2)                     09/28/88   07/30/03      345,977        --         --          --         345,977

CNL INCOME FUND V, LTD.:
   Denny's -
      Daleville, IN (2)                  02/06/89   03/02/01      300,386        --         --          --         300,386
   Denny's -
     Huron, OH (2) (6)                   05/19/89   01/15/02      260,956        --         --          --         260,956
   Market Street Buffet and Bakery
     West Lebanon, NH (2)                07/10/89   01/17/02      654,530        --         --          --         654,530
   Taco Bell -
      Bountiful, UT (2)                  08/17/89   01/28/02    1,039,998        --         --          --       1,039,998
   Burger King -
     Lawrenceville, GA (2)               06/27/89   06/20/02      847,000        --         --          --         847,000

CNL INCOME FUND VI, LTD.:
   Captain D's -
     Chester, PA (4)                     02/09/90   05/22/01       83,000        --         --          --          83,000
   IHOP -
     Dublin, CA (14)                     11/12/99   06/28/01    1,274,672        --         --          --       1,274,672
   IHOP -
     Round Rock, TX (21)                 10/27/99   10/05/01    1,163,216        --         --          --       1,163,216
   Denny's -
     Cheyenne, WY                        12/19/89   12/21/01      290,800        --         --          --         290,800
   KFC -
     Caro, MI (35)                       04/02/90   11/15/02      396,840        --         --          --         396,840
   Denny's -
     Broken Arrow, OK                    08/31/98   06/24/03      472,425        --         --          --         472,425
   Darryl's -
     Greensboro, NC (11)                 06/11/97   09/26/03      168,817        --         --          --         168,817

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND IV, LTD.:
   Taqueria Jalisco -
     Corpus Christi, TX (2)                    --             622,310       622,310         331,788
   Bellissimos Family Restaurant -
      Palm Bay, FL                             --           1,070,822     1,070,822       1,250,729
   Po' Folks -
     Titusville, FL (28)                       --             258,795       258,795          60,406
   Arby's -
     Portland, IN (2)                          --             806,121       806,121         912,778
   The Vitamin Shoppe -
     Richmond, VA (2)                          --           1,035,417     1,035,417         541,155
   Dunkin Donuts/Holsum Bread -
     Maywood, IL (2)                           --             681,525       681,525         520,525

CNL INCOME FUND V, LTD.:
   Denny's -
      Daleville, IN (2)                        --             547,600       547,600         589,375
   Denny's -
     Huron, OH (2) (6)                         --             448,100       448,100         764,529
   Market Street Buffet and Bakery
     West Lebanon, NH (2)                      --           1,159,990     1,159,990         (29,353)
   Taco Bell -
      Bountiful, UT (2)                        --             614,249       614,249       1,053,833
   Burger King -
     Lawrenceville, GA (2)                     --             797,778       797,778       1,290,366

CNL INCOME FUND VI, LTD.:
   Captain D's -
     Chester, PA (4)                           --             550,000       550,000         786,617
   IHOP -
     Dublin, CA (14)                           --           1,166,160     1,166,160         175,195
   IHOP -
     Round Rock, TX (21)                       --           1,076,103     1,076,103         192,394
   Denny's -
     Cheyenne, WY                              --             765,500       765,500       1,058,493
   KFC -
     Caro, MI (35)                             --             348,855       348,855         651,265
   Denny's -
     Broken Arrow, OK                          --             729,440       729,440         472,549
   Darryl's -
     Greensboro, NC (11)                       --             282,250       282,250         131,063

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND VII, LTD.:
   Church's -
     Daytona Beach, FL (22)              01/16/91   11/27/01      213,482        --      103,581        --         317,063
   Church's
     Gainesville, FL                     01/16/91   11/29/01      182,750        --           --        --         182,750
   Johnnies -
     Saddlebrook, FL                     04/04/90   12/21/01      698,050        --           --        --         698,050
   Burger King -
     Columbus, OH (31)                   09/27/91   06/03/02      218,833        --           --        --         218,833
   Burger King -
     Pontiac, MI (31)                    09/27/91   06/27/02      130,073        --           --        --         130,073
   Jack in the Box -
     Mansfield, TX (34)                  03/20/97   08/23/02      799,084        --           --        --         799,084

CNL INCOME FUND VIII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)         05/31/96   03/21/01      236,740        --           --        --         236,740
   Quincy's -
     Statesville, NC                     10/10/91   05/25/01      877,000        --           --        --         877,000
   Burger King -
     Baseball City, FL                   06/18/91   05/02/02    1,184,559        --           --        --       1,184,559
   Burger King -
     Columbus, OH (31)                   09/27/91   06/03/02      447,392        --           --        --         447,392
   Burger King -
     Pontiac, MI (31)                    09/27/91   06/27/02      265,926        --           --        --         265,926
   Bakers Square -
     Libertyville, IL (33)               08/31/00   09/05/02    1,076,041        --           --        --       1,076,041

CNL INCOME FUND IX, LTD.:
   IHOP -
     Dublin, CA (14)                     11/12/99   06/28/01      424,891        --           --        --         424,891
   Shoney's -
     Bedford, IN                         07/09/91   07/31/01      900,110        --           --        --         900,110
   Shell's Seafood Restaurant -
     Copley Township, OH                 12/17/91   11/28/01    1,086,143        --           --        --       1,086,143
   Hardee's -
     Greenville, SC                      10/21/91   05/03/02      976,798        --           --        --         976,798
   Burger King -
     Greensboro, NC (29)                 03/30/92   05/16/02      571,744        --           --        --         571,744
   Burger King -
     Columbus, OH (31)                   09/27/91   06/03/02      549,515        --           --        --         549,515

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND VII, LTD.:
   Church's -
     Daytona Beach, FL (22)                   --             318,188        318,188         396,488
   Church's
     Gainesville, FL                          --             183,872        183,872         239,254
   Johnnies -
     Saddlebrook, FL                          --           1,100,000      1,100,000       1,324,170
   Burger King -
     Columbus, OH (31)                        --             167,259        167,259         190,438
   Burger King -
     Pontiac, MI (31)                         --             211,050        211,050         238,235
   Jack in the Box -
     Mansfield, TX (34)                       --             617,155        617,155         351,952

CNL INCOME FUND VIII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)              --             236,740        236,740         127,155
   Quincy's -
     Statesville, NC                          --             893,422        893,422         997,232
   Burger King -
     Baseball City, FL                        --             873,857        873,857       1,096,005
   Burger King -
     Columbus, OH (31)                        --             341,952        341,952         389,340
   Burger King -
     Pontiac, MI (31)                         --             431,480        431,480         487,058
   Bakers Square -
     Libertyville, IL (33)                    --             960,000        960,000         187,961

CNL INCOME FUND IX, LTD.:
   IHOP -
     Dublin, CA (14)                          --             388,720        388,720          58,398
   Shoney's -
     Bedford, IN                              --             754,028        754,028         991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                      --             870,713        870,713         692,662
   Hardee's -
     Greenville, SC                           --             760,405        760,405         957,261
   Burger King -
     Greensboro, NC (29)                      --             460,989        460,989         479,360
   Burger King -
     Columbus, OH (31)                        --             420,008        420,008         478,210

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND IX, LTD. (CONTINUED):
   Burger King -
     Ashland, NH (32)                    06/29/92   06/03/02      402,545        --         --          --         402,545
   Burger King -
     Pontiac, MI (31)                    09/27/91   06/27/02      326,626        --         --          --         326,626
   Shoney's -
     Huntsville, AL                      10/04/91   08/20/02      951,528        --         --          --         951,528
   Bakers Square -
     Libertyville, IL (33)               08/31/00   09/05/02      554,324        --         --          --         554,324
   Hardee's -
     Farragut, TN                        10/09/91   12/18/02      886,300        --         --          --         886,300
   Denny's -
     Grand Prairie, TX                   08/20/91   02/28/03      286,543        --         --          --         286,543

CNL INCOME FUND X, LTD.:
   IHOP -
     Peoria, AZ (20)                     11/18/99   08/27/01      905,840        --         --          --         905,840
   Jack in the Box -
     San Marcos, TX                      03/03/99   04/23/02    1,161,055        --         --          --       1,161,055
   Burger King -
     Greensboro, NC (29)                 03/30/92   05/16/02      571,744        --         --          --         571,744
   Burger King -
     Ashland, NH (32)                    06/29/92   06/03/02      154,802        --         --          --         154,802
   Perkins -
     Ft. Pierce, FL                      02/04/92   12/20/02      329,175        --         --          --         329,175
   Burger King -
     Ocean Shores, WA (16)               01/28/99   09/18/03      543,986        --         --          --         543,986

CNL INCOME FUND XI, LTD.:
   IHOP -
     Round Rock, TX (21)                 10/27/99   10/05/01      347,454        --         --          --         347,454
   Quincy's -
     Sebring, FL                         09/29/92   11/21/01    1,029,000        --         --          --       1,029,000
   Burger King -
     Columbus, OH                        09/01/92   06/03/02      901,125        --         --          --         901,125
   Burger King -
     Ashland, NH (32)                    06/29/92   06/03/02      915,559        --         --          --         915,559
   Burger King -
     East Detroit, MI                    06/29/92   06/20/02      833,247        --         --          --         833,247
   Denny's -
     Abilene, TX                         11/17/92   03/04/03      931,858        --         --          --         931,858

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND IX, LTD. (CONTINUED):
   Burger King -
     Ashland, NH (32)                          --            325,018        325,018          322,154
   Burger King -
     Pontiac, MI (31)                          --            529,969        529,969          598,234
   Shoney's -
     Huntsville, AL                            --            763,901        763,901        1,050,434
   Bakers Square -
     Libertyville, IL (33)                     --            494,545        494,545           96,829
   Hardee's -
     Farragut, TN                              --            707,025        707,025          940,825
   Denny's -
     Grand Prairie, TX                         --            495,874        495,874          423,298

CNL INCOME FUND X, LTD.:
   IHOP -
     Peoria, AZ (20)                           --            828,723        828,723          135,923
   Jack in the Box -
     San Marcos, TX                            --          1,020,829      1,020,829          288,292
   Burger King                                                                                   -
     Greensboro, NC (29)                       --            460,989        460,989          479,360
   Burger King -
     Ashland, NH (32)                          --            124,989        124,989          123,887
   Perkins -
     Ft. Pierce, FL                            --          1,002,337      1,002,337          623,996
   Burger King -
     Ocean Shores, WA (16)                     --            803,568        803,568          149,991

CNL INCOME FUND XI, LTD.:
   IHOP -
     Round Rock, TX (21)                       --            321,434        321,434           57,468
   Quincy's -
     Sebring, FL                               --          1,054,550      1,054,550        1,111,338
   Burger King -
     Columbus, OH                              --            714,413        714,413          798,711
   Burger King -
     Ashland, NH (32)                          --            739,228        739,228          732,715
   Burger King -
     East Detroit, MI                          --            761,501        761,501          779,593
   Denny's -
     Abilene, TX                               --            763,284        763,284        1,004,895

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND XII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)         05/31/96   03/21/01     1,663,260       --           --         --      1,663,260
   Jack in the Box -
     Rialto, CA                          01/15/93   09/28/01     1,382,365       --           --         --      1,382,365
   Johnnies -
     Winter Haven, FL                    08/09/93   10/02/01     1,090,297       --           --         --      1,090,297
   Jack in the Box -
     Arlington, TX                       01/15/93   04/23/02     1,248,205       --           --         --      1,248,205
   Burger King -
      Valdosta, GA                       08/24/93   08/30/02       623,661       --           --         --        623,661
   The Knight Club -
     Tempe, AZ                           04/05/93   12/19/03       673,300       --           --         --        673,300

CNL INCOME FUND XIII, LTD.:
   Quincy's -
     Mount Airy, NC                      07/30/93   04/09/01       947,000       --           --         --        947,000
   Burger King -
     Dayton, OH                          07/30/93   06/03/02     1,049,863       --           --         --      1,049,863
   Lion's Choice -
     Overland Park, KS (5)               12/16/93   08/12/02     1,242,050       --           --         --      1,242,050

CNL INCOME FUND XIV, LTD.:
   Golden Corral -
     Paris, TX (13)                      07/26/96   05/25/01       400,000       --           --         --        400,000
   Razzleberries -
     Las Vegas, NV                       07/08/94   02/01/02     1,143,753       --           --         --      1,143,753
   Long John Silver's -
     Laurens, SC                         03/25/94   08/05/02       155,249       --           --         --        155,249
   Golden Corral -
     Greeley, CO                         12/13/94   09/25/02     1,306,595       --           --         --      1,306,595
   Checker's -
     Merriam, KS                         03/31/94   11/07/02       323,175       --           --         --        323,175

CNL INCOME FUND XV, LTD.:
   Quincy's -
     Greer, SC (15)                      06/13/94   04/06/01       233,000       --      467,000         --        700,000
   Jack in the Box -
     Woodland Hills, CA                  07/29/94   04/19/01     1,253,728       --           --         --      1,253,728
   Golden Corral -
     Paris, TX (13)                      07/26/96   05/25/01       400,000       --           --         --        400,000

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND XII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)               --          1,663,260      1,663,260          893,350
   Jack in the Box -
     Rialto, CA                                --          1,033,072      1,033,072          936,833
   Johnnies -
     Winter Haven, FL                          --          1,172,608      1,172,608        1,117,762
   Jack in the Box -
     Arlington, TX                             --            966,466        966,466          937,794
   Burger King -
      Valdosta, GA                             --            510,432        510,432          648,558
   The Knight Club -
     Tempe, AZ                                 --            710,000        710,000          603,945

CNL INCOME FUND XIII, LTD.:
   Quincy's -
     Mount Airy, NC                            --            968,134        968,134          755,601
   Burger King -
     Dayton, OH                                --            905,717        905,717        1,032,534
   Lion's Choice -
     Overland Park, KS (5)                     --          1,029,449      1,029,449          964,561

CNL INCOME FUND XIV, LTD.:
   Golden Corral -
     Paris, TX (13)                            --            501,276        501,276          255,146
   Razzleberries -
     Las Vegas, NV                             --          1,006,514      1,006,514          631,310
   Long John Silver's -
     Laurens, SC                               --            448,796        448,796          257,444
   Golden Corral -
     Greeley, CO                               --          1,184,810      1,184,810        1,015,365
   Checker's -
     Merriam, KS                               --            284,609        284,609          269,328

CNL INCOME FUND XV, LTD.:
   Quincy's -
     Greer, SC (15)                            --            946,933        946,933          649,756
   Jack in the Box -
     Woodland Hills, CA                        --            939,806        939,806          648,254
   Golden Corral -
     Paris, TX (13)                            --            501,276        501,276          255,146

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND XV, LTD. (CONTINUED):
   Jack in the Box -
     Altadena, CA                        07/29/94   10/04/01       937,250       --         --          --         937,250
   Jack in the Box -
     Redlands, CA                        07/29/94   02/15/02     1,300,882       --         --          --       1,300,882
   Long John Silver's -
     Medina, OH                          10/05/94   09/30/02       395,205       --         --          --         395,205
   Checker's -
     Stratford, NJ                       05/27/94   12/27/02       350,802       --         --          --         350,802
   Denny's -
     Bartlesville, OK                    08/31/95   06/24/03       558,990       --         --          --         558,990

CNL INCOME FUND XVI, LTD.:
   Denny's -
     Marana, AZ                          02/13/95   03/30/01     1,145,045       --         --          --       1,145,045
   Boston Market -
     St. Cloud, MN                       09/15/95   11/28/01       647,365       --         --          --         647,365
   Big Boy -
     Las Vegas, NV                       05/31/95   12/11/01     1,059,264       --         --          --       1,059,264
   Denny's -
     Mesquite, TX                        08/31/95   03/28/02       448,675       --         --          --         448,675
   Jack in the Box -
     Rancho Cordova, CA                  10/31/94   06/04/02     1,325,054       --         --          --       1,325,054
   Denny's -
     Bucyrus, OH (26)                    06/08/95   08/07/02       144,915       --         --          --         144,915
   Denny's -
     Salina, KS                          12/12/95   02/04/03       154,492       --         --          --         154,492
   Golden Corral -
     Independence, MO                    12/31/94   11/21/03     1,947,899       --         --          --       1,947,899

CNL INCOME FUND XVII, LTD.:
   Boston Market -
     Houston, TX                         06/19/96   01/19/01       782,648       --         --          --         782,648
   Mr. Fable's -
     Kentwood, MI                        09/05/95   06/21/01       681,300       --         --          --         681,300
   Boston Market -
     Inglewood, CA                       07/24/96   09/06/01       298,300       --         --          --         298,300
   Jack in the Box -
     El Dorado, CA                       09/26/96   09/25/01     1,510,463       --         --          --       1,510,463
   Denny's -
     Mesquite, NV                        04/25/96   03/29/02       771,800       --         --          --         771,800

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND XV, LTD. (CONTINUED):
   Jack in the Box -
     Altadena, CA                              --            709,812        709,812         528,007
   Jack in the Box -
     Redlands, CA                              --            973,020        973,020         758,150
   Long John Silver's -
     Medina, OH                                --            812,056        812,056         285,620
   Checker's -
     Stratford, NJ                             --            287,391        287,391         271,787
   Denny's -
     Bartlesville, OK                          --            935,365        935,365         610,214

CNL INCOME FUND XVI, LTD.:
   Denny's -
     Marana, AZ                                --            719,234        719,234         587,377
   Boston Market -
     St. Cloud, MN                             --          1,075,093      1,075,093         502,978
   Big Boy -
     Las Vegas, NV                             --          1,160,553      1,160,553         476,249
   Denny's -
     Mesquite, TX                              --            987,353        987,353         480,530
   Jack in the Box -
     Rancho Cordova, CA                        --            900,290        900,290         705,521
   Denny's -
     Bucyrus, OH (26)                          --            540,000        540,000         385,051
   Denny's -
     Salina, KS                                --            897,358        897,358         329,827
   Golden Corral -
     Independence, MO                          --          1,793,974      1,793,974       1,712,444

CNL INCOME FUND XVII, LTD.:
   Boston Market -
     Houston, TX                               --            812,696        812,696         323,963
   Mr. Fable's -
     Kentwood, MI                              --            855,609        855,609         272,268
   Boston Market -
     Inglewood, CA                             --            857,488        857,488         196,478
   Jack in the Box -
     El Dorado, CA                             --          1,097,220      1,097,220         581,924
   Denny's -
     Mesquite, NV                              --          1,186,460      1,186,460         494,461

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND XVII, LTD
(CONTINUED):
   Wendy's -
     Knoxville, TN                       07/30/96   05/31/02     1,045,425       --         --          --       1,045,425
   Bakers Square -
     Wilmette, IL                        01/31/00   06/27/02     1,682,371       --         --          --       1,682,371
   Jack in the Box -
     Mansfield, TX (34)                  03/20/97   08/23/02       212,415       --         --          --         212,415
   Burger King -
     Ocean Shores, WA (16)               01/28/99   09/18/03       243,714       --         --          --         243,714

CNL INCOME FUND XVIII, LTD.:
   Boston Market -
     Timonium, MD                        07/13/97   06/29/01       848,550       --         --          --         848,550
   Jack in the Box -
     Henderson, NV                       06/30/97   07/12/01     1,278,046       --         --          --       1,278,046
   IHOP -
     Santa Rosa, CA                      05/21/97   12/28/01     1,664,829       --         --          --       1,664,829
   On the Border -
     San Antonio, TX                     09/02/97   05/08/02       470,304       --         --          --         470,304
   Boston Market -
     San Antonio, TX                     08/18/97   05/29/02       481,325       --         --          --         481,325
   Boston Market -
     Raleigh, NC (27)                    01/23/97   08/07/02       714,050       --         --          --         714,050
   Golden Corral -
     Destin, FL (2)                      02/05/98   06/27/03     1,742,825       --         --          --       1,742,825

CNL APF PARTNERS, LP:
   Big Boy -
     Guadalupe, AZ                       04/16/97   03/23/01       883,685       --         --          --         883,685
   Tumbleweed's -
     Nashville, TN                       08/01/97   04/20/01       525,050       --         --          --         525,050
   Boston Market -
     Vacaville, CA                       05/06/97   05/08/01     1,064,430       --         --          --       1,064,430
   Big Boy -
     Independence, MO                    01/19/99   05/22/01       524,513       --         --          --         524,513
   Big Boy -
     Belleville, IL (9)                  02/26/99   06/13/01       375,000       --         --          --         375,000
   Tumbleweeds -
     Clarksville, TN                     02/10/98   06/15/01       803,050       --         --          --         803,050
   Big Boy -
     Grandview, MO                       02/26/99   06/29/01       516,235       --         --          --         516,235

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND XVII, LTD.
(CONTINUED):
   Wendy's -
     Knoxville, TN                            --              783,748       783,748         484,686
   Bakers Square -
     Wilmette, IL                             --            1,627,273     1,627,273         380,572
   Jack in the Box -
     Mansfield, TX (34)                       --              164,054       164,054          93,557
   Burger King -
     Ocean Shores, WA (16)                    --              360,012       360,012          67,199

CNL INCOME FUND XVIII, LTD.:
   Boston Market -
     Timonium, MD                             --            1,140,100     1,140,100         302,665
   Jack in the Box -
     Henderson, NV                            --            1,067,175     1,067,175         494,105
   IHOP -
     Santa Rosa, CA                           --            1,286,364     1,286,364         598,179
   On the Border -
     San Antonio, TX                          --            1,225,163     1,225,163         190,705
   Boston Market -
     San Antonio, TX                          --              857,595       857,595           9,631
   Boston Market -
     Raleigh, NC (27)                         --            1,225,686     1,225,686         511,581
   Golden Corral -
     Destin, FL (2)                           --            1,528,391     1,528,391         878,717

CNL APF PARTNERS, LP:
   Big Boy -
     Guadalupe, AZ                            --            1,706,768     1,706,768         140,439
   Tumbleweed's -
     Nashville, TN                            --            1,308,411     1,308,411         362,588
   Boston Market -
     Vacaville, CA                            --            1,437,474     1,437,474         358,396
   Big Boy -
     Independence, MO                         --            1,253,699     1,253,699          65,156
   Big Boy -
     Belleville, IL (9)                       --              761,074       761,074         (17,597)
   Tumbleweeds -
     Clarksville, TN                          --            1,440,247     1,440,247         229,692
   Big Boy -
     Grandview, MO                            --              962,290       962,290          36,150

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP CONTINUED):
   Pizza Hut -
     Toledo, OH                          12/05/96   06/29/01       148,528       --         --          --         148,528
   Shoney's -
     Indian Harbor Beach, FL             01/24/97   08/13/01       457,016       --         --          --         457,016
   Black-eyed Pea -
     Wichita, KS                         10/01/97   08/15/01       300,000       --         --          --         300,000
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN         02/10/98   09/24/01       871,496       --         --          --         871,496
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN        08/01/97   09/26/01       844,905       --         --          --         844,905
   Big Boy -
     Granite City, IL                    01/19/99   09/28/01       595,148       --         --          --         595,148
   Big Boy -
     Taylor, MI                          08/19/99   10/16/01       887,731       --         --          --         887,731
   Boston Market -
     Cedar Park, TX                      04/02/97   10/31/01       875,000       --         --          --         875,000
   Shoney's -
     Phoenix, AZ                         03/24/98   11/26/01       399,285       --         --          --         399,285
   Burger King -
     Atlanta, GA                         06/09/98   12/21/01       418,050       --         --          --         418,050
   Barbwires Steakhouse -
     Lawrence, KS                        08/01/97   12/28/01       718,000       --         --          --         718,000
   Boston Market -
     Jessup, MD                          05/06/97   02/19/02       324,343       --         --          --         324,343
   Black-eyed Pea -
     Herndon, VA                         07/14/98   02/22/02       815,875       --         --          --         815,875
   TGI Friday's -
     El Paso, TX                         08/14/98   03/19/02     1,594,729       --         --          --       1,549,729
   Big Boy -
     Las Vegas, NV                       08/20/97   04/19/02       981,540       --         --          --         981,540
   Big Boy -
     Overland Park, KS                   02/26/99   04/26/02       577,580       --         --          --         577,580
   Burger King -
     Tappahannock, VA                    03/16/99   05/16/02     1,089,779       --         --          --       1,089,779
   Burger King -
     Prattville, AL                      01/28/99   05/17/02       497,867       --         --          --         497,867
   Burger King -
     Tuskegee, AL                        01/28/99   05/17/02       397,867       --         --          --         397,867
   Burger King -
     Montgomery, AL                      01/28/99   05/17/02       797,867       --         --          --         797,867

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP CONTINUED):
   Pizza Hut -
     Toledo, OH                               --              328,381       328,381        (21,742)
   Shoney's -
     Indian Harbor Beach, FL                  --              693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                              --              660,748       660,748        305,701
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN              --            1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN             --            1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                         --            1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                               --            1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                           --              827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                              --              482,368       482,368        (91,021)
   Burger King -
     Atlanta, GA                              --              926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                             --            1,448,598     1,448,598        179,747
   Boston Market -
     Jessup, MD                               --            1,243,060     1,243,060        107,266
   Black-eyed Pea -
     Herndon, VA                              --            1,279,118     1,279,118        354,530
   TGI Friday's -
     El Paso, TX                              --            1,602,944     1,602,944        577,055
   Big Boy -
     Las Vegas, NV                            --            1,658,000     1,658,000        114,934
   Big Boy -
     Overland Park, KS                        --            1,037,383     1,037,383         (7,476)
   Burger King -
     Tappahannock, VA                         --              857,826       857,826        285,470
   Burger King -
     Prattville, AL                           --            1,018,519     1,018,519        285,895
   Burger King -
     Tuskegee, AL                             --              972,222       972,222        267,501
   Burger King -
     Montgomery, AL                           --            1,296,296     1,296,296        362,395

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Burger King -
     Montgomery, AL                      01/28/99   05/17/02       397,867       --         --          --         397,867
   Black-eyed Pea -
     McKinney, TX                        12/30/98   05/31/02     1,149,064       --         --          --       1,149,064
   Black-eyed Pea -
     Forestville, MD (10)                10/01/97   06/01/02            --       --         --          --              --
   Burger King -
     Coon Rapids, MN                     03/16/99   06/03/02     1,078,973       --         --          --       1,078,973
   Burger King -
     Rochester, NH                       03/16/99   06/03/02     1,193,284       --         --          --       1,193,284
   Burger King -
     Columbus, OH                        03/16/99   06/03/02       950,938       --         --          --         950,938
   Burger King -
     Asheboro, NC                        03/16/99   06/03/02     1,513,213       --         --          --       1,513,213
   Hardee's -
     Gulf Shores, AL                     03/16/99   06/13/02       904,861       --         --          --         904,861
   Burger King -
     Lancaster, OH                       03/16/99   06/14/02     1,321,822       --         --          --       1,321,822
   Burger King -
     John's Island, SC                   03/16/99   06/14/02     1,289,282       --         --          --       1,289,282
   IHOP -
     Elk Grove, CA                       08/20/97   06/17/02     2,085,346       --         --          --       2,085,346
   Hardee's -
     Tusculum, TN                        03/16/99   06/17/02       653,460       --         --          --         653,460
   Pollo Tropical -
     Miami, FL                           09/22/98   06/20/02     1,302,936       --         --          --       1,302,936
   Burger King -
     St. Paul, MN                        03/16/99   06/26/02       849,273       --         --          --         849,273
   Texas Roadhouse -
     Joilet, IL                          02/25/00   06/27/02     1,940,745       --         --          --       1,940,745
   Black-eyed Pea -
     Phoenix, AZ                         09/30/97   06/28/02       281,000       --         --          --         281,000
   Black-eyed Pea -
     Mesa, AZ                            09/30/97   06/28/02     1,710,000       --         --          --       1,710,000
   Black-eyed Pea
     Phoenix, AZ                         09/30/97   06/28/02       425,000       --         --          --         425,000
   Black-eyed Pea
     Tucson, AZ                          09/30/97   06/28/02       234,000       --         --          --         234,000
   Jack in the Box -
     Fresno, CA                          05/22/98   07/18/02     1,244,289       --         --          --       1,244,289

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
Burger King -
  Montgomery, AL                               --           1,018,519     1,018,519        289,495
Black-eyed Pea -
  McKinney, TX                                 --           1,644,856     1,644,856        304,736
Black-eyed Pea -
  Forestville, MD (10)                         --             643,925       643,925        477,253
Burger King -
  Coon Rapids, MN                              --             844,815       844,815        288,892
Burger King -
  Rochester, NH                                --             963,499       963,499        318,314
Burger King -
  Columbus, OH                                 --             744,585       744,585        257,877
Burger King -
  Asheboro, NC                                 --           1,228,831     1,228,831        436,666
Hardee's -
  Gulf Shores, AL                              --             914,337       914,337        320,113
Burger King -
  Lancaster, OH                                --             799,195       799,195        364,070
Burger King -
  John's Island, SC                            --           1,077,802     1,077,802        367,639
IHOP -
  Elk Grove, CA                                --           1,540,356     1,540,356        751,308
Hardee's -
  Tusculum, TN                                 --             666,045       666,045        233,604
Pollo Tropical -
  Miami, FL                                    --           1,318,182     1,318,182        392,816
Burger King -
  St. Paul, MN                                 --             747,713       747,713        271,528
Texas Roadhouse -
  Joilet, IL                                   --           1,745,014     1,745,014        384,473
Black-eyed Pea -
  Phoenix, AZ                                  --             641,371       641,371        265,557
Black-eyed Pea -
  Mesa, AZ                                     --           1,600,000     1,600,000        522,239
Black-eyed Pea
  Phoenix, AZ                                  --             641,254       641,254        282,585
Black-eyed Pea
  Tucson, AZ                                   --             641,871       641,871        251,809
Jack in the Box -
  Fresno, CA                                   --             972,841       972,841        394,246

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Black-eyed Pea
     Phoenix, AZ                         09/30/97   07/19/02       580,000       --         --          --         580,000
   Jack in the Box -
     Austin, TX                          10/05/99   07/22/02     1,384,759       --         --          --       1,384,759
   Black-eyed Pea -
     Albuquerque, NM (10)                01/00/00   07/26/02            --       --         --          --              --
   Big Boy -
     St. Clairsville, OH                 12/18/98   07/29/02       339,300       --         --          --         339,300
   Jack in the Box -
     Fort Worth, TX                      01/11/00   08/05/02     1,141,653       --         --          --       1,141,653
   Jack in the Box -
     Menlo Park, CA                      12/30/99   08/22/02     1,772,360       --         --          --       1,772,360
   Arby's -
     Lawrenceville, GA                   02/08/00   08/26/02     1,422,750       --         --          --       1,422,750
   Darryl's -
     Louisville, KY                      06/11/97   08/28/02     1,840,800       --         --          --       1,840,800
   Black-eyed Pea -
     Killeen, TX                         12/18/98   09/05/02     1,133,800       --         --          --       1,133,800
   IHOP -
     Fairfax, VA                         06/18/97   09/06/02     2,268,911       --         --          --       2,268,911
   Black eyed Pea -
     Oklahoma City, OK                   03/26/97   09/10/02       475,000       --         --          --         475,000
   Arby's -
     Circleville, OH                     09/09/99   09/10/02       993,900       --         --          --         993,900
   Black eyed Pea -
     Waco, TX (10)                       10/01/97   09/13/02        70,000       --         --          --          70,000
   Hardee's -
     Iuka, MS                            03/16/99   09/18/02       594,413       --         --          --         594,413
   Hardee's -
     Warrior, AL                         03/16/99   09/18/02       667,050       --         --          --         667,050
   Hardee's -
     Horn Lake, MS                       03/16/99   09/20/02       818,263       --         --          --         818,263
   Jack in the Box -
     Corning, CA                         09/17/99   09/24/02     1,266,556       --         --          --       1,266,556
   Bennigan's -
     Batavia, IL                         10/21/99   09/25/02     2,595,121       --         --          --       2,595,121
   Shoney's -
     Titusville, FL                      03/31/02   09/26/02       686,200       --         --          --         686,200
   Pollo Tropical -
     Sunrise, FL                         09/30/98   09/26/02     1,457,533       --         --          --       1,457,533

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
Black-eyed Pea
  Phoenix, AZ                                  --            645,471        645,471        207,379
Jack in the Box -
  Austin, TX                                   --          1,289,945      1,289,945        299,499
Black-eyed Pea -
  Albuquerque, NM (10)                         --            666,355        666,355        238,206
Big Boy -
  St. Clairsville, OH                          --          1,144,209      1,144,209        169,976
Jack in the Box -
  Fort Worth, TX                               --          1,062,145      1,062,145        223,450
Jack in the Box -
  Menlo Park, CA                               --          1,546,740      1,546,740        368,611
Arby's -
  Lawrenceville, GA                            --          1,374,986      1,374,986        314,054
Darryl's -
  Louisville, KY                               --          1,481,448      1,481,448        514,069
Black-eyed Pea -
  Killeen, TX                                  --          1,386,948      1,386,948        257,250
IHOP -
  Fairfax, VA                                  --          1,709,091      1,709,091        906,669
Black eyed Pea -
  Oklahoma City, OK                            --            617,022        617,022        268,734
Arby's -
  Circleville, OH                              --            925,329        925,329        237,321
Black eyed Pea -
  Waco, TX (10)                                --            661,682        661,682        280,179
Hardee's -
  Iuka, MS                                     --            616,476        616,476        233,121
Hardee's -
  Warrior, AL                                  --            627,937        627,937        238,440
Hardee's -
  Horn Lake, MS                                --            833,058        833,058        319,101
Jack in the Box -
  Corning, CA                                  --          1,158,524      1,158,524        314,769
Bennigan's -
  Batavia, IL                                  --          2,429,907      2,429,907        729,536
Shoney's -
  Titusville, FL                               --                 --             --        (82,318)
Pollo Tropical -
  Sunrise, FL                                  --          1,454,545      1,454,545        527,258

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Hardee's -
     Biscoe, NC                          03/16/99   09/27/02      564,984        --         --          --         564,984
   Black-eyed Pea -
     Bedford, TX                         03/26/97   09/30/02      921,175        --         --          --         921,175
   Black-eyed Pea -
     Norman, OK                          11/09/98   09/30/02    1,091,708        --         --          --       1,091,708
   Black-eyed Pea -
     Mesa, AZ                            11/30/98   09/30/02    1,325,500        --         --          --       1,325,000
   Hardee's -
     Aynor, SC                           03/16/99   09/30/02      586,189        --         --          --         586,189
   Denny's
     McKinney, TX                        06/05/96   10/02/02      600,000        --         --          --         600,000
   Black-eyed Pea -
     Scottsdale, AZ (10)                 04/17/97   10/02/02           --        --         --          --              --
   Arby's
     Renton, WA                          09/14/99   10/18/02    1,406,197        --         --          --       1,406,197
   Pizza-Hut -
     Belle, WV                           05/17/96   10/21/02       47,500        --         --          --          47,500
   Pizza Hut -
     Collinsville, IL                    04/02/97   10/25/02      801,953        --         --          --         801,953
   Burger King -
     Tampa, FL                           08/19/99   10/28/02      770,306        --         --          --         770,306
   Big Boy -
     O'Fallon, MO                        01/19/99   10/31/02      679,925        --         --          --         679,925
   Golden Corral -
     Hopkinsville, KY                    02/19/97   11/07/02      924,057        --         --          --         924,057
   Jack in the Box -
     Los Angeles, CA                     01/04/99   12/10/02    1,793,802        --         --          --       1,793,802
   Hardee's
     Columbia, TN                        03/16/99   12/12/02      859,259        --         --          --         859,259
   Golden Corral -
     Olathe, KS                          10/02/97   12/19/02    1,751,760        --         --          --       1,751,760
   Darryl's -
     Hampton, VA                         06/11/97   12/19/02      871,290        --         --          --         871,290
   Jack in the Box -
     Humble, TX                          02/03/97   12/20/02    1,265,506        --         --          --       1,265,506
   Hardee's -
     Chalkville, AL                      03/16/99   12/20/02      680,428        --         --          --         680,428
   TGI Friday's -
     Lakeland, FL                        07/20/99   12/20/02      834,234        --         --          --         834,234

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Hardee's -
     Biscoe, NC                               --              522,853       522,853        199,708
   Black-eyed Pea -
     Bedford, TX                              --              620,336       620,336        224,003
   Black-eyed Pea -
     Norman, OK                               --            1,429,799     1,429,799        335,124
   Black-eyed Pea -
     Mesa, AZ                                 --            1,677,152     1,677,152        228,704
   Hardee's -
     Aynor, SC                                --              546,022       546,022        209,884
   Denny's
     McKinney, TX                             --            1,014,221     1,014,221        484,416
   Black-eyed Pea -
     Scottsdale, AZ (10)                      --              769,863       769,863        (31,203)
   Arby's
     Renton, WA                               --            1,286,545     1,286,545        261,304
   Pizza-Hut -
     Belle, WV                                --               47,485        47,485         13,301
   Pizza Hut -
     Collinsville, IL                         --              795,476       795,476        (55,653)
   Burger King -
     Tampa, FL                                --            1,057,404     1,057,404          5,224
   Big Boy -
     O'Fallon, MO                             --            1,017,250     1,017,250        (54,647)
   Golden Corral -
     Hopkinsville, KY                         --            1,260,576     1,260,576        255,379
   Jack in the Box -
     Los Angeles, CA                          --            1,575,414     1,575,414        591,448
   Hardee's
     Columbia, TN                             --              787,764       787,764        319,094
   Golden Corral -
     Olathe, KS                               --            1,577,340     1,577,340        791,627
   Darryl's -
     Hampton, VA                              --            1,203,391     1,203,391        595,216
   Jack in the Box -
     Humble, TX                               --              932,112       932,112        566,284
   Hardee's -
     Chalkville, AL                           --              608,445       608,445        248,876
   TGI Friday's -
     Lakeland, FL                             --            1,711,517     1,711,517         85,755

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Pollo Tropical -
     Miami, FL                           09/22/98   12/23/02     1,079,144       --         --          --       1,079,144
   Golden Corral -
     Universal City, TX                  08/04/95   12/30/02       959,975       --         --          --         959,975
   Darryl's -
     Nashville, TN                       06/11/97   01/15/03       684,800       --         --          --         684,800
   Darryl's -
     Huntsville, AL                      06/11/97   01/29/03       312,205       --         --          --         312,205
   Jack in the Box -
     Humble, TX                          11/04/99   01/31/03     1,228,066       --         --          --       1,228,066
   Darryl's -
     Knoxville, TN                       06/11/97   02/18/03       381,800       --         --          --         381,800
   Darryl's -
     Evansville, IN                      06/11/97   02/21/03       455,458       --         --          --         455,458
   Sophia's House of Pancakes -
     Benton Harbor, MI                   02/06/99   02/24/03       447,550       --         --          --         447,550
   Big Boy -
     Mansfield, OH                       01/27/99   02/28/03       379,791       --         --          --         379,791
   Hardee's -
     Petal, MS                           03/16/99   03/17/03       751,320       --         --          --         751,320
   Kentucky Fried Chicken -
     Gretna, LA                          05/11/99   04/21/03       497,300       --         --          --         497,300
   Black Eyed Pea -
     Albuquerque, NM                     10/01/97   04/25/03       380,752       --         --          --         380,752
   Golden Corral -
     Liberty, MO                         10/23/97   06/16/03     1,463,800       --         --          --       1,463,800
   Denny's -
     Shawnee, OK                         09/06/95   06/24/03       691,325       --         --          --         691,325
   Shoney's -
     Cocoa Beach, FL                     02/28/02   07/02/03       846,413       --         --          --         846,413
   Hardee's -
     Johnson City, TN                    03/16/99   07/15/03       965,117       --         --          --         965,117
   Roadhouse Grill -
     Roswell, GA                         03/29/00   08/15/03       949,800       --         --          --         949,800
   Darryl's -
     Raleigh, NC                         06/11/97   08/21/03     1,275,700       --         --          --       1,275,700
   Darryl's -
     Pensacola, FL                       06/11/97   09/24/03     1,314,713       --         --          --       1,314,713
   Golden Corral -
     Columbia, TN                        12/03/96   09/29/03       802,600       --         --          --         802,600

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Pollo Tropical -
     Miami, FL                                --           1,227,273      1,227,273        402,650
   Golden Corral -
     Universal City, TX                       --             994,152        994,152        747,387
   Darryl's -
     Nashville, TN                            --           1,185,158      1,185,158        574,421
   Darryl's -
     Huntsville, AL                           --           1,367,490      1,367,490       (676,144)
   Jack in the Box -
     Humble, TX                               --           1,119,706      1,119,706        350,984
   Darryl's -
     Knoxville, TN                            --           1,231,653      1,231,653        568,874
   Darryl's -
     Evansville, IN                           --           1,458,656      1,458,656        685,272
   Sophia's House of Pancakes -
     Benton Harbor, MI                        --           1,144,209      1,144,209        149,874
   Big Boy -
     Mansfield, OH                            --           1,085,571      1,085,571        151,051
   Hardee's -
     Petal, MS                                --             671,514        671,514        282,741
   Kentucky Fried Chicken -
     Gretna, LA                               --             749,106        749,106        155,564
   Black Eyed Pea -
     Albuquerque, NM                          --             667,290        667,290        216,972
   Golden Corral -
     Liberty, MO                              --           1,290,325      1,290,325        781,468
   Denny's -
     Shawnee, OK                              --           1,095,244      1,095,244        876,351
   Shoney's -
     Cocoa Beach, FL                          --           1,200,000      1,200,000        (71,331)
   Hardee's -
     Johnson City, TN                         --             759,531        759,531        362,827
   Roadhouse Grill -
     Roswell, GA                              --           1,849,940      1,849,940        218,627
   Darryl's -
     Raleigh, NC                              --           1,754,946      1,754,946        932,657
   Darryl's -
     Pensacola, FL                            --           1,057,526      1,057,526        479,075
   Golden Corral -
     Columbia, TN                             --           1,308,074      1,308,074        527,864

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Boston Market -
     Newport News, VA                    07/16/97   09/30/03       751,018       --         --           --        751,018
   Randy's Steak and Seafood -
     Murfreesboro, TN                    08/05/97   09/30/03       826,125       --         --           --        826,125
   Golden Corral -
     Winchester, KY                      06/05/97   10/01/03     1,784,192       --         --           --      1,784,192
   Hardee's -
     Rock Hill, SC                       03/16/99   10/03/03       767,702       --         --           --        767,702
   Golden Corral -
     Mobile, AL                          12/30/97   10/16/03     1,808,386       --         --           --      1,808,386
   Golden Corral -
     Enid, OK                            11/24/97   11/04/03     1,387,130       --         --           --      1,387,130
   Golden Corral -
     Muskogee, OK                        04/27/98   11/04/03     1,567,218       --         --           --      1,567,218
   Golden Corral -
     Edmond, OK                          07/20/98   11/04/03     1,625,782       --         --           --      1,625,782
   Roadhouse Grill -
     Columbus, OH                        11/16/99   12/08/03       889,069       --         --           --        889,069

CNL FUNDING 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                     06/16/98   06/14/02     1,241,943       --         --           --      1,241,943
   Steak & Ale Restaurant -
     Austin, TX                          06/16/98   07/02/02     1,437,468       --         --           --      1,437,468
   Denny's -
     Santee, SC                          03/16/99   11/21/02       583,000       --         --           --        583,000

MAPLE & MAIN ORLANDO, LLC (18):
   Exxon -
     Punta Gorda, FL                      11/0203   11/05/03       807,432       --         --           --        807,432
   Checker's -
     Tampa, FL                           09/16/03   12/31/03     1,193,775       --         --           --      1,193,775

RAI RESTAURANTS, INC. (18):
   Denny's -
     Orlando, FL                         12/01/02   06/27/03     1,329,635       --         --           --      1,329,635
   Denny's -
     Brooksville, FL                     12/01/02   08/29/03     1,041,192       --         --           --      1,041,192
   Denny's -
     Orange City, FL                     12/01/02   09/30/03     1,281,012       --         --           --      1,281,012
   Denny's -
     Palm Coast, FL                      12/01/02   12/23/03       999,951       --         --           --        999,951

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Boston Market -
     Newport News, VA                          --          1,011,492      1,011,492        358,243
   Randy's Steak and Seafood -
     Murfreesboro, TN                          --          1,425,234      1,425,234        455,622
   Golden Corral -
     Winchester, KY                            --          1,216,826      1,216,826        903,531
   Hardee's -
     Rock Hill, SC                             --            660,104        660,104        332,232
   Golden Corral -
     Mobile, AL                                --          1,379,370      1,379,370      1,037,100
   Golden Corral -
     Enid, OK                                  --          1,172,141      1,172,141        762,928
   Golden Corral -
     Muskogee, OK                              --          1,219,036      1,219,036       (766,217)
   Golden Corral -
     Edmond, OK                                --          1,516,169      1,516,169        898,804
   Roadhouse Grill -
     Columbus, OH                              --          1,754,536      1,754,536        200,097

CNL FUNDING 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                           --          1,232,558      1,232,558        504,926
   Steak & Ale Restaurant -
     Austin, TX                                --          1,372,093      1,372,093        568,339
   Denny's -
     Santee, SC                                --            678,340        678,340        251,554

MAPLE & MAIN ORLANDO, LLC (18):
   Exxon -
     Punta Gorda, FL                           --            754,450        754,450             --
   Checker's -
     Tampa, FL                                 --            756,039        756,039             --

RAI RESTAURANTS, INC. (18):
   Denny's -
     Orlando, FL                               --            859,437        859,437         65,356
   Denny's -
     Brooksville, FL                           --            910,000        910,000         66,305
   Denny's -
     Orange City, FL                           --          1,175,000      1,175,000         89,408
   Denny's -
     Palm Coast, FL                            --            889,549        889,549         91,267

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received    balance     mortgage        from
                                           Date     Date of   net of closing   at time    taken back    application
               Property                  Acquired     Sale         costs       of sale    by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
SOUTH STREET INVESTMENTS, INC. (18):
   Denny's -
     Apopka, FL                          11/20/02   09/26/03       508,538           --           --         --          508,538

CNL RESTAURANT PROPERTY SERVICES, INC
 (18):
   Black Angus -
     Boise, ID                           08/14/00   02/20/01     1,776,590           --           --         --        1,776,590
   Jack in the Box -
     Murietta, CA                        04/13/97   02/23/01     1,129,320           --           --         --        1,129,320
   Arby's -
     Kendallville, IN                    07/10/96   04/06/01       792,940           --           --         --          792,940
   Black Angus -
     Folsom, CA                          12/04/00   04/24/01     2,581,569           --           --         --        2,581,569
   Jack in the Box -
     Kingsburg, CA                       04/10/97   06/11/01     1,169,090           --           --         --        1,168,840
   Jack in the Box -
     Garland, TX                         09/27/97   07/26/01     1,085,654           --           --         --        1,085,654

CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18):
   Arby's -
     Atlanta, GA                         12/07/00   03/30/01       214,900    1,212,813           --         --        1,427,713
   Arby's -
     Peoria, AZ                          03/03/01   04/19/01       154,871    1,200,463           --         --        1,355,335
   Arby's -
     Baxter, MN                          02/20/01   05/31/01        66,351      892,834           --         --          959,185
   Arby's -
     Eagan, MN                           02/20/01   06/29/01       106,348      880,945           --         --          987,293
   Arby's -
     St. Louis Park, MN                  02/20/01   06/29/01       119,843      941,178           --         --        1,061,022
   Arby's -
     Willmar, MN                         02/20/01   07/18/01        44,507      704,324           --         --          748,831
   Arby's -
     Pooler, GA                          09/01/00   07/31/01       109,662    1,212,893           --         --        1,322,555
   Arby's -
     White Bear Township, MN             02/20/01   08/07/01        84,441      955,346           --         --        1,039,787
   Arby's -
     Coon Rapids, MN                     02/20/01   08/28/01       168,982    1,281,068           --         --        1,450,050
   Arby's -
     Eden Prairie, MN                    02/20/01   09/07/01       107,288      936,215           --         --        1,043,503

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
SOUTH STREET INVESTMENTS, INC. (18):
   Denny's -
     Apopka, FL                                   --          467,800       467,800             --

CNL RESTAURANT PROPERTY SERVICES, INC
 (18):
   Black Angus -
     Boise, ID                                    --        1,534,238     1,534,238        120,971
   Jack in the Box -
     Murietta, CA                                 --          952,485       952,485        377,385
   Arby's -
     Kendallville, IN                             --          739,628       739,628        421,717
   Black Angus -
     Folsom, CA                                   --        2,166,867     2,166,867        146,487
   Jack in the Box -
     Kingsburg, CA                                --        1,001,073     1,001,073        428,186
   Jack in the Box -
     Garland, TX                                  --          936,119       936,119        367,842

CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18):
   Arby's -
     Atlanta, GA                           1,212,813               --     1,212,813         60,359
   Arby's -
     Peoria, AZ                            1,200,463               --     1,200,463         40,467
   Arby's -
     Baxter, MN                              893,855               --       893,855         26,023
   Arby's -
     Eagan, MN                               882,968               --       882,968         33,246
   Arby's -
     St. Louis Park, MN                      943,340               --       943,340         35,241
   Arby's -
     Willmar, MN                             707,592               --       707,592         41,253
   Arby's -
     Pooler, GA                            1,223,108               --     1,223,108        117,724
   Arby's -
     White Bear Township, MN                 960,915               --       960,915        148,790
   Arby's -
     Coon Rapids, MN                       1,288,536               --     1,288,536         90,298
   Arby's -
     Eden Prairie, MN                        942,798               --       942,798         51,912

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18) (CONTINUED):
   Arby's -
     Carmel, IN                          10/13/00   09/26/01      142,925     1,297,484       --             --        1,440,409
   Arby's -
     Winston Salem, NC                   04/01/01   10/03/01      123,645     1,090,250       --             --        1,213,895
   Arby's -
     Carrboro, NC                        11/16/00   10/11/01      155,473     1,111,725       --             --        1,267,198
   Arby's -
     Cottage Grove, MN                   02/02/01   11/27/01       61,878       703,412       --             --          765,290
   Arby's -
     Minnetonka, MN                      02/02/01   12/13/01      120,202       907,130       --             --        1,027,332
   Arby's -
     Maple Grove, MN                     02/02/01   12/14/01      150,455     1,176,200       --             --        1,326,655
   Arby's -
     Plymouth, MN                        02/02/01   12/21/01      100,063       846,616       --             --          946,679
   Arby's -
     Plymouth, MN                        02/02/01   12/21/01      120,817       899,893       --             --        1,020,710
   Arby's -
     New Castle, PA                      09/21/00   12/28/01       70,999     1,074,459       --             --        1,145,458
   Arby's -
     Oak Park Heights, MN                02/20/01   02/08/02      108,400       860,199       --             --          968,599
   Arby's -
     Greenwood, IN                       09/07/01   02/21/02      106,134     1,051,402       --             --        1,157,535
   Arby's -
     Hudson, WI                          02/20/01   03/06/02      141,804       949,356       --             --        1,091,160
   Arby's -
     Wauseon, OH                         04/10/01   03/11/02      101,408       700,080       --             --          801,488
   Arby's -
     St. Paul, MN                        02/20/01   03/21/02       87,658       713,993       --             --          801,651
   Arby's -
     Richfield, MN                       02/20/01   04/03/02      120,587     1,035,063       --             --        1,155,650
   Arby's -
     Crystal, MN                         02/20/01   04/17/02      113,810       945,740       --             --        1,059,550
   Arby's -
     Hopkins, MN                         02/20/01   04/26/02       90,927       829,399       --             --          920,326
   Arby's -
     Rochester, MN                       02/20/01   05/02/02      101,643       817,845       --             --          919,488
   Arby's -
     Apple Valley, MN                    02/20/01   05/17/02      178,105     1,315,159       --             --        1,493,264
   Arby's -
     Pell City, AL                       09/18/01   06/21/02      102,875       936,662       --             --        1,039,537

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
LLC (18) (CONTINUED):
  Arby's -
    Carmel, IN                             1,308,411           --         1,308,411        131,560
  Arby's -
    Winston Salem, NC                      1,098,081           --         1,098,081         58,269
  Arby's -
    Carrboro, NC                           1,123,886           --         1,123,886        106,362
  Arby's -
    Cottage Grove, MN                        710,074           --           710,074         63,567
  Arby's -
    Minnetonka, MN                           916,844           --           916,844         78,525
  Arby's -
    Maple Grove, MN                        1,188,796           --         1,188,796        102,167
  Arby's -
    Plymouth, MN                             855,682           --           855,682         75,302
  Arby's -
    Plymouth, MN                             909,529           --           909,529         80,041
  Arby's -
    New Castle, PA                         1,088,971           --         1,088,971        145,107
  Arby's -
    Oak Park Heights, MN                     870,487           --           870,487         10,593
  Arby's -
    Greenwood, IN                          1,051,402           --         1,051,402            330
  Arby's -
    Hudson, WI                               963,121           --           963,121         15,707
  Arby's -
    Wauseon, OH                              704,249           --           704,249          7,174
  Arby's -
    St. Paul, MN                             724,346           --           724,346          9,604
  Arby's -
    Richfield, MN                          1,051,406           --         1,051,406         16,798
  Arby's -
    Crystal, MN                              960,672           --           960,672         15,913
  Arby's -
    Hopkins, MN                              842,495           --           842,495         14,275
  Arby's -
    Rochester, MN                            831,824           --           831,824         15,757
  Arby's -
    Apple Valley, MN                       1,337,639           --         1,337,639         23,636
  Arby's -
    Pell City, AL                            938,824           --           938,824          2,860

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
LLC (18) (CONTINUED):
   Arby's -
     East Huntington, PA                 09/01/01   07/15/02     153,028      1,103,332       --             --        1,256,360
   Arby's -
     Florence, AL                        10/01/01   08/22/02     176,044      1,182,056       --             --        1,358,100
   Arby's -
     Troy, AL                            09/21/01   08/22/02     134,632        920,681       --             --        1,055,313
   Arby's -
     Muskegon, MI                        11/15/01   08/29/02     183,565      1,255,825       --             --        1,439,390
   Arby's -
     Greenville, MI                      07/25/02   10/31/02     196,093      1,074,766       --             --        1,270,860
   Arby's -
     Cullman, AL                         09/05/01   11/13/02     175,467        993,620       --             --        1,169,087
   Arby's -
     Evansville, IN                      04/01/02   11/15/02     166,901      1,080,328       --             --        1,247,229
   Arby's -
     Youngstown, OH                      04/10/02   11/27/02     109,192        903,118       --             --        1,012,310
   Arby's -
     Union City, TN                      09/04/02   12/30/02     207,127      1,158,879       --             --        1,366,005
   Arby's -
     Northwood, OH                       08/30/02   01/06/03     176,585      1,028,037       --             --        1,204,623
   Arby's -
     Winston-Salem, NC                   09/06/02   01/27/03     253,741      1,098,131       --             --        1,351,872
   Arby's -
     Sikeston, MO                        10/15/02   02/05/03     244,103      1,168,224       --             --        1,412,328
   Arby's -
     Bowling Green, OH                   09/23/02   02/12/03     288,402      1,261,682       --             --        1,550,084
   Arby's -
     Norcross, GA                        09/10/02   02/13/03     229,246      1,028,037       --             --        1,257,283
   Arby's -
     Montgomery, AL                      09/12/02   02/13/03     193,702      1,121,495       --             --        1,315,197
   Arby's -
     Buffalo, MN                         12/13/02   04/11/03     180,594        943,925       --             --        1,124,519
   Arby's -
     Bellevue, PA                        07/30/02   04/11/03     165,264        731,856       --             --          897,120
   Arby's -
     Toledo, OH                          09/30/02   04/15/03     217,636      1,074,766       --             --        1,292,402
   Arby's -
     Frankfort, IN                       08/08/02   05/19/03     266,795        986,104       --             --        1,252,899
   Arby's -
     Cullman, AL                         10/01/02   06/12/03     243,834      1,095,601       --             --        1,339,435

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
LLC (18) (CONTINUED):
   Arby's -
     East Huntington, PA                   1,115,401           --         1,115,401         18,068
   Arby's -
     Florence, AL                          1,196,262           --         1,196,262         17,628
   Arby's -
     Troy, AL                                931,745           --           931,745         10,910
   Arby's -
     Muskegon, MI                          1,261,682           --         1,261,682          6,545
   Arby's -
     Greenville, MI                        1,074,766           --         1,074,766           (198)
   Arby's -
     Cullman, AL                           1,001,853           --         1,001,853          8,373
   Arby's -
     Evansville, IN                        1,089,280           --         1,089,280         26,999
   Arby's -
     Youngstown, OH                          909,500           --           909,500          8,019
   Arby's -
     Union City, TN                        1,158,879           --         1,158,879         (2,918)
   Arby's -
     Northwood, OH                         1,028,037           --         1,028,037           (124)
   Arby's -
     Winston-Salem, NC                     1,098,131           --         1,098,131           (132)
   Arby's -
     Sikeston, MO                          1,168,224           --         1,168,224             24
   Arby's -
     Bowling Green, OH                     1,261,682           --         1,261,682            177
   Arby's -
     Norcross, GA                          1,028,037           --         1,028,037            372
   Arby's -
     Montgomery, AL                        1,121,495           --         1,121,495            165
   Arby's -
     Buffalo, MN                             943,925           --           943,925          2,623
   Arby's -
     Bellevue, PA                            734,403           --           734,403          2,706
   Arby's -
     Toledo, OH                            1,074,766           --         1,074,766            243
   Arby's -
     Frankfort, IN                           989,536           --           989,536          3,532
   Arby's -
     Cullman, AL                           1,098,131           --         1,098,131          2,505

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18) (CONTINUED):
   Arby's -
     Albany, OR                          06/30/03   10/23/03      263,501       697,045       --            --           960,546
   Arby's -
     Birmingham, AL                      06/18/03   12/31/03      545,151     1,247,573       --            --         1,792,724

CNL FUNDING 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                        09/25/00   01/19/01      159,023     1,379,621       --            --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                     07/06/00   01/31/01        9,972     1,473,571       --            --         1,483,542
   Jack in the Box -
     Burley, ID                          09/22/00   01/31/01           --       951,027       --            --           951,027
   Jack in the Box -
     Las Vegas, NV                       10/01/00   01/03/01      254,521     1,615,000       --            --         1,869,521
   Jack in the Box -
     Peoria, AZ                          09/15/00   03/08/01      112,352     1,247,170       --            --         1,359,522
   Jack in the Box -
     Cleburne, TX                        09/21/00   01/31/01        4,598     1,118,539       --            --         1,123,137
   Jack in the Box -
     Fresno, CA                          09/15/00   04/26/01      129,458       950,196       --            --         1,079,653
   Jack in the Box -
     Bakersfield, CA                     09/19/00   03/27/01       80,199       973,493       --            --         1,053,692
   Pizza Hut -
     Miami, FL                           10/06/00   06/29/01       69,130       588,593       --            --           657,723
   IHOP -
     Hiram, GA                           10/12/00   04/16/01       97,519     1,432,800       --            --         1,530,319
   IHOP -
     Jacksonville, NC                    10/12/00   06/25/01       47,442     1,367,919       --            --         1,415,361
   IHOP -
     Pueblo, CO                          10/12/00   06/19/01       91,901     1,296,394       --            --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA                   03/28/01   06/29/01      210,654     1,256,197       --            --         1,466,851
   Jack in the Box -
     Manteca, CA                         05/14/01   06/11/01      236,673     1,432,260       --            --         1,668,934
   Jack in the Box -
     Austin, TX (9)                      07/20/00   05/25/01           --       550,587       --            --           550,587
   IHOP -
     Littleton, CO                       12/28/00   07/20/01      141,982     1,860,395       --            --         2,002,377
   IHOP -
     Oklahoma City, OK                   10/12/00   07/26/01      165,306     1,831,346       --            --         1,996,652

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18) (CONTINUED):
   Arby's -
     Albany, OR                              699,498           --           699,498          2,963
   Arby's -
     Birmingham, AL                        1,247,573           --         1,247,573           (164)

CNL FUNDING 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                          1,379,621           --         1,379,621         49,506
   Jack in the Box -
     Baton Rouge, LA                       1,483,542           --         1,483,542         80,121
   Jack in the Box -
     Burley, ID                              951,027           --           951,027         41,109
   Jack in the Box -
     Las Vegas, NV                         1,615,000           --         1,615,000         62,903
   Jack in the Box -
     Peoria, AZ                            1,254,037           --         1,254,037         53,180
   Jack in the Box -
     Cleburne, TX                          1,123,137           --         1,123,137         38,489
   Jack in the Box -
     Fresno, CA                              958,117           --           958,117         56,075
   Jack in the Box -
     Bakersfield, CA                         978,854           --           978,854         45,750
   Pizza Hut -
     Miami, FL                               589,199           --           589,199         44,786
   IHOP -
     Hiram, GA                             1,438,400           --         1,438,400         70,497
   IHOP -
     Jacksonville, NC                      1,371,599           --         1,371,599         92,458
   IHOP -
     Pueblo, CO                            1,303,550           --         1,303,550         85,560
   Jack in the Box -
     Bermuda Dunes, CA                     1,259,276           --         1,259,276         32,187
   Jack in the Box -
     Manteca, CA                           1,432,260           --         1,432,260         10,937
   Jack in the Box -
     Austin, TX (9)                          550,587           --           550,587             --
   IHOP -
     Littleton, CO                         1,869,159           --         1,869,159         90,731
   IHOP -
     Oklahoma City, OK                     1,842,950           --         1,842,950        126,315

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Baker's Square -
     Anaheim, CA                         05/14/01   07/26/01      306,267     1,576,144       --             --        1,882,411
   Arby's -
     Southington, CT                     07/21/00   07/27/01      125,178       908,371       --             --        1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                      05/14/01   07/30/01      151,366       999,284       --             --        1,150,650
   IHOP -
     Shreveport, LA                      10/12/00   08/03/01       87,476     1,450,490       --             --        1,537,966
   Baker's Square -
     Rohnert Park, CA                    05/14/01   08/06/01      246,540     1,270,898       --             --        1,517,438
   Village Inn -
     Aurora, CO                          05/14/01   08/08/01       40,903     1,543,233       --             --        1,584,136
   Village Inn -
     Denver, CO                          05/14/01   08/08/01      142,900       880,551       --             --        1,023,451
   IHOP -
     Huntsville, AL                      10/12/00   08/14/01       97,307     1,593,307       --             --        1,690,614
   Ruby Tuesday's -
     Orlando, FL                         05/30/00   08/17/01      156,571     1,598,221       --             --        1,754,792
   Pizza Hut -
     Miami, FL                           10/06/00   08/17/01       84,357       646,698       --             --          731,055
   IHOP -
     Statesboro, GA                      10/12/00   08/21/01       68,915     1,072,888       --             --        1,141,803
   Village Inn -
     Tempe, AZ                           05/14/01   08/24/01      149,028     1,043,952       --             --        1,192,980
   IHOP -
     San Antonio, TX                     12/28/00   08/27/01       76,227     1,594,606       --             --        1,670,833
   Jack in the Box -
     Coppell, TX                         03/28/01   08/29/01      170,623     1,608,077       --             --        1,778,700
   Village Inn -
     Denver, CO                          05/14/01   08/30/01      168,884     1,270,898       --             --        1,439,782
   TGI Friday's -
     Roseville, CA                       03/12/01   08/31/01      109,946     2,931,613       --             --        3,041,559
   Pizza Hut -
     Pembroke Pines, FL                  10/06/00   08/31/01       52,912       397,968       --             --          450,880
   Village Inn -
     Ogden, UT                           05/14/01   09/18/01      146,763       907,784       --             --        1,054,547
   Pizza Hut -
     Key Largo, FL                       10/06/00   09/20/01       73,845       578,862       --             --          652,707
   Baker's Square -
     Hoffman Estates, IL                 05/14/01   09/20/01      151,812     1,089,341       --             --        1,241,153

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Baker's Square -
     Anaheim, CA                           1,577,273           --         1,577,273         34,744
   Arby's -
     Southington, CT                         909,091           --           909,091         95,881
   Vicorp Village Inn -
     Scottsdale, AZ                        1,000,000           --         1,000,000         26,369
   IHOP -
     Shreveport, LA                        1,460,875           --         1,460,875        112,077
   Baker's Square -
     Rohnert Park, CA                      1,272,727           --         1,272,727         31,889
   Village Inn -
     Aurora, CO                            1,545,456           --         1,545,456         40,127
   Village Inn -
     Denver, CO                              881,818           --           881,818         28,503
   IHOP -
     Huntsville, AL                        1,604,715           --         1,604,715        128,194
   Ruby Tuesday's -
     Orlando, FL                           1,611,142           --         1,611,142        193,571
   Pizza Hut -
     Miami, FL                               650,000           --           650,000         70,642
   IHOP -
     Statesboro, GA                        1,078,800           --         1,078,800         94,429
   Village Inn -
     Tempe, AZ                             1,045,455           --         1,045,455         32,022
   IHOP -
     San Antonio, TX                       1,603,687           --         1,603,687         89,761
   Jack in the Box -
     Coppell, TX                           1,616,034           --         1,616,034         67,526
   Village Inn -
     Denver, CO                            1,272,727           --         1,272,727         33,045
   TGI Friday's -
     Roseville, CA                         2,949,827           --         2,949,827        141,497
   Pizza Hut -
     Pembroke Pines, FL                      400,000           --           400,000         37,304
   Village Inn -
     Ogden, UT                               909,091           --           909,091         34,339
   Pizza Hut -
     Key Largo, FL                           581,818           --           581,818         57,260
   Baker's Square -
     Hoffman Estates, IL                   1,090,909           --         1,090,909         41,867

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn -
     Broomfield, CO                      05/14/01   09/20/01      184,629     1,134,730       --             --        1,319,359
   IHOP -
     Harrisonburg, VA                    12/28/01   09/21/01      129,619     1,426,704       --             --        1,556,323
   Pizza Hut -
     Miami, FL                           10/06/00   09/21/01       95,727       710,011       --             --          805,738
   Jack in the Box -
     The Colony, TX                      09/15/00   09/28/01       86,043     1,313,521       --             --        1,399,564
   IHOP -
     Birmingham, AL                      10/12/00   10/12/01      178,092     1,362,594       --             --        1,540,686
   Village Inn -
     Naperville, IL                      05/14/01   10/24/01      155,181     1,019,762       --             --        1,174,943
   Village Inn -
     Tucson, AZ                          05/14/01   10/25/01      178,784     1,133,069       --             --        1,311,853
   RT -
     Las Vegas, NV                       07/17/00   11/05/01      199,079     1,785,377       --             --        1,984,456
   Jack in the Box -
     Charlotte, NC                       08/28/00   11/08/01       62,882     1,282,493       --             --        1,345,375
   Bakers Square -
     Rolling Meadows, FL                 05/14/01   11/27/01      123,563       928,427       --             --        1,051,990
   TGIF Friday's -
     Albuquerque, NM                     01/08/01   12/14/01      137,493     2,401,376       --             --        2,538,869
   Bakers Square -
     Blaine, MN                          05/14/01   12/20/01        5,880     1,335,029       --             --        1,340,909
   Village Inn -
     Omaha, NE                           05/14/01   12/21/01      147,260     1,185,687       --             --        1,332,947
   Village Inn -
     Lincoln, NE                         05/14/01   12/19/01      148,006     1,040,870       --             --        1,188,876
   IHOP -
     Macon, GA                           12/28/00   12/10/01       28,518     1,246,710       --             --        1,275,228
   Bakers Square -
     Elk Grove, IL                       05/14/01   12/21/01      134,250       995,615       --             --        1,129,865
   Bakers Square -
     Gurnee, IL                          05/14/01   12/03/01      268,799     1,855,464       --             --        2,124,263
   Taco Cabana -
     Plugerville, TX                     12/29/00   12/05/01       30,596     1,444,219       --             --        1,474,815
   Taco Cabana -
     Pasadena, TX                        12/29/00   12/05/01       20,240       955,406       --             --          975,646
   Taco Cabana -
     Austin, TX                          12/29/00   12/05/01       24,947     1,177,594       --             --        1,202,541

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn -
     Broomfield, CO                        1,136,364           --         1,136,364         43,611
   IHOP -
     Harrisonburg, VA                      1,434,579           --         1,434,579         99,922
   Pizza Hut -
     Miami, FL                               713,636           --           713,636         58,013
   Jack in the Box -
     The Colony, TX                        1,332,122           --         1,332,122        131,045
   IHOP -
     Birmingham, AL                        1,370,975           --         1,370,975        135,065
   Village Inn -
     Naperville, IL                        1,022,727           --         1,022,727         42,657
   Village Inn -
     Tucson, AZ                            1,136,364           --         1,136,364         47,518
   RT -
     Las Vegas, NV                         1,800,000           --         1,800,000         55,017
   Jack in the Box -
     Charlotte, NC                         1,308,411           --         1,308,411        146,378
   Bakers Square -
     Rolling Meadows, FL                     931,818           --           931,818         47,329
   TGIF Friday's -
     Albuquerque, NM                       2,430,996           --         2,430,996        141,808
   Bakers Square -
     Blaine, MN                            1,340,909           --         1,340,909         80,287
   Village Inn -
     Omaha, NE                             1,190,909           --         1,190,909         71,306
   Village Inn -
     Lincoln, NE                           1,045,455           --         1,045,455         62,597
   IHOP -
     Macon, GA                             1,258,065           --         1,258,065        109,912
   Bakers Square -
     Elk Grove, IL                         1,000,000           --         1,000,000         59,875
   Bakers Square -
     Gurnee, IL                            1,863,636           --         1,863,636        111,586
   Taco Cabana -
     Plugerville, TX                       1,474,815           --         1,474,815        131,766
   Taco Cabana -
     Pasadena, TX                            975,646           --           975,646         87,168
   Taco Cabana -
     Austin, TX                            1,202,541           --         1,202,541        107,440

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Taco Cabana -
     Houston, TX #177                    02/29/00   12/05/01       19,769       933,188       --             --          952,957
   Taco Cabana -
     Houston, TX #144                    12/29/00   12/05/01       29,653     1,399,782       --             --        1,429,435
   Taco Cabana -
     San Antonio, TX                     12/29/00   12/14/01       23,534     1,110,938       --             --        1,134,472
   Taco Cabana -
     Houston, TX                         12/29/00   12/14/01       28,242     1,333,125       --             --        1,361,367
   Taco Cabana -
     Houston, TX                         12/29/00   01/04/02       26,785     1,153,066       --             --        1,179,851
   Taco Cabana -
     Austin, TX                          12/29/00   01/04/02       25,137     1,082,108       --             --        1,107,245
   Bakers Square -
     Normal, IL                          05/14/01   01/09/02      188,577     1,469,683       --             --        1,658,260
   IHOP -
     Nacogdoches, TX                     12/28/00   01/18/02      105,773     1,388,437       --             --        1,494,210
   IHOP -
     McAllen, TX                         12/28/00   02/15/02      120,708     1,427,813       --             --        1,548,521
   Pizza Hut -
     Dania, FL                           10/06/00    2/19/02       40,920       292,892       --             --          333,812
   Jack in the Box -
     Plano, TX                           09/25/01   02/26/02      147,787     1,719,706       --             --        1,867,493
   IHOP -
     Kennewick, WA                       12/20/01   02/27/02      152,934     1,626,400       --             --        1,779,334
   Jack in the Box -
     Stephenville, TX                    03/28/01   02/28/02      164,069     1,344,498       --             --        1,508,567
   Village Inn -
     Coralville, IA                      05/14/01   02/28/02      159,126     1,070,921       --             --        1,230,046
   Taco Cabana -
     San Antonio, TX                     12/29/00   03/05/02       33,261     1,214,659       --             --        1,247,920
   Jack in the Box -
     San Antonio, TX                     09/26/01   03/06/02      135,343     1,442,978       --             --        1,578,322
   Krystal -
     Rincon, GA                          09/15/00   03/11/02       57,088     1,015,712       --             --        1,072,800
   Village Inn -
     Davenport, IA                       05/14/01   03/15/02      182,384     1,219,097       --             --        1,401,481
   Jack in the Box
     Katy, TX                            09/25/01   03/18/02      123,072     1,376,098       --             --        1,499,170
   IHOP -
     Albuquerque, NM                     10/29/01   03/19/02      161,229     1,660,447       --             --        1,821,676

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Taco Cabana -
     Houston, TX #177                        952,957           --           952,957         85,140
   Taco Cabana -
     Houston, TX #144                      1,429,435           --         1,429,435        127,711
   Taco Cabana -
     San Antonio, TX                       1,134,472           --         1,134,472        101,358
   Taco Cabana -
     Houston, TX                           1,361,367           --         1,361,367        121,630
   Taco Cabana -
     Houston, TX                           1,179,852           --         1,179,852         26,766
   Taco Cabana -
     Austin, TX                            1,107,246           --         1,107,246         25,119
   Bakers Square -
     Normal, IL                            1,477,273           --         1,477,273          6,796
   IHOP -
     Nacogdoches, TX                       1,401,869           --         1,401,869         15,380
   IHOP -
     McAllen, TX                           1,443,318           --         1,443,318         18,025
   Pizza Hut -
     Dania, FL                               295,455           --           295,455          5,279
   Jack in the Box -
     Plano, TX                             1,728,972           --         1,728,972         14,854
   IHOP -
     Kennewick, WA                         1,627,500           --         1,627,500          2,842
   Jack in the Box -
     Stephenville, TX                      1,361,617           --         1,361,617         19,729
   Village Inn -
     Coralville, IA                        1,077,273           --         1,077,273          8,156
   Taco Cabana -
     San Antonio, TX                       1,247,920           --         1,247,920         34,289
   Jack in the Box -
     San Antonio, TX                       1,456,085           --         1,456,085         11,979
   Krystal -
     Rincon, GA                            1,028,215           --         1,028,215         21,369
   Village Inn -
     Davenport, IA                         1,227,273           --         1,227,273          8,905
   Jack in the Box
     Katy, TX                              1,385,410           --         1,385,410         12,373
   IHOP -
     Albuquerque, NM                       1,664,998           --         1,664,998          4,653

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Lafayette, LA                       12/28/00   03/19/02       87,911     1,548,629       --            --         1,636,540
   Jack in the Box -
     Round Rock, TX                      09/19/00   03/20/02      134,634     1,226,470       --            --         1,361,104
   Jack in the Box -
     Concord, NC                         07/07/00   03/22/02      126,308     1,296,102       --            --         1,422,410
   Jack in the Box -
     Cedar Hill, TX                      12/20/01   03/22/02      120,438     1,388,773       --            --         1,509,211
   IHOP -
     Brownsville, TX                     12/28/00   03/28/02       88,052     1,456,628       --            --         1,544,680
   IHOP -
     San Marco, TX                       12/20/01   03/28/02      156,600     1,509,200       --            --         1,665,800
   Bakers Square -
     Maple Grove, MN                     05/14/01   03/29/02      200,077     1,354,552       --            --         1,554,629
   IHOP -
     Ammon, ID                           12/28/00   04/05/02       83,477     1,433,491       --            --         1,516,968
   Home Town Buffet -
     Visalia, CA                         12/28/01   04/10/02      329,510     2,409,694       --            --         2,739,205
   TB/KFC
     Gun Barrel City, TX                 10/31/00   04/19/02       29,711       922,295       --            --           952,006
   Tahoe Joes
     Roseville, CA                       12/28/01   04/23/02      414,477     2,965,855       --            --         3,380,332
   Old Country Buffet
     Glendale, AZ                        12/28/01   04/25/02      246,584     1,818,524       --            --         2,065,108
   Home Town Buffet
     Temecula, CA                        12/28/01   04/26/02      298,731     2,000,577       --            --         2,299,308
   Village Inn
     Johnston, IA                        05/14/01   04/29/02      121,465       812,100       --            --           933,565
   Old Country Buffet
     Woodbury, MN                        12/28/01   04/29/02      191,917     1,600,461       --            --         1,792,378
   Bakers Square -
     Orland Park, IL                     05/14/01   04/30/02      292,465     1,940,017       --            --         2,232,482
   Pizza-Hut
     Oakland Park, FL                    10/06/00   05/03/02       83,765       652,145       --            --           735,910
   Jack in the Box
     Magnolia, TX                        08/30/01   05/03/02      101,729     1,245,406       --            --         1,347,135
   IHOP -
     Westminister, CO                    12/20/01   05/03/02      229,223     1,831,730       --            --         2,060,953
   Jack in the Box -
     Baton Rouge, LA                     12/20/01   05/03/02      185,925     1,405,359       --            --         1,591,284

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Lafayette, LA                         1,566,820           --         1,566,820         20,424
   Jack in the Box -
     Round Rock, TX                        1,257,009           --         1,257,009         40,447
   Jack in the Box -
     Concord, NC                           1,331,738           --         1,331,738         46,935
   Jack in the Box -
     Cedar Hill, TX                        1,392,479           --         1,392,479          5,497
   IHOP -
     Brownsville, TX                       1,471,963           --         1,471,963         18,921
   IHOP -
     San Marco, TX                         1,511,250           --         1,511,250          2,990
   Bakers Square -
     Maple Grove, MN                       1,363,636           --         1,363,636         10,198
   IHOP -
     Ammon, ID                             1,451,613           --         1,451,613         19,833
   Home Town Buffet -
     Visalia, CA                           2,409,000           --         2,409,000           (773)
   TB/KFC
     Gun Barrel City, TX                     931,818           --           931,818         17,313
   Tahoe Joes
     Roseville, CA                         2,965,000           --         2,965,000         (1,077)
   Old Country Buffet
     Glendale, AZ                          1,818,000           --         1,818,000         (1,856)
   Home Town Buffet
     Temecula, CA                          2,000,000           --         2,000,000           (746)
   Village Inn
     Johnston, IA                            818,182           --           818,182          6,761
   Old Country Buffet
     Woodbury, MN                          1,600,000           --         1,600,000           (612)
   Bakers Square -
     Orland Park, IL                       1,954,545           --         1,954,545         16,742
   Pizza-Hut
     Oakland Park, FL                        659,091           --           659,091          6,512
   Jack in the Box
     Magnolia, TX                          1,260,198           --         1,260,198         13,660
   IHOP -
     Westminister, CO                      1,836,750           --         1,836,750          5,100
   Jack in the Box -
     Baton Rouge, LA                       1,412,154           --         1,412,154          7,539

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn
     Roy, UT                             05/14/01   05/06/02      142,392       933,183       --             --        1,075,575
   Home Town Buffet -
     Loma Linda, CA                      12/28/01   05/07/02      447,446     3,046,175       --             --        3,493,621
   Home Town Buffet -
     Champaign, IL                       12/28/01   05/08/02      195,577     1,768,682       --             --        1,964,259
   Jack in the Box -
     Baytown, TX                         09/19/00   05/10/02      108,115     1,141,081       --             --        1,249,196
   IHOP -
     Norman, OK                          10/12/00   05/13/02      219,316     1,554,570       --             --        1,773,886
   IHOP -
     Rockford, IL                        12/20/01   05/15/02      148,323     1,646,238       --             --        1,794,561
   Rio Bravo -
     Fayetteville, AR                    06/29/00   05/17/02      147,141     1,171,240       --             --        1,318,381
   Bakers Square -
     Onalaska, WI                        05/14/01   05/17/02      119,693       924,167       --             --        1,043,860
   Ruby Tuesday -
     University Place, WA                08/23/00   05/31/02      133,340     1,574,504       --             --        1,707,844
   Pizza Hut -
     Pembroke Pines, FL                  10/06/00   05/31/02       20,692       359,803       --             --          380,495
   Pizza Hut -
     N. Miami, FL                        10/06/00   05/31/02       15,365       267,154       --             --          282,519
   Bakers Square -
     Rochester, MN                       05/14/01   05/31/02      172,761     1,352,440       --             --        1,525,200
   Bakers Square -
     Stillwater, MN                      05/14/01   05/31/02      141,347       991,789       --             --        1,133,136
   Home Town Buffet -
     Louisville, KY                      12/28/01   05/31/02      199,891     1,500,579       --             --        1,700,470
   Old Country Buffet -
     Mesa, AZ                            12/28/01   06/03/02      306,624     2,115,024       --             --        2,421,648
   IHOP -
     Shreveport, LA                      10/12/00   06/04/02      207,681     1,643,127       --             --        1,850,808
   IHOP -
     Jonesboro, AR                       10/12/00   06/05/02      152,295     1,328,505       --             --        1,480,800
   Taco Cabana -
     Dallas, Texas                       12/29/00   06/06/02       33,359       987,667       --             --        1,021,026
   HomeTown Buffet -
     Oklahoma City, OK #737              12/28/01   06/13/02      204,563     1,455,705       --             --        1,592,205
   HomeTown Buffet -
     Oklahoma City, OK                   12/28/01   06/13/02      136,500     1,955,947       --             --        2,160,510

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn
     Roy, UT                                 940,909           --           940,909          8,152
   Home Town Buffet -
     Loma Linda, CA                        3,045,000           --         3,045,000           (619)
   Home Town Buffet -
     Champaign, IL                         1,768,000           --         1,768,000           (848)
   Jack in the Box -
     Baytown, TX                           1,173,149           --         1,173,149         40,830
   IHOP -
     Norman, OK                            1,577,745           --         1,577,745         51,274
   IHOP -
     Rockford, IL                          1,650,750           --         1,650,750          5,243
   Rio Bravo -
     Fayetteville, AR                      1,200,000           --         1,200,000         39,827
   Bakers Square -
     Onalaska, WI                            931,818           --           931,818          8,241
   Ruby Tuesday -
     University Place, WA                  1,590,909           --         1,590,909         40,555
   Pizza Hut -
     Pembroke Pines, FL                      363,636           --           363,636         13,021
   Pizza Hut -
     N. Miami, FL                            270,000           --           270,000          5,191
   Bakers Square -
     Rochester, MN                         1,363,636           --         1,363,636         12,750
   Bakers Square -
     Stillwater, MN                        1,000,000           --         1,000,000          9,350
   Home Town Buffet -
     Louisville, KY                        1,500,000           --         1,500,000           (726)
   Old Country Buffet -
     Mesa, AZ                              2,114,000           --         ,1114,000         (1,045)
   IHOP -
     Shreveport, LA                        1,663,150           --         1,663,150         33,799
   IHOP -
     Jonesboro, AR                         1,348,500           --         1,348,500         56,238
   Taco Cabana -
     Dallas, Texas                         1,021,026           --         1,021,026         27,228
   HomeTown Buffet -
     Oklahoma City, OK #737                1,455,000           --         1,455,000         (1,031)
   HomeTown Buffet -
     Oklahoma City, OK                     1,955,000           --         1,955,000           (767)

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     Corsicana, TX                       06/30/00   06/14/02       69,849     1,083,639       --             --        1,153,488
   Ruby Tuesday
     Port Lucie, FL                      06/06/00   06/14/02      119,187     1,583,384       --             --        1,702,571
   Bakers Square -
     Bradley, IL                         05/14/01   06/20/02      256,960     1,509,030       --             --        1,765,990
   IHOP -
     Evansville, IN                      03/29/02   06/20/02      166,194     1,469,696       --             --        1,635,890
   IHOP -
     Buford, GA                          03/29/02   06/20/02      212,950     1,679,961       --             --        1,892,911
   Taco Cabana -
     San Antonio, TX #107                12/29/00   06/26/02      (34,711)      921,822       --             --          887,111
   Taco Cabana -
     Universal City, TX                  12/29/00   06/26/02      (40,496)    1,075,459       --             --        1,034,963
   Taco Cabana -
     Austin, TX                          12/29/00   06/26/02      (54,547)    1,448,578       --             --        1,394,031
   Taco Cabana -
     San Antonio, TX #130                12/29/00   06/26/02      (52,067)    1,382,733       --             --        1,330,666
   Taco Cabana -
     Dallas, TX #136                     12/29/00   06/26/02      (44,463)    1,180,810       --             --        1,136,347
   Taco Cabana -
     Houston, TX #143                    12/29/00   06/26/02      (47,108)    1,251,044       --             --        1,203,936
   Taco Cabana -
     San Antonio, TX #158                12/29/00   06/26/02      (49,918)    1,325,668       --             --        1,275,750
   Taco Cabana -
     Schertz, TX                         12/29/00   06/26/02      (40,331)    1,071,069       --             --        1,030,738
   Taco Cabana -
     Houston, TX                         12/29/00   06/26/02      (52,933)    1,404,681       --             --        1,351,748
   Taco Cabana -
     Houston, TX #174                    12/29/00   06/26/02      (35,537)      943,770       --             --          908,233
   Taco Cabana -
     Katy, TX                            12/29/00   06/26/02      (40,331)    1,071,069       --             --        1,030,738
   Taco Cabana -
     Arlington, TX                       12/29/00   06/26/02      (38,843)    1,031,563       --             --          992,719
   Taco Cabana -
     Houston, TX #241                    12/29/00   06/26/02      (49,670)    1,319,084       --             --        1,269,414
   Taco Cabana -
     Denton, TX                          12/29/00   06/26/02      (44,463)    1,180,810       --             --        1,136,347
   Baker Square -
     Bolingbrook, IL                     05/14/01   06/28/02      289,661     1,621,644       --             --        1,911,305

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     Corsicana, TX                         1,118,650           --         1,118,650         52,045
   Ruby Tuesday
     Port Lucie, FL                        1,607,399           --         1,607,399         12,328
   Bakers Square -
     Bradley, IL                           1,522,727           --         1,522,727         15,133
   IHOP -
     Evansville, IN                        1,471,963           --         1,471,963          2,753
   IHOP -
     Buford, GA                            1,682,243           --         1,682,243          2,729
   Taco Cabana -
     San Antonio, TX #107                    952,957           --           952,957         33,569
   Taco Cabana -
     Universal City, TX                    1,111,783           --         1,111,783         39,164
   Taco Cabana -
     Austin, TX                            1,497,504           --         1,497,504         52,752
   Taco Cabana -
     San Antonio, TX #130                  1,429,436           --         1,429,436         50,354
   Taco Cabana -
     Dallas, TX #136                       1,220,693           --         1,220,693         38,129
   Taco Cabana -
     Houston, TX #143                      1,293,299           --         1,293,299         45,558
   Taco Cabana -
     San Antonio, TX #158                  1,370,443           --         1,370,443         76,694
   Taco Cabana -
     Schertz, TX                           1,107,246           --         1,107,246         39,004
   Taco Cabana -
     Houston, TX                           1,452,125           --         1,452,125         51,153
   Taco Cabana -
     Houston, TX #174                        975,647           --           975,647         34,369
   Taco Cabana -
     Katy, TX                              1,107,246           --         1,107,246         21,178
   Taco Cabana -
     Arlington, TX                         1,066,404           --         1,066,404         28,981
   Taco Cabana -
     Houston, TX #241                      1,363,637           --         1,363,637         48,036
   Taco Cabana -
     Denton, TX                            1,220,693           --         1,220,693         43,001
   Baker Square -
     Bolingbrook, IL                       1,636,364           --         1,636,364         16,147

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Harlingen, TX                       09/28/01   06/28/02      169,260     1,611,009       --             --        1,780,269
   Old Country Buffet -
     Madison, WI                         12/28/01   06/28/02      233,107     2,092,013       --             --        2,325,120
   HomeTown Buffet -
     Wichita, KS                         12/28/01   06/28/02      224,736     2,000,969       --             --        2,225,704
   Old Country Buffet -
     Mechanicsburg, PA                   12/28/01   06/28/02      153,548     1,818,880       --             --        1,972,429
   IHOP -
     Rocky Mount, NC                     10/12/00   06/28/02       73,833     1,504,517       --             --        1,578,350
   JIB -
     Hickory, NC                         03/28/01   06/28/02      196,658     1,455,112       --             --        1,651,770
   HomeTown Buffet -
     Louisville, KY                      12/28/01   06/28/02      113,298     1,145,554       --             --        1,258,853
   Old Country Buffet -
     Franklin, OH                        12/28/01   06/28/02      129,930     1,318,638       --             --        1,448,568
   Pizza Hut -
     El Reno, OK                         01/18/02   06/28/02       51,697       367,573       --             --          419,270
   Bakers Square -
     Mt. Prospect, IL                    05/14/01   07/02/02      278,538     1,914,440       --             --        2,192,978
   Old Country Buffet -
     Onalaska, WI                        12/28/01   07/10/02      146,806     1,455,705       --             --        1,602,511
   Pizza Hut -
     Taylor, TX                          01/25/02   07/11/02       44,204       251,186       --             --          295,390
   IHOP -
     Cathedral City, CA                  03/29/02   07/18/02      255,633     1,506,263       --             --        1,759,896
   Jack in the Box -
     Shelby, NC                          09/19/00   07/19/02      130,680     1,282,602       --             --        1,413,282
   Jack in the Box -
     Simpsonville, SC                    09/26/01   07/19/02      102,456     1,485,174       --             --        1,587,630
   Old Country Buffet -
     Cincinnati, OH                      12/28/01   07/22/02      140,678       975,569       --             --        1,116,247
   OCB -
     Bourbonnais, IL                     12/28/01   07/23/02      128,046     1,273,743       --             --        1,401,789
   HomeTown Buffet -
     Rockford, IL                        12/28/01   07/23/02      260,488     2,274,326       --             --        2,534,814
   Pizza-Hut -
     Belton, TX                          01/25/02   07/24/02      109,036       615,776       --             --          724,812
   IHOP -
     Covington, LA                       03/29/02   07/26/02      222,517     1,716,670       --             --        1,939,187

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Harlingen, TX                          1,619,998          --         1,619,998         (1,134)
   Old Country Buffet -
     Madison, WI                            2,091,000          --         2,091,000         (1,199)
   HomeTown Buffet -
     Wichita, KS                            2,000,000          --         2,000,000         (1,147)
   Old Country Buffet -
     Mechanicsburg, PA                      1,818,000          --         1,818,000         (1,523)
   IHOP -
     Rocky Mount, NC                        1,528,300          --         1,528,300         33,625
   JIB -
     Hickory, NC                            1,481,564          --         1,481,564         28,329
   HomeTown Buffet -
     Louisville, KY                         1,145,000          --         1,145,000           (660)
   Old Country Buffet -
     Franklin, OH                           1,318,000          --         1,318,000           (760)
   Pizza Hut -
     El Reno, OK                              368,764          --           368,764          1,591
   Bakers Square -
     Mt. Prospect, IL                       1,931,818          --         1,931,818         19,310
   Old Country Buffet -
     Onalaska, WI                           1,455,000          --         1,455,000         (1,020)
   Pizza Hut -
     Taylor, TX                               252,000          --           252,000          1,112
   IHOP -
     Cathedral City, CA                     1,509,346          --         1,509,346          3,182
   Jack in the Box -
     Shelby, NC                             1,322,836          --         1,322,836         50,638
   Jack in the Box -
     Simpsonville, SC                       1,503,608          --         1,503,608         21,487
   Old Country Buffet -
     Cincinnati, OH                           975,000          --           975,000           (821)
   OCB -
     Bourbonnais, IL                        1,273,000          --         1,273,000         (1,087)
   HomeTown Buffet -
     Rockford, IL                           2,273,000          --         2,273,000         (1,941)
   Pizza-Hut -
     Belton, TX                               618,282          --           618,282          2,875
   IHOP -
     Covington, LA                          1,720,183          --         1,720,183          2,971

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Flourissant, MO                     03/29/02   07/30/02       151,617    1,548,233      --           --      1,699,850
   Jack in the Box -
     Rock Hill, SC                       09/15/00   08/05/02       106,828    1,143,510      --           --      1,250,338
   Jack in the Box -
     Greer, SC                           09/25/01   08/05/02       111,253    1,454,109      --           --      1,565,361
   Jack in the Box -
     Conroe, TX                          09/15/00   08/09/02       143,657    1,412,719      --           --      1,556,376
   Pizza Hut -
     Waco, TX (Baylor)                   01/18/02   08/13/02        98,648      550,444      --           --        649,092
   Jack in the Box -
     Greenville, SC                      09/25/01   08/16/02       117,001    1,530,054      --           --      1,647,054
   Bakers Square -
     Eau Claire, WI                      05/14/01   08/20/02       190,268    1,169,094      --           --      1,359,362
   Bakers Square -
     Springfield, IL                     05/14/01   08/20/02       151,166    1,079,164      --           --      1,230,330
   Old Country Buffet -
     Mankato, MN                         12/28/01   08/20/02       179,487    1,637,118      --           --      1,816,605
   Jack in the Box -
     Baton Rouge, LA                     08/23/00   08/22/02        79,926    1,127,994      --           --      1,207,920
   TB/KFC -
     Center, TX                          10/31/00   08/30/02        15,631      852,554      --           --        868,185
   IHOP -
     Shawnee, OK                         12/20/01   08/30/02       144,543    1,434,527      --           --      1,579,070
   HomeTown Buffet -
     Medford, OR                         02/15/02   09/05/02       390,166    2,410,406      --           --      2,800,571
   HomeTown Buffet -
     Manchester, CT                      12/28/01   09/13/02       171,290    1,774,390      --           --      1,945,681
   Jack in the Box -
     Kilgore, TX                         06/27/02   09/18/02        95,181    1,093,811      --           --      1,188,992
   IHOP -
     Bristol, VA                         12/28/00   09/20/02        82,611    1,350,001      --           --      1,432,612
   Bakers Square -
     Akron, OH                           05/14/01   09/27/02       243,619    1,257,883      --           --      1,501,502
   Texas Roadhouse -
     Peoria, IL                          06/25/02   09/30/02       422,739    2,127,261      --           --      2,550,000
   Jack in the Box -
     Mesa, AZ                            06/27/02   10/04/02       202,549    1,475,706      --           --      1,678,254
   Pizza Hut -
     Rockmart, GA                        01/18/02   11/06/02        66,876      366,030      --           --        432,906

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Flourissant, MO                       1,551,402          --           1,551,402           3,922
   Jack in the Box -
     Rock Hill, SC                         1,181,275          --           1,181,275          46,288
   Jack in the Box -
     Greer, SC                             1,474,257          --           1,474,257          22,417
   Jack in the Box -
     Conroe, TX                            1,459,375          --           1,459,375          57,750
   Pizza Hut -
     Waco, TX (Baylor)                       553,145          --             553,145           3,009
   Jack in the Box -
     Greenville, SC                        1,551,255          --           1,551,255          24,584
   Bakers Square -
     Eau Claire, WI                        1,181,818          --           1,181,818          13,617
   Bakers Square -
     Springfield, IL                       1,090,909          --           1,090,909          12,569
   Old Country Buffet -
     Mankato, MN                           1,636,000          --           1,636,000          (1,503)
   Jack in the Box -
     Baton Rouge, LA                       1,167,135          --           1,167,135          48,323
   TB/KFC -
     Center, TX                              863,636          --             863,636          10,412
   IHOP -
     Shawnee, OK                           1,441,500          --           1,441,500           7,947
   HomeTown Buffet -
     Medford, OR                           2,409,000          --           2,409,000          (2,071)
   HomeTown Buffet -
     Manchester, CT                        1,773,000          --           1,773,000          (1,469)
   Jack in the Box -
     Kilgore, TX                           1,097,200          --           1,097,200           4,625
   IHOP -
     Bristol, VA                           1,373,272          --           1,373,272          25,525
   Bakers Square -
     Akron, OH                             1,272,727          --           1,272,727          16,331
   Texas Roadhouse -
     Peoria, IL                            2,134,177          --           2,134,177          10,527
   Jack in the Box -
     Mesa, AZ                              1,482,598          --           1,482,598           7,435
   Pizza Hut -
     Rockmart, GA                            368,764          --             368,764           2,914

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Ruby Tuesday -
     Angola, IN                          07/01/01   11/08/02        83,924    1,415,770     --           --       1,499,694
   Krystals -
     Pelham, AL                          09/15/00   11/14/02       103,023      910,619     --           --       1,013,642
   HomeTown Buffets -
     Hilliard, OH                        12/28/01   11/22/02       200,829    1,615,595     --           --       1,816,424
   IHOP -
     Enid, OK                            09/28/01   12/05/02       213,823    1,323,224     --           --       1,537,046
   IHOP -
     Kansas City, MO                     03/29/02   12/05/02       218,978    1,500,970     --           --       1,719,949
   Perkins -
     Millington, TN                      05/24/02   12/06/02       163,718    1,111,111     --           --       1,274,829
   Perkins -
     Mankato, MN                         09/13/02   12/10/02       180,448    1,193,299     --           --       1,373,747
   Ruby Tuesday -
     Island Park, NY                     02/27/01   12/18/02       100,483    1,782,108     --           --       1,882,592
   Pizza Hut -
     Woodville, TX                       01/18/02   12/19/02        41,310      351,085     --           --         392,396
   Krystals -
     Trenton, GA                         09/15/00   12/20/02       130,970      896,970     --           --       1,027,940
   Pizza Hut -
     Bethany, OK                         01/18/02   01/10/03        87,368      475,014     --           --         562,382
   Jack in the Box -
     Las Vegas, NV                       09/26/02   02/13/03       415,356    1,650,496     --           --       2,065,852
   TGIF -
     Springfield, OH                     12/22/00   02/13/03       230,344    1,977,911     --           --       2,208,255
   Pizza Hut - 19th Street -
     Waco, TX                            01/18/02   03/11/03        68,010      401,190     --           --         469,200
   Captain D's -
     Gadsden, AL                         12/26/02   03/13/03        78,361      709,219     --           --         787,580
   Jack in the Box -
     San Antonio, TX                     09/26/02   03/14/03       290,469    1,158,678     --           --       1,449,147
   Jack in the Box -
     Round Rock, TX                      08/28/02   03/20/03       343,381    1,213,042     --           --       1,556,423
   Captain D's -
     Dothan, AL                          12/26/02   04/17/03       123,815      811,417     --           --         935,232
   Captain D's -
     Hopkinsville, KY                    12/26/02   04/10/03       179,825      931,252     --           --       1,111,078
   Captain D's -
     Arab, AL                            12/26/02   04/30/03        87,733      596,217     --           --         683,950

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Ruby Tuesday -
     Angola, IN                          1,426,713             --         1,426,713          29,521
   Krystals -
     Pelham, AL                            928,108             --           928,108          26,012
   HomeTown Buffets -
     Hilliard, OH                        1,614,000             --         1,614,000          (1,717)
   IHOP -
     Enid, OK                            1,336,499             --         1,336,499           4,742
   IHOP -
     Kansas City, MO                     1,509,346             --         1,509,346           8,575
   Perkins -
     Millington, TN                      1,111,111             --         1,111,111             756
   Perkins -
     Mankato, MN                         1,193,299             --         1,193,299           1,108
   Ruby Tuesday -
     Island Park, NY                     1,800,000             --         1,800,000          21,046
   Pizza Hut -
     Woodville, TX                         354,013             --           354,013           3,077
   Krystals -
     Trenton, GA                           915,294             --           915,294          26,769
   Pizza Hut -
     Bethany, OK                           479,393             --           479,393           4,624
   Jack in the Box -
     Las Vegas, NV                       1,660,823             --         1,660,823          12,266
   TGIF -
     Springfield, OH                     2,039,614             --         2,039,614          69,637
   Pizza Hut - 19th Street -
     Waco, TX                              405,640             --           405,640           4,680
   Captain D's -
     Gadsden, AL                           709,905             --           709,905             801
   Jack in the Box -
     San Antonio, TX                     1,167,783             --         1,167,783          10,111
   Jack in the Box -
     Round Rock, TX                      1,244,536             --         1,244,536          12,825
   Captain D's -
     Dothan, AL                            812,600             --           812,600           1,469
   Captain D's -
     Hopkinsville, KY                      932,610             --           932,610           1,578
   Captain D's -
     Arab, AL                              597,086             --           597,086           1,207

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Crosslanes, WV                      12/26/02   04/21/03        56,254      464,941      --           --        521,195
   Taco Bell/KFC -
     Kaufman, TX                         10/31/00   05/06/03        (5,471)   1,025,569      --           --      1,020,098
   Jack in the Box -
     Yermo, CA                           08/26/02   05/06/03       353,295    1,602,027      --           --      1,995,322
   Captain D's -
     Montgomery, AL                      12/26/02   05/05/03       122,218      803,925      --           --        926,143
   Captain D's -
     Louisville, KY                      12/26/02   05/16/03       156,801      874,967      --           --      1,031,768
   Jack in the Box -
     Houston, TX                         09/26/02   05/20/03       277,860    1,030,231      --           --      1,308,091
   Jack in the Box -
     Paris, TX                           12/30/02   05/16/03       256,226    1,100,586      --           --      1,356,812
   Captain D's -
     Nashville, TN                       12/26/02   05/07/03        59,917      755,657      --           --        815,574
   Jack in the Box -
     Killeen, TX                         09/26/02   05/01/03       254,498    1,167,552      --           --      1,422,050
   Ground Round -
     Maple Grove, MN                     04/01/01   05/09/03        66,423    2,021,281      --           --      2,087,704
   Captain D's -
     Greenville, AL                      12/26/02   06/11/03       120,046      707,627      --           --        827,673
   Captain D's -
     Russellville, AL                    12/26/02   06/27/03        71,941      658,889      --           --        730,830
   Captain D's -
     Madison, AL                         12/26/02   06/27/03        79,858      555,438      --           --        635,296
   Captain D's -
     Crossville, TN                      12/26/02   06/27/03        59,996      539,752      --           --        599,748
   Captain D's -
     Clinton, MS                         12/26/02   06/12/03        69,788      558,725      --           --        628,513
   Captain D's -
     Louisville, KY                      12/26/02   06/17/03        93,048      583,512      --           --        676,560
   Captain D's -
     Eufaula, AL                         12/26/02   06/25/03        75,941      540,684      --           --        616,625
   Captain D's -
     Alabaster, AL                       12/26/02   06/13/03       160,117      897,029      --           --      1,057,147
   Jack in the Box -
     Greenville, SC                      01/16/03   06/13/03       274,469    1,317,214      --           --      1,591,684
   Jack in the Box -
     Marble Falls, TX                    01/16/03   06/19/03       192,889    1,042,342      --           --      1,235,231

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Crosslanes, WV                        465,619             --           465,619             744
   Taco Bell/KFC -
     Kaufman, TX                         1,045,455             --         1,045,455          36,878
   Jack in the Box -
     Yermo, CA                           1,622,463             --         1,622,463          21,343
   Captain D's -
     Montgomery, AL                        805,495             --           805,495           1,657
   Captain D's -
     Louisville, KY                        876,676             --           876,676           1,873
   Jack in the Box -
     Houston, TX                         1,041,674             --         1,041,674          12,633
   Jack in the Box -
     Paris, TX                           1,107,472             --         1,107,472           7,774
   Captain D's -
     Nashville, TN                         757,133             --           757,133           1,568
   Jack in the Box -
     Killeen, TX                         1,180,521             --         1,180,521          13,303
   Ground Round -
     Maple Grove, MN                     2,045,454             --         2,045,454          43,003
   Captain D's -
     Greenville, AL                        709,362             --           709,362           1,917
   Captain D's -
     Russellville, AL                      660,505             --           660,505           1,962
   Captain D's -
     Madison, AL                           556,800             --           556,800           1,654
   Captain D's -
     Crossville, TN                        541,076             --           541,076           1,607
   Captain D's -
     Clinton, MS                           560,095             --           560,095           1,523
   Captain D's -
     Louisville, KY                        584,943             --           584,943           1,640
   Captain D's -
     Eufaula, AL                           542,010             --           542,010           1,592
   Captain D's -
     Alabaster, AL                         899,229             --           899,229           2,460
   Jack in the Box -
     Greenville, SC                      1,326,457             --         1,326,457          11,407
   Jack in the Box -
     Marble Falls, TX                    1,049,655             --         1,049,655           9,398

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     San Diego, CA                       01/16/03   06/18/03       394,649    2,104,372      --           --      2,499,021
   Arby's -
     Fraser, MI                          09/11/01   06/20/03       185,909    1,042,073      --           --      1,227,982
   Arby's -
     Waterbury, CT                       07/21/00   06/18/03       137,156      788,538      --           --        925,694
   Arby's -
     Orange, CT                          07/21/00   06/18/03        87,401      518,182      --           --        605,583
   Captain D's -
     Laurel, MS                          12/26/02   07/28/03        84,051      539,415      --           --        623,466
   Captain D's -
     Columbia, SC                        12/26/02   07/17/03        83,877      606,787      --           --        690,664
   Texas Roadhouse -
     Roseville, MI                       10/31/02   07/23/03       406,111    2,039,884      --           --      2,445,995
   Texas Roadhouse -
     Christianburg, VA                   09/30/02   07/31/03       322,112    1,385,329      --           --      1,707,441
   Jack in the Box -
     Cookeville, TN                      01/16/03   07/10/03       316,102    1,795,328      --           --      2,111,430
   Captain D's -
     Tupelo, MS                          12/26/02   07/31/03       127,363      776,694      --           --        904,057
   Captain D's -
     Andalusia, AL                       12/26/02   08/06/03       104,171      681,695      --           --        785,866
   Captain D's -
     Princeton, KY                       12/26/02   08/07/03        74,770      555,446      --           --        630,216
   Ruby Tuesday -
     Tampa, FL                           03/12/03   08/11/03       269,583    2,090,743      --           --      2,360,326
   Burger King -
     Wichita, KS                         04/01/03   08/15/03       248,142    1,337,789      --           --      1,585,931
   Jack in the Box -
     Conover, NC                         01/16/03   08/21/03       201,282    1,267,189      --           --      1,468,471
   Jack in the Box -
     Salinas, CA                         12/30/02   08/29/03       490,183    1,493,196      --           --      1,983,379
   Captain D's -
     Franklin, KY                        12/26/02   08/29/03       157,118    1,007,252      --           --      1,164,370
   Jack in the Box -
     Simpsonville, SC                    01/16/03   08/29/03       207,480    1,194,139      --           --      1,401,619
   Jack in the Box -
     Anderson, SC                        01/16/03   09/16/03       261,828    1,296,208      --           --      1,558,036
   Casa Ole -
     Conroe, TX                          04/16/03   09/15/03       119,734      771,309      --           --        891,043

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     San Diego, CA                       2,119,137            --         2,119,137          18,848
   Arby's -
     Fraser, MI                          1,045,546            --         1,045,546          17,829
   Arby's -
     Waterbury, CT                         795,455            --           795,455          43,701
   Arby's -
     Orange, CT                            522,727            --           522,727          68,944
   Captain D's -
     Laurel, MS                            541,010            --           541,010           1,747
   Captain D's -
     Columbia, SC                          608,581            --           608,581           1,915
   Texas Roadhouse -
     Roseville, MI                       2,066,730            --         2,066,730          29,148
   Texas Roadhouse -
     Christianburg, VA                   1,405,951            --         1,405,951          22,386
   Jack in the Box -
     Cookeville, TN                      1,811,148            --         1,811,148          18,316
   Captain D's -
     Tupelo, MS                            778,990            --           778,990           2,746
   Captain D's -
     Andalusia, AL                         684,057            --           684,057           2,443
   Captain D's -
     Princeton, KY                         557,371            --           557,371           1,842
   Ruby Tuesday -
     Tampa, FL                           2,096,898            --         2,096,898           6,904
   Burger King -
     Wichita, KS                         1,340,909            --         1,340,909           2,751
   Jack in the Box -
     Conover, NC                         1,280,651            --         1,280,651          15,714
   Jack in the Box -
     Salinas, CA                         1,509,782            --         1,509,782          18,707
   Captain D's -
     Franklin, KY                        1,010,743            --         1,010,743           3,786
   Jack in the Box -
     Simpsonville, SC                    1,206,826            --         1,206,826          15,535
   Jack in the Box -
     Anderson, SC                        1,312,350            --         1,312,350          18,287
   Casa Ole -
     Conroe, TX                            775,000            --           775,000           4,395

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Warrensburg, CO                     12/26/02   09/23/03        86,915      553,996      --           --        640,911
   Black Angus -
     Lone Tree, CO                       05/16/02   09/19/03       274,517    2,685,785      --           --      2,960,302
   Captain D's -
     Bluefield, WV                       12/26/02   09/05/03       146,431      959,496      --           --      1,105,927
   Captain D's -
     Ozark, AL                           12/26/02   09/15/03        86,262      551,785      --           --        638,047
   Captain D's -
     Pearl, MS                           12/26/02   09/11/03       103,074      656,502      --           --        759,576
   Jack in the Box -
     Austin, TX                          09/26/02   09/15/03       355,976    1,338,759      --           --      1,694,735
   Village Inn -
     Virginia Beach, VA                  06/16/03   09/26/03       453,559    1,894,510      --           --      2,348,069
   Captain D's -
     Cahokia, IL                         12/26/02   09/24/03        97,626      625,492      --           --        723,118
   Captain D's -
     Birmingham, AL                      12/26/02   09/24/03        89,973      577,550      --           --        667,523
   Jack in the Box -
     Simpsonville, SC                    01/16/03   09/30/03       180,793    1,185,093      --           --      1,365,886
   Jack in the Box -
     Charlotte, NC                       01/16/03   09/30/03       323,819    1,571,639      --           --      1,895,458
   Village Inn -
     Rio Rancho, NM                      06/16/03   10/10/03       181,556      776,610      --           --        958,166
   Wendy's -
     Knoxville, TN                       06/13/03   10/22/03       211,061    1,001,097      --           --      1,212,158
   Wendy's -
     Dayton, TN                          06/13/03   10/28/03       115,511      814,846      --           --        930,357
   Jack in the Box -
     Uvalde, TX                          01/16/03   10/31/03       208,018    1,075,470      --           --      1,283,488
   Baker's Square -
     St. Paul, MN                        06/16/03   10/31/03       218,930    1,369,024      --           --      1,587,954
   Baker's Square -
     Dearborn, MI                        06/16/03   11/06/03       141,169    1,282,503      --           --      1,423,672
   Baker's Square -
     Taylor, MI                          06/16/03   11/07/03       235,315    1,153,258      --           --      1,388,573
   Baker's Square -
     Fresno, CA                          06/16/03   11/20/03       302,249    1,133,375      --           --      1,435,624
   Village Inn -
     St. Petersburg, FL                  06/16/03   12/16/03       269,803    1,141,622      --           --      1,411,425

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Warrensburg, CO                       556,200            --           556,200           2,464
   Black Angus -
     Lone Tree, CO                       2,702,533            --         2,702,533          48,363
   Captain D's -
     Bluefield, WV                         963,314            --           963,314           3,970
   Captain D's -
     Ozark, AL                             553,981            --           553,981           2,378
   Captain D's -
     Pearl, MS                             659,114            --           659,114           2,400
   Jack in the Box -
     Austin, TX                          1,362,587            --         1,362,587          25,277
   Village Inn -
     Virginia Beach, VA                  1,900,000            --         1,900,000           8,997
   Captain D's -
     Cahokia, IL                           627,981            --           627,981           2,792
   Captain D's -
     Birmingham, AL                        579,848            --           579,848           2,578
   Jack in the Box -
     Simpsonville, SC                    1,199,851            --         1,199,851          18,183
   Jack in the Box -
     Charlotte, NC                       1,591,210            --         1,591,210          24,113
   Village Inn -
     Rio Rancho, NM                        780,000            --           780,000           3,299
   Wendy's -
     Knoxville, TN                         996,669            --           996,669           4,877
   Wendy's -
     Dayton, TN                            811,242            --           811,242           4,143
   Jack in the Box -
     Uvalde, TX                          1,090,848            --         1,090,848          17,468
   Baker's Square -
     St. Paul, MN                        1,375,000            --         1,375,000           8,657
   Baker's Square -
     Dearborn, MI                        1,290,000            --         1,290,000           7,815
   Baker's Square -
     Taylor, MI                          1,160,000            --         1,160,000           7,327
   Baker's Square -
     Fresno, CA                          1,140,000            --         1,140,000           8,258
   Village Inn -
     St. Petersburg, FL                  1,150,000            --         1,150,000           9,548

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Johnny Carino's -
     Houston, TX                         01/21/03   12/22/03       359,788    1,962,475      --           --        2,322,263
   Wendy's -
     Clinton, TN                         06/13/03   12/30/03       222,804      998,671      --           --        1,221,475
   O'Charley's -
     Plainville (Avon), IN               10/17/03   12/30/03       275,191    2,697,512      --           --        2,972,703
   Johnny Carino's -
     Austin, TX                          12/30/02   12/31/03       446,723    1,958,587      --           --        2,405,310
   Jack in the Box -
     Rock Hill, SC                       01/16/03   12/31/03       231,483    1,046,466      --           --        1,277,949

CNL FUNDING 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                          05/15/01   08/17/01       163,730    1,076,685      --           --        1,240,414
   Jack in the Box -
     St. George, UT                      07/12/01   12/04/01       231,916    1,580,962      --           --        1,812,878
   Jack in the Box -
     Pumpkin Center, CA                  08/30/02   11/09/01       128,563    1,206,531      --           --        1,335,094
   Black Angus -
     Las Vegas, NV                       10/11/01   11/19/01       545,658    2,675,155      --           --        3,220,813
   Jack in the Box -
     Harrington, TX                      05/31/01   11/29/01       144,639    1,280,652      --           --        1,430,291
   Black Angus -
     Phoenix, AZ                         08/02/01   03/29/02       308,838    1,962,499      --           --        2,271,337
   Black Angus -
     Goodyear, AZ                        07/23/01   05/01/02       305,468    1,855,849      --           --        2,161,317
   Jack in the Box -
     Charlotte, NC                       08/30/01   06/14/02       152,691    1,450,809      --           --        1,603,500
   Jack in the Box -
     Baton Rouge, LA                     08/30/01   07/12/02        80,374    1,145,280      --           --        1,225,654
   Jack in the Box -
     Lake Zurich, IL                     09/26/01   12/20/02       440,278    2,215,642      --           --        2,655,920
   Bennigans -
     Killeen, TX                         08/07/01   12/30/02       285,025    1,897,117      --           --        2,182,142

CNL NET LEASE INVESTORS, LP (18):
   JIB -
     Arlington, TX (8)                   09/25/02   09/25/02     1,096,799           --      --           --        1,096,799
   Burger King -
     Jackson, MI (8)                     09/25/02   09/25/02       958,464           --      --           --          958,464

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Johnny Carino's -
     Houston, TX                         2,000,000                  --    2,000,000          40,760
   Wendy's -
     Clinton, TN                           996,669                  --      996,669           7,376
   O'Charley's -
     Plainville (Avon), IN               2,704,545                  --    2,704,545          17,164
   Johnny Carino's -
     Austin, TX                          2,000,000                  --    2,000,000          44,704
   Jack in the Box -
     Rock Hill, SC                       1,065,349                  --    1,065,349          21,553

CNL FUNDING 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                          1,078,143                  --    1,078,143          27,638
   Jack in the Box -
     St. George, UT                      1,588,785                  --    1,588,785          62,317
   Jack in the Box -
     Pumpkin Center, CA                  1,210,280                  --    1,210,280          22,265
   Black Angus -
     Las Vegas, NV                       2,675,155                  --    2,675,155          31,169
   Jack in the Box -
     Harrington, TX                      1,285,047                  --    1,285,047          68,509
   Black Angus -
     Phoenix, AZ                         1,967,245                  --    1,967,245          13,445
   Black Angus -
     Goodyear, AZ                        1,862,193                  --    1,862,193          11,485
   Jack in the Box -
     Charlotte, NC                       1,467,708                  --    1,467,708          17,149
   Jack in the Box -
     Baton Rouge, LA                     1,160,007                  --    1,160,007          16,487
   Jack in the Box -
     Lake Zurich, IL                     2,246,512                  --    2,246,512          39,380
   Bennigans -
     Killeen, TX                         1,925,583                  --    1,925,583          31,785

CNL NET LEASE INVESTORS, LP (18):
   JIB -
     Arlington, TX (8)                          --           1,096,799    1,096,799              --
   Burger King -
     Jackson, MI (8)                            --             958,464      958,464              --

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Buffalo Grove, IL (8)               09/25/02   09/25/02     1,591,656           --      --           --      1,591,656
   Arby's-Lee's
     Summit, MO (8)                      09/25/02   09/25/02       956,778           --      --           --        956,778
   Krispy Kreme -
     Clive, IA (8)                       09/25/02   09/25/02       719,193           --      --           --        719,193
   Boston Market
     Eden Prairie, MN (8)                09/25/02   09/25/02     1,096,256           --      --           --      1,096,256
   Denny's -
     Glenwood Springs, CO                09/25/02   09/30/02        71,421      724,289      --           --        795,710
   JIB -
     Apple Valley, CA                    09/25/02   10/29/02       195,846    1,125,979      --           --      1,321,825
   Jack in the Box -
     Calexico, CA                        09/25/02   11/08/02       267,747    1,380,933      --           --      1,648,680
   IHOP -
     Smyrna, GA                          09/25/02   11/15/02       258,136    1,487,570      --           --      1,745,706
   IHOP -
     Las Vegas, NV                       09/25/02   11/19/02       224,805    1,532,903      --           --      1,757,708
   Arby's -
     Lafayette, IN                       09/25/02   11/21/02       142,253    1,233,489      --           --      1,375,742
   JIB -
     Pomona, CA                          09/25/02   12/06/02       230,597    1,256,692      --           --      1,487,290
   IHOP -
     Bend, OR                            09/25/02   12/10/02       196,621    1,335,109      --           --      1,531,730
   JIB -
     Woodinville, WA                     09/25/02   12/12/02       238,915    1,416,445      --           --      1,655,360
   IHOP -
     Chico, CA                           09/25/02   12/16/02       237,578    1,704,094      --           --      1,941,672
   IHOP -
     Phoenix, AZ                         09/25/02   12/16/02       257,508    1,421,205      --           --      1,678,713
   Denny's -
     Grand Prairie, TX                   09/25/02   12/18/02       166,695      641,605      --           --        808,300
   JIB -
     Stockton, CA                        09/25/02   12/19/02       123,370    1,194,990      --           --      1,318,360
   JIB -
     Altadena, CA                        09/25/02   12/19/02       238,359    1,568,973      --           --      1,807,332
   IHOP -
     Madera, CA                          09/25/02   12/20/02       221,369    1,517,381      --           --      1,738,750
   JIB -
     Los Angeles, CA                     09/25/02   12/20/02       281,609    1,440,875      --           --      1,722,484

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Buffalo Grove, IL (8)                      --           1,591,656      1,591,656              --
   Arby's-Lee's
     Summit, MO (8)                             --             956,778        956,778              --
   Krispy Kreme -
     Clive, IA (8)                              --             719,193        719,193              --
   Boston Market
     Eden Prairie, MN (8)                       --           1,096,256      1,096,256              --
   Denny's -
     Glenwood Springs, CO                  724,289                  --        724,289          (2,560)
   JIB -
     Apple Valley, CA                    1,125,979                  --      1,125,979            (390)
   Jack in the Box -
     Calexico, CA                        1,380,873                  --      1,380,873            (431)
   IHOP -
     Smyrna, GA                          1,487,640                  --      1,487,640            (255)
   IHOP -
     Las Vegas, NV                       1,533,114                  --      1,533,114               4
   Arby's -
     Lafayette, IN                       1,234,521                  --      1,234,521           1,632
   JIB -
     Pomona, CA                          1,256,583                  --      1,256,583            (501)
   IHOP -
     Bend, OR                            1,334,916                  --      1,334,916            (674)
   JIB -
     Woodinville, WA                     1,416,512                  --      1,416,512            (421)
   IHOP -
     Chico, CA                           1,706,088                  --      1,706,088           2,084
   IHOP -
     Phoenix, AZ                         1,422,679                  --      1,422,679           1,492
   Denny's -
     Grand Prairie, TX                     643,812                  --        643,812         (17,570)
   JIB -
     Stockton, CA                        1,195,358                  --      1,195,358              44
   JIB -
     Altadena, CA                        1,569,349                  --      1,569,349            (104)
   IHOP -
     Madera, CA                          1,517,799                  --      1,517,799             (23)
   JIB -
     Los Angeles, CA                     1,441,506                  --      1,441,506             319

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Stone Grill -
     Henderson, NV                       09/25/02   12/20/02       129,187      315,790      --           --        444,977
   JIB -
     Veradale, WA                        09/25/02   12/20/02       152,024    1,432,938      --           --      1,584,962
   Denny's -
     Tulsa, OK                           09/25/02   12/23/02       111,276       87,719      --           --        198,995
   Chipolte Mexican Grill -
     Redlands, CA                        09/25/02   12/26/02       184,168      947,782      --           --      1,131,950
   Arby's -
     Boise, ID                           09/25/02   12/27/02       144,299      880,157      --           --      1,024,456
   IHOP -
     Las Vegas, NV - 752                 09/25/02   12/30/02       301,535    1,654,627      --           --      1,956,162
   IHOP -
     Chesapeake, VA                      09/25/02   12/30/02       224,282    1,596,258      --           --      1,820,540
   JIB -
     Sacramento, CA                      09/25/02   12/31/02       121,340    1,230,480      --           --      1,351,820
   JIB -
     Delano, CA                          09/25/02   12/31/02       218,259    1,193,558      --           --      1,411,817
  LJS -
     Pasadena, TX                        09/25/02   01/10/03        84,314      653,823      --           --        738,137
   Jack in the Box -
     Caldwell, ID                        09/25/02   01/14/03       249,924    1,249,841      --           --      1,499,765
   IHOP -
     Addison, TX                         09/25/02   01/14/03       280,886    1,469,922      --           --      1,750,808
   IHOP -
     Arlington, TX                       09/25/02   01/15/03       239,534    1,338,182      --           --      1,577,716
   Jack in the Box -
     Centralia, WA                       09/25/02   01/17/03       176,522    1,108,218      --           --      1,284,740
   Denny's -
     Fort Worth, TX                      09/25/02   01/17/03         5,513       75,058      --           --         80,571
   IHOP -
     Merced, CA                          09/25/02   01/24/03       258,486    1,669,950      --           --      1,928,436
   Denny's -
     Port Charlotte, FL                  09/25/02   01/29/03       254,391    1,260,009      --           --      1,514,400
   KFC -
     Virginia Beach, VA                  09/25/02   01/30/03       151,884      861,262      --           --      1,013,146
   Checkers -
     Orlando, FL                         09/25/02   02/04/03        33,051      479,392      --           --        512,443
   IHOP -
     Vernon Hills, IL                    09/25/02   02/05/03       142,285    1,677,299      --           --      1,819,584

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Stone Grill -
     Henderson, NV                         316,876             --           316,876            (501)
   JIB -
     Veradale, WA                        1,434,470             --         1,434,470           1,591
   Denny's -
     Tulsa, OK                              88,021             --            88,021          (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                          948,249             --           948,249             229
   Arby's -
     Boise, ID                             879,752             --           879,752          (1,105)
   IHOP -
     Las Vegas, NV - 752                 1,654,674             --         1,654,674            (737)
   IHOP -
     Chesapeake, VA                      1,595,915             --         1,595,915          (1,328)
   JIB -
     Sacramento, CA                      1,230,859             --         1,230,859             (85)
   JIB -
     Delano, CA                          1,193,846             --         1,193,846            (125)
  LJS -
     Pasadena, TX                          653,146             --           653,146          (1,059)
   Jack in the Box -
     Caldwell, ID                        1,249,541             --         1,249,541            (933)
   IHOP -
     Addison, TX                         1,469,295             --         1,469,295          (1,299)
   IHOP -
     Arlington, TX                       1,338,259             --         1,338,259            (392)
   Jack in the Box -
     Centralia, WA                       1,109,947             --         1,109,947           1,738
   Denny's -
     Fort Worth, TX                         75,447             --            75,447          (1,895)
   IHOP -
     Merced, CA                          1,670,946             --         1,670,946             586
   Denny's -
     Port Charlotte, FL                  1,261,536             --         1,261,536           6,452
   KFC -
     Virginia Beach, VA                    862,729             --           862,729           1,631
   Checkers -
     Orlando, FL                           479,298             --           479,298            (171)
   IHOP -
     Vernon Hills, IL                    1,678,249             --         1,678,249             749

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Pasadena, TX                        09/25/02   02/07/03       189,401    1,238,542      --           --      1,427,943
   Denny's -
     Surfside Beach, SC                  09/25/02   02/10/03       191,178      973,222      --           --      1,164,400
   Blackbear BBQ & Grill -
     Clinton, MO                         09/25/02   02/11/03       111,135      149,853      --           --        260,988
   El Ranchito -
     Cheraw, SC                          09/25/02   02/12/03        74,238      119,882      --           --        194,120
   IHOP -
     Orland Park, IL                     09/25/02   02/12/03       237,989    1,496,687      --           --      1,734,676
   JIB -
     Phoenix, AZ                         09/25/02   02/19/03       318,477    1,369,163      --           --      1,687,640
   JIB -
     Fontana, CA                         09/25/02   02/19/03       354,596    1,617,580      --           --      1,972,176
   Jack in the Box -
     Puyallup, WA                        09/25/02   02/20/03       208,776    1,442,584      --           --      1,651,360
   JIB -
     Nampa, ID                           09/25/02   02/28/03       133,479    1,182,901      --           --      1,316,380
   Arby's -
     Indianapolis, IN                    09/25/02   03/07/03       146,983    1,290,641      --           --      1,437,624
   Golden Corral -
     Sherman, TX                         09/25/02   03/14/03       144,018    1,334,643      --           --      1,478,661
   Denny's -
     Independence, MO                    09/25/02   03/18/03        75,774      879,026      --           --        954,800
   Jack in the Box -
     New Caney, TX                       09/25/02   03/26/03       235,592    1,081,827      --           --      1,317,419
   IHOP -
     Columbia, SC                        09/25/02   03/27/03       199,074    1,421,913      --           --      1,620,987
   Golden Corral -
     Longmont, CO                        09/25/02   03/28/03       102,544    1,129,798      --           --      1,232,342
   IHOP -
     Coeur D'Alene, ID                   09/25/02   03/28/03       194,492    1,371,918      --           --      1,566,410
   IHOP -
     Hoffman Estates, IL                 09/25/02   03/31/03       220,665    1,620,411      --           --      1,841,076
   Hardees -
     Hattiesburg, MS                     09/25/02   04/04/03       112,845      952,123      --           --      1,064,968
   Arby's -
     Greenville, AL                      09/25/02   04/04/03        42,568      347,029      --           --        389,597
   Jack in the Box -
     Peoria, AZ                          09/25/02   04/04/03       276,589    1,286,205      --           --      1,562,794

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Pasadena, TX                        1,237,835           --            1,237,835            (927)
   Denny's -
     Surfside Beach, SC                    973,354           --              973,354              80
   Blackbear BBQ & Grill -
     Clinton, MO                           150,894           --              150,894           4,808
   El Ranchito -
     Cheraw, SC                            120,715           --              120,715          (3,748)
   IHOP -
     Orland Park, IL                     1,497,535           --            1,497,535             131
   JIB -
     Phoenix, AZ                         1,368,852           --            1,368,852            (235)
   JIB -
     Fontana, CA                         1,621,168           --            1,621,168           4,515
   Jack in the Box -
     Puyallup, WA                        1,442,429           --            1,442,429             (11)
   JIB -
     Nampa, ID                           1,185,224           --            1,185,224           3,311
   Arby's -
     Indianapolis, IN                    1,289,765           --            1,289,765          (1,240)
   Golden Corral -
     Sherman, TX                         1,344,925           --            1,344,925          11,110
   Denny's -
     Independence, MO                      878,925           --              878,925            (531)
   Jack in the Box -
     New Caney, TX                       1,084,227           --            1,084,227           2,136
   IHOP -
     Columbia, SC                        1,421,690           --            1,421,690            (939)
   Golden Corral -
     Longmont, CO                        1,138,018           --            1,138,018           9,457
   IHOP -
     Coeur D'Alene, ID                   1,372,193           --            1,372,193            (296)
   IHOP -
     Hoffman Estates, IL                 1,621,562           --            1,621,562             650
   Hardees -
     Hattiesburg, MS                       951,381           --              951,381          (1,090)
   Arby's -
     Greenville, AL                        348,619           --              348,619           1,586
   Jack in the Box -
     Peoria, AZ                          1,287,666           --            1,287,666           1,232

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Denny's
     Goodyear, AZ                        09/25/02   04/08/03       104,888    1,234,312      --           --      1,339,200
   Long John Silvers -
     Olathe, KS                          09/25/02   04/17/03       113,541      687,429      --           --        800,970
   Wendy's -
     Escondido, CA                       09/25/02   05/09/03       230,220    1,602,354      --           --      1,832,574
   Golden Corral -
     Jacksonville, FL                    09/25/02   05/15/03       199,967    1,673,863      --           --      1,873,830
   Jack in the Box -
     Santa Maria, CA                     09/25/02   05/20/03       246,072    1,345,328      --           --      1,591,400
   Jack in the Box -
     Post Falls, ID                      09/25/02   05/22/03      (311,305)   1,256,355      --           --        945,050
   Golden Corral -
     Garden City, KS                     09/25/02   05/30/03       201,188      964,009      --           --      1,165,197
   IHOP -
     Lithia Springs, GA                  09/25/02   06/02/03       221,383    1,352,517      --           --      1,573,900
   Japan Express -
     Lincolnton, NC                      09/25/02   06/11/03        16,243      460,557      --           --        476,800
   Denny's -
     McAlester, OK                       09/25/02   06/24/03       122,576      608,549      --           --        731,125
   Denny's -
     Yukon, OK                           09/25/02   06/24/03      (467,777)     950,152      --           --        482,375
   Golden Corral -
     Bartlesville, OK                    09/25/02   06/26/03       107,249      806,482      --           --        913,731
   Jack in the Box -
     Beaumont, TX                        09/25/02   07/11/03       221,438    1,201,362      --           --      1,422,800
   Jack in the Box -
     Decatur, TX                         09/25/02   07/16/03       191,779    1,147,023      --           --      1,338,802
   Denny's -
     Enid, OK                            09/25/02   08/11/03        25,602       88,942      --           --        114,544
   Jack in the Box -
     Irving, TX                          09/25/02   08/15/03       277,222    1,514,638      --           --      1,791,860
   Long John Silvers -
     Independence, MO                    09/25/02   09/17/03       184,834      936,247      --           --      1,121,081
   Remington Grill -
     Sanford, NC                         09/25/02   09/22/03        15,420      420,129      --           --        435,549
   Golden Corral -
     Weslaco, TX                         09/25/02   09/26/03       367,183      952,057      --           --      1,319,240
   Golden Corral -
     Ada, OK                             09/25/02   09/30/03       107,394      933,094      --           --      1,040,488

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Denny's
     Goodyear, AZ                        1,233,526            --           1,233,526       (11,939)
   Long John Silvers -
     Olathe, KS                            690,258            --             690,258         2,995
   Wendy's -
     Escondido, CA                       1,614,754            --           1,614,754        12,790
   Golden Corral -
     Jacksonville, FL                    1,691,381            --           1,691,381        18,292
   Jack in the Box -
     Santa Maria, CA                     1,346,677            --           1,346,677           994
   Jack in the Box -
     Post Falls, ID                      1,256,928            --           1,256,928          (225)
   Golden Corral -
     Garden City, KS                       974,016            --             974,016        11,189
   IHOP -
     Lithia Springs, GA                  1,357,533            --           1,357,533         4,861
   Japan Express -
     Lincolnton, NC                        458,047            --             458,047        (2,852)
   Denny's -
     McAlester, OK                         603,793            --             603,793        (5,996)
   Denny's -
     Yukon, OK                             948,836            --             948,836        (2,101)
   Golden Corral -
     Bartlesville, OK                      799,214            --             799,214        (8,512)
   Jack in the Box -
     Beaumont, TX                        1,202,905            --           1,202,905         1,243
   Jack in the Box -
     Decatur, TX                         1,146,569            --           1,146,569          (925)
   Denny's -
     Enid, OK                               90,536            --              90,536        (6,326)
   Jack in the Box -
     Irving, TX                          1,514,477            --           1,514,477          (712)
   Long John Silvers -
     Independence, MO                      932,101            --             932,101        (5,004)
   Remington Grill -
     Sanford, NC                           417,044            --             417,044        (3,635)
   Golden Corral -
     Weslaco, TX                           968,060            --             968,060        17,334
   Golden Corral -
     Ada, OK                               947,919            --             947,919        16,153

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Golden Corral -
     Abilene, TX                         09/25/02   10/14/03       514,520    1,426,972      --           --        1,941,492
   Golden Corral -
     Shawnee, OK                         09/25/02   11/04/03       399,131      967,722      --           --        1,366,853
   Jack in the Box,
     Ontario, OR                         09/25/02   12/31/03       198,809    1,010,637      --           --        1,209,446

CNL RESTAURANT CAPITAL, LP (24):
   Applebees -
     Salinas, CA                         02/10/97   04/26/02       449,350    1,600,000      --           --        2,049,350
   Fazoli's -
     Cordova, TN (25)                    12/28/01   06/28/02       638,052           --      --           --          638,052
   Fazoli's -
     Collierville, TN (25)               12/23/99   08/08/02       667,882           --      --           --          667,882

CFD HOLDINGS, LLC:
   Denny's -
     Plant City, FL (25)                 09/30/02   05/23/03     1,182,921           --      --           --        1,182,921
   Denny's -
     Fort Pierce, FL (25)                09/30/02   11/14/03       846,101           --      --           --          846,101
   Denny's -
     Orlando, FL (25)                    09/30/02   12/03/03     1,072,542           --      --           --        1,072,542

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Golden Corral -
     Abilene, TX                          1,451,948               --       1,451,948          26,636
   Golden Corral -
     Shawnee, OK                            986,246               --         986,246          16,502
   Jack in the Box,
     Ontario, OR                          1,008,829               --       1,008,829          (2,471)

CNL RESTAURANT CAPITAL, LP (24):
   Applebees -
     Salinas, CA                                 --        1,496,871       1,496,871              --
   Fazoli's -
     Cordova, TN (25)                            --          501,969         501,969              --
   Fazoli's -
     Collierville, TN (25)                       --          621,070         621,070              --

CFD HOLDINGS, LLC:
   Denny's -
     Plant City, FL (25)                         --         1,059,831      1,059,831          15,227
   Denny's -
     Fort Pierce, FL (25)                        --           793,145        793,145          46,896
   Denny's -
     Orlando, FL (25)                            --           949,611        949,611          62,823

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3) Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.

(4) Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.

(5) Cash received net of closing costs includes $147,750 of lease termination income.

(6) Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8) Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.

(9) This property was being constructed and was sold prior to completion of construction.

(10) CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.

(11) CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percentage interest in the property owned by Show Low Joint Venture.

      Past performance is not necessarily indicative of future performance.

(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.

(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.

(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16) CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Ocean Shores Joint Venture.

(17)  Reserved for future use.

(18) Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Property Services, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP and CNL Net Lease Investors LP, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.

(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.

(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.

(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

(24) Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.

(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership's percentage interest in the property owned by Titusville Joint Venture.

(29) CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments III.

(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property owned by Ashland Joint Venture.

(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Mansfield Joint Venture.

(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

                                   ADDENDUM TO
                                    APPENDIX D

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

THE STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN THIS ADDENDUM UPDATES AND REPLACES APPENDIX D TO THE PROSPECTUS, DATED MARCH 26, 2004.

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                              THROUGH MAY 19, 2004
                FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

      The following schedule presents unaudited estimated taxable operating results before dividends paid deduction for medical office building Properties for which the Company had acquired as of May 19, 2004. The statement presents unaudited estimated taxable operating results for medical office building Properties as if the Properties (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2003 and (ii) and been operational during the period January 1, 2003 through December 31, 2003. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                Medical Office Portfolio One
                                                     Properties (1) (2)
                                                ----------------------------
Estimated Taxable Operating Results Before
     Dividends Paid Deduction:

Rental Income                                             $24,584,000

Expense Recoveries (3)                                      3,146,000

Other Property Revenues                                     1,068,000

Property Operating Expenses                                (8,897,000)

Real Estate Taxes                                          (2,889,000)

Asset Management Fees (4)                                  (1,539,000)

Interest Expense (5) (6) (7) (8) (9)                       (5,120,000)

General and Administrative Expenses                        (1,026,000)
                                                          -----------
Estimated Cash Available from Operations                    9,327,000

Depreciation and Amortization
    Expense (10) (11)                                      (7,180,000)
                                                          -----------
Estimated Taxable Operating Results Before
    Dividends Paid Deduction                              $ 2,147,000
                                                          ===========

                                  See Footnotes

FOOTNOTES:

(1) The Aurora-I, Aurora-II, Clearwater, Irving-Boardwalk, Chesapeake, Largo, Columbia, Encino, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Houston, Corpus Christi, Plano, Rockville, Denver, Sherman Oaks, Tampa, Valencia and Fairfax Properties are hereinafter referred to as "Medical Office Portfolio One Properties."

(2) The majority of the medical office buildings are leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The 22 medical office buildings have a total of approximately 345 tenants and the buildings are managed by 11 regional third-party property managers.

(3) Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

(4) The Properties are managed pursuant to an advisory agreement between the Company and the Advisor, pursuant to which the Advisor receives monthly asset management fees in an amount equal to .05% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(5) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed approximately $10 million in existing debt, comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. The Company has incurred $68,000 in loan costs which are amortized under the straight-line method over the term of the loans.

(6) In connection with the purchase of the Irving Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt, comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The Sherman Oaks Property and Valencia Property loans, in an aggregate amount of $14.9 million, require interest only payments through August 2004 and thereafter require principal and interest payments through maturity. The remaining five loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2013. The Company has incurred $402,000 in loan costs which are amortized under the straight-line method over the term of the loans.

(7) In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009. The Company has incurred $52,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(8) In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.78% and requires principal and interest payments until maturity on January 1, 2013. The Company has incurred $92,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(9) In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010. The Company has incurred $53,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(10) The federal income tax basis of the depreciable portion of the Medical Office Portfolio One Properties is $206,873,000 for buildings and $17,326,000 for tenant improvements. Buildings and tenant improvements are depreciated using the straight-line method over 39 years.

(11) Leasing commissions totaling $7,300,000 are amortized under the straight-line method over the remaining term of each lease.

                                      D-2